Exhibit10.6

CREDIT AGREEMENT

dated as of September 24, 2013

among

International Shipholding Corporation,
ENTERPRISE SHIP COMPANY, INC.,
SULPHUR CARRIERS, INC.,
CG RAILWAY, INC.,
CENTRAL GULF LINES, INC.,
COASTAL CARRIERS, INC.,
WATERMAN STEAMSHIP CORPORATION,
N.W. JOHNSEN & CO., INC.,
LMS SHIPMANAGEMENT, INC.,
U.S. UNITED OCEAN SERVICES, LLC,
MARY ANN HUDSON, LLC,
SHEILA MCDEVITT, LLC,
TOWER, LLC, AND
FRASCATI SHOPS, INC.
as Borrowers,

THE OTHER BORROWERS PARTY HERETO FROM TIME TO TIME

THE LENDERS PARTY HERETO,

REGIONS BANK,
as Administrative Agent and Collateral Agent,

REGIONS CAPITAL MARKETS,
a division of Regions Bank,
as Lead Arranger and Sole Book Manager

TABLE OF CONTENTS

Page

Section 1. DEFINITIONS AND INTERPRETATION1

Section 1.1 Definitions.1

Section 2.2 Swingline Loans.42

Section 2.10 Fees.57

Section 2.15 Cash Collateral.63

Section 3.2 Increased Costs.71

Section 3.3 Taxes.72

Section 6.4 No Conflict.83

Section 6.9 Tax Matters.84

Section 6.10 Title to Properties..............................................................................................................................................................84

Section 6.11 Evironmental Matters........................................................................................................................................................85

Section 6.12 No Defaults.85

Section 6.17 Pension Plans.87

Section 6.18 Solvency.88

Section 6.19 Compliance with Laws......................................................................................................................................................88

Section 6.20 Disclosure.88

Section 6.21 Insurance.89

Section 6.22 Collateral Documents........................................................................................................................................................89

Section 7.  AFFIRMATIVE COVENANTS...................................................................................................................................................89

Section 7.1 Financial Statements and Other Reports........................................................................................................................89

Section 7.2 Existence.91

Section 7.3 Payment of Taxes and Claims............................................................................................................................................92

Section 7.4 Maintenance of Properties................................................................................................................................................92

Section 7.5 Insurance.92

Section 7.6 Inspections.93

Section 7.7 Lenders Meetings................................................................................................................................................................93

Section 7.8 Compliance with Laws and Material Contracts..............................................................................................................93

Section 7.9 Use of Proceeds.93

Section 8.1 Indebtedness.95

Section 8.2 Liens.97

Section 8.6 Investments.99

Section 8.7 Use of Proceeds.101

Section 8.15 Fiscal Year.104

Section 8.16 Certain Amendments to Organizational Agreements/Material Agreements..................................................104

Section 8.17 Citizenship.104

Section 9.  EVENTS OF DEFAULT; Remedies; Application of Funds..............................................................................................104

Section 9.1 Events of Default..............................................................................................................................................................104

Section 9.2 Remedies.107

Section 11.3 Set‑Off.119

Section 11.10 Severability.127

Section 11.11 Obligations Several; Independent Nature of Lenders’ Rights............................................................................127

Section 11.12 Headings.127

Appendices

Appendix ALenders, Commitments and Commitment Percentages

Appendix BNotice Information

Appendix CExisting Letters of Credit

Schedules

Schedule 5.1(e)(i)Vessels

Schedule 6.1Organization; Requisite Power and Authority; Qualification

Schedule 6.2Equity Interests and Ownership

Schedule 6.10(b)Real Property

Schedule 6.14Name, Jurisdiction and Tax Identification Numbers of Borrower and its Subsidiaries

Schedule 7.9Refinanced Indebtedness

Schedule 8.1Existing Indebtedness

Schedule 8.2Existing Liens

Exhibits

Exhibit 1.1Form of Secured Party Designation Notice

Exhibit 2.1Form of Funding Notice

Exhibit 2.3Form of Issuance Notice

Exhibit 2.5-1Form of Revolving Loan Note

Exhibit 2.5-2Form of Swingline Note

Exhibit 2.5-3Form of Term Loan Note

Exhibit 2.8Form of Conversion/Continuation Notice

Exhibit 3.3Forms of U.S. Tax Compliance Certificates (Forms 1 – 4)

Exhibit 7.1(c)Form of Compliance Certificate

Exhibit 11.5Form of Assignment Agreement

CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of September 24, 2013 (as amended, restated, supplemented, increased, extended, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by INTERNATIONAL SHIPHOLDING CORPORATION, a Delaware corporation (the “Company”), ENTERPRISE SHIP COMPANY, INC., a Delaware corporation (“Enterprise”), SULPHUR CARRIERS, INC., a Delaware corporation (“Sulphur Carriers”), CG RAILWAY, INC., a Delaware corporation (“CG Railway”), CENTRAL GULF LINES, INC., a Delaware corporation (“Central Gulf”), WATERMAN STEAMSHIP CORPORATION, a New York corporation (“Waterman”), COASTAL CARRIERS, INC., a Delaware corporation (“Coastal”), N.W. JOHNSEN & CO., INC., a New York corporation (“NWJ”), LMS SHIPMANAGEMENT, INC., a Louisiana corporation (“LMS”), U.S. UNITED OCEAN SERVICES, LLC, a Florida limited liability company (“UOS”), MARY ANN HUDSON, LLC, a Delaware limited liability company (“MAH”), SHEILA MCDEVITT, LLC, a Delaware limited liability company (“SAM”), TOWER, LLC, an Alabama limited liability company (“Tower”), and FRASCATI SHOPS, INC., an Alabama corporation (“Frascati”; the Company, Enterprise, Sulphur Carriers, CG Railway, Central Gulf, Waterman, Coastal, NWJ, LMS, UOS, MAH, SAM, Tower and Frascati, collectively, the “Borrowers”), the Lenders from time to time a party hereto, REGIONS BANK, as administrative agent (in such capacity, “Administrative Agent”) and collateral agent (in such capacity, “Collateral Agent”).

RECITALS:

WHEREAS, the Borrowers have requested that the Lenders provide revolving and term loan facilities for the purposes set forth herein; and

WHEREAS, the Lenders have agreed to make the requested facilities available on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

Section 1.DEFINITIONS AND INTERPRETATION

Section 1.1Definitions.

 The following terms used herein, including in the introductory paragraph, recitals, exhibits and schedules hereto, shall have the following meanings:

“ABS” has the meaning assigned in Section 5.1(e)(iv).

“Acquisition”, by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all or any substantial portion of the property of another Person or at least a majority of the Equity Interests of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.

“Adjusted LIBOR Rate” means, for any Interest Rate Determination Date with respect to an Interest Period for an Adjusted LIBOR Rate Loan, the rate per annum obtained by dividing (i) (a) the rate per annum (rounded upward to the next whole multiple of one one-hundredth of one percent (1/100 of 1%)) equal to the rate determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being Reuters Screen LIBOR01 Page) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded upward to the next whole multiple of one one-hundredth of one percent (1/100 of 1%)) equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded upward to the next whole multiple of one one-hundredth of one percent (1/100 of 1%)) equal to quotation rate (or the arithmetic mean of rates) offered to first class banks in the London interbank market for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Regions Bank or any other Lender selected by the Administrative Agent, for which the Adjusted LIBOR Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one, minus (b) the Applicable Reserve Requirement.

“Adjusted LIBOR Rate Loan” means Loans bearing interest based on the Adjusted LIBOR Rate.

“Administrative Agent” means as defined in the introductory paragraph hereto, together with its successors and assigns.

“Administrative Questionnaire” means an administrative questionnaire provided by the Lenders in a form supplied by the Administrative Agent.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Credit Party or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, whether pending, threatened in writing against any Credit Party or any of its Subsidiaries or any material property of any Credit Party or any of its Subsidiaries.

“Affected Lender” means as defined in Section 3.1(b).

“Affected Loans” means as defined in Section 3.1(b).

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” means each of the Administrative Agent and the Collateral Agent.

“Aggregate Revolving Commitments”  means the Revolving Commitments of all the Lenders.  The aggregate principal amount of the Aggregate Revolving Commitments in effect on the Closing Date is $50,000,000.

“Agreement” means as defined in the introductory paragraph hereto.

“Applicable Laws” means all applicable laws, including all applicable provisions of constitutions, statutes, rules, ordinances, regulations and orders of all Governmental Authorities and all orders, rulings, writs and decrees of all courts, tribunals and arbitrators.

“Applicable Margin” means (a) from the Closing Date through the date two (2) Business Days immediately following the date a Compliance Certificate is delivered pursuant to Section 7.1(c) for the Fiscal Quarter ending September 30, 2013, the percentage per annum based upon Pricing Level 4 in the table set forth below, and (b) thereafter, the percentage per annum determined by reference to the table set forth below using the Consolidated Leverage Ratio as set forth in the Compliance Certificate most recently delivered to the Administrative Agent pursuant to Section 7.1(c), with any increase or decrease in the Applicable Margin resulting from a change in the Consolidated Leverage Ratio becoming effective on the date two (2) Business Days immediately following the date on which such Compliance Certificate is delivered.

Pricing Level	Consolidated Leverage Ratio	Adjusted LIBOR Rate Loans and Letter of Credit Fee	Base Rate Loans	Commitment Fee
1	< 2.00:1.00	2.75%	1.75%	0.375%
2	≥ 2.00:1.00 but < 2.50:1.00	3.00%	2.00%	0.375%
3	≥ 2.50:1.00 but < 3.00:1.00	3.25%	2.25%	0.500%
4	≥ 3.00:1.00 but < 3.50:1.00	3.50%	2.50%	0.500%
5	≥ 3.50:1.00	3.75%	2.75%	0.500%

Notwithstanding the foregoing, (x) if at any time a Compliance Certificate is not delivered when due in accordance herewith, then Pricing Level 5 as set forth in the table above shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered and (y) the determination of the Applicable Margin for any period shall be subject to the provisions of Section 2.7(e).

“Applicable Reserve Requirement” means, at any time, for any Adjusted LIBOR Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator.  Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted LIBOR Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Adjusted LIBOR Rate Loans.  An Adjusted LIBOR Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements.  The rate of interest on Adjusted LIBOR Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” means a sale, lease, sale and leaseback, assignment, conveyance, exclusive license (as licensor), transfer or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of any Credit Party or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, created, leased or licensed, including the Equity Interests of any Subsidiary of the Company, other than (a) dispositions of surplus, obsolete or worn out property or property no longer used or useful in the business of the Company and its Subsidiaries, whether now owned or hereafter acquired, in the ordinary course of business; (b) dispositions of inventory sold, and Intellectual Property licensed, in the ordinary course of business; (c) dispositions of accounts or payment intangibles (each as defined in the UCC) resulting from the compromise or settlement thereof in the ordinary course of business for less than the full amount thereof; (d) dispositions of Cash Equivalents in the ordinary course of business; (e) licenses, sublicenses, leases or subleases granted to any third parties in arm’s-length commercial transactions in the ordinary course of business that do not interfere in any material respect with the business of the Company or any of its Subsidiaries, and (f) Involuntary Dispositions.

“Assignment Agreement” means an assignment agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.5(b)) and accepted by the Administrative Agent, in substantially the form of Exhibit 11.5 or any other form approved by the Administrative Agent.

“Assignments of Insurances” means those certain Assignments of Insurances to be executed by the applicable Credit Parties in favor of the Collateral Agent, in form and substance satisfactory to the Administrative Agent, pursuant to which the Collateral Agent, on behalf of the Lenders, will be collaterally assigned and granted a security interest in all of such Credit Parties’ right, title and interest in and to all insurances to be procured by the Credit Parties with respect to the vessels constituting Collateral, including all amounts due from underwriters under any such insurance as payment of losses, or as return premiums or otherwise as such assignments may be amended, modified, renewed, extended, restated or supplemented from time to time.

“Attributable Principal Amount” means (a) in the case of Synthetic Leases, an amount determined by capitalization of the remaining lease payments thereunder as if it were a Capital Lease determined in accordance with GAAP, and (b) in the case of asset securitization programs, the outstanding principal amount of such financing, after taking into account reserve amounts and making appropriate adjustments, determined by the Administrative Agent in its reasonable judgment.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), chief financial officer or treasurer and, solely for purposes of making the certifications required under Section 5.1(b)(ii) and (iv), any secretary or assistant secretary.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus ½ of one percent (0.5%) and (iii) the LIBOR Index Rate in effect on such day plus one percent (1.0%).  Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBOR Index Rate shall be effective on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBOR Index Rate, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Borrowers” means as provided in the introductory paragraph to this Agreement.

“Borrowing” means (a) a borrowing consisting of simultaneous Loans of the same Type of Loan and, in the case of Adjusted LIBOR Rate Loans, having the same Interest Period, or (b) a borrowing of Swingline Loans, as appropriate.

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate or any Adjusted LIBOR Rate Loans (and in the case of determinations, the LIBOR Index Rate), the term “Business Day” means any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Expenditures” means with respect to the Company and the Subsidiaries, on a consolidated basis, for any period (without duplication), any expenditure for fixed assets or that is properly chargeable to capital account in accordance with GAAP.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, any Issuing Bank or the Swingline Lender, as applicable, as collateral for the Letter of Credit Obligations or Swingline Loans, as applicable, or obligations of Lenders to fund participations in respect thereof, cash or deposit account balances or, if the Administrative Agent, any Issuing Bank or Swingline Lender, as applicable, may agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, such Issuing Bank and/or Swingline Lender, as applicable.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, as at any date of determination, any of the following: (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after such date; (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one (1) year after such date and having, at the time of the acquisition thereof, a rating of at least A‑1 from S&P or at least P‑1 from Moody’s; (c) commercial paper maturing no more than one (1) year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A‑1 from S&P or at least P‑1 from Moody’s; (d) certificates of deposit or bankers’ acceptances maturing within one (1) year after such date and issued or accepted by (x) any Lender, (y) any foreign lending institution so long as it holds Indebtedness of the Company or its Subsidiaries or (z) by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary federal or other applicable banking regulator), and (ii) has Tier 1 capital (as defined in such regulations, or the equivalent foreign regulations, if applicable) of not less than $100,000,000; (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s; (f) overnight repurchase investments and overnight Eurodollar sweep investments; and (g) corporate bonds maturing within one (1) year after such date and having a rating of at least A- from S&P or at least A3 from Moody’s; provided that, for purposes of this Agreement, such corporate bonds shall be valued at a margin of 90% thereof.

“Central Gulf” means as provided in the introductory paragraph to this Agreement.

“CG Railway” means as provided in the introductory paragraph to this Agreement.

“Change in Law”  means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

 (a)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the Equity Interests of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b)during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

“Closing Date” means September 24, 2013.

“Coastal” means as provided in the introductory paragraph to this Agreement.

“Collateral” means the collateral identified in, and at any time covered by, the Collateral Documents.

“Collateral Agent” means as defined in the introductory paragraph hereto, together with its successors and assigns.

“Collateral Documents” means the Security Agreement, the Vessel Mortgages and all other Mortgages, instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to the Collateral Agent, for the benefit of the holders of the Obligations, a Lien on any real, personal or mixed property of such Credit Party as security for the Obligations.

“Commitments” means the Revolving Commitments and the Term Loan Commitments.

“Commitment Fee” means as defined in Section 2.10(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit 7.1(c).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, with respect to the Company and its Subsidiaries, the sum of (without duplication) (a) Consolidated Net Income; (b) all Consolidated Interest Expense of the Company and its Subsidiaries; (c) income taxes of the Company and its Subsidiaries; and (d) depreciation and amortization of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP for such period; provided that if any Subsidiary is not wholly-owned by the Company, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (i) the amount of Consolidated Net Income attributable to such Subsidiary multiplied by (ii) the percentage ownership interest in the income of such Subsidiary not owned by the Company on the last day of such period.

“Consolidated EBITDAR” means, with respect to the Company and the Subsidiaries, on a consolidated basis, for any period (without duplication) the sum of (i) Consolidated EBITDA for such period and (ii) Consolidated Lease Expense for such period.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDAR for the period of the four Fiscal Quarters most recently ended, minus taxes paid in cash during such period, minus maintenance Capital Expenditures for such period to (b) Consolidated Fixed Charges for the period of the four Fiscal Quarters most recently ended; provided that maintenance Capital Expenditures shall be calculated at (x) 30% of consolidated depreciation expense through the Fiscal Year ending December 31, 2013, (y) 40% of consolidated depreciation expense through the Fiscal Quarter ending June 30, 2014, and (z) 50% of consolidated depreciation expense at all times thereafter.

“Consolidated Fixed Charges” means with respect to the Company and the Subsidiaries, on a consolidated basis, for any period (without duplication), the sum of (i) Consolidated Interest Expense for such period; (ii) Consolidated Lease Expense for such period; (iii) scheduled principal payments for any outstanding Indebtedness during the applicable period, and (iv) the amount of cash dividends and other distributions made by the Company during such period (other than dividends paid on common stock of the Company in such period in an amount up to $10,000,000).  For purposes of this definition, “scheduled principal payments” (a) shall be determined without giving effect to any reduction of such scheduled payments resulting from the application of any voluntary or mandatory prepayments made during the applicable period, (b) shall be deemed to include the Attributable Principal Amount in respect of asset securitization programs and Synthetic Leases and (c) shall not include any voluntary prepayments or mandatory prepayments required pursuant to Section 2.11.

“Consolidated Interest Expense” means, with respect to the Company and the Subsidiaries, on a consolidated basis, for any period (without duplication), interest expense, whether paid or accrued (including the interest component of asset securitization programs and Synthetic Leases), on all Indebtedness of the Company and its Subsidiaries for such period, net of interest income, all determined in accordance with GAAP.

“Consolidated Lease Adjusted Indebtedness” means the sum of (i) all Indebtedness of the Company and its Subsidiaries (other than obligations under any Swap Contract) determined on a consolidated basis in accordance with GAAP and (ii) the product of 6 times the Consolidated Lease Expense of the Company and its Subsidiaries for the past 12 months determined on a consolidated basis in accordance with GAAP.

“Consolidated Lease Expense” means with respect to the Company and its Subsidiaries, on a consolidated basis, for any period (without duplication), all amounts payable under any leases (whether Capital Leases or operating leases) and time charter agreements which may be classified as operating lease expenses, charter hire expenses or rent as determined in accordance with GAAP during the period in question.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Lease Adjusted Indebtedness as of such date to (b) Consolidated EBITDAR for the period of the four Fiscal Quarters most recently ended.

“Consolidated Loan-to-Value Percentage”  means, at any time, the ratio, expressed as a percentage, of (i) the sum of the Total Revolving Outstandings and the Outstanding Amount of the Term Loans, to (ii) the sum of (A) the value of the vessels of the Company and its Subsidiaries constituting Collateral, as determined by appraisals or surveys of such vessels reasonably acceptable to the Administrative Agent and as such value for any such vessel may be adjusted in the reasonable discretion of the Administrative Agent as a result of any Lien on such vessel that has not been subordinated to the Lien thereon in favor of the Collateral Agent in a manner satisfactory to the Administrative Agent, plus (B) the value of any real property of the Company and its Subsidiaries constituting Collateral, as determined by appraisals reasonably acceptable to the Administrative Agent, and subject to adjustments deemed appropriate by the Administrative Agent in its reasonable discretion.

“Consolidated Net Income” means, for any period, the consolidated net income of the Company and its Subsidiaries for such period, as shown on the consolidated financial statements of the Company and its Subsidiaries delivered in accordance with Section 7.1.

“Consolidated Tangible Net Worth” means, with respect to the Company and its Subsidiaries, at any date for which a determination is to be made (determined on a consolidated basis without duplication in accordance with GAAP) (a) the amount of capital stock; plus (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit); plus (c) deferred charges to the extent amortized and acquired contract costs net of accumulated amortization as stated on the then most recent audited balance sheet of the Company and its Subsidiaries; minus (d) the sum of (i) the cost of treasury shares and (ii) the book value of all assets that should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any write up in the book value of assets resulting from a revaluation thereof subsequent to December 31, 1996.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit 2.8.

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the Notes, the Collateral Documents, the Fee Letter, any document executed and delivered by the Company and/or any other Credit Party pursuant to which any Aggregate Revolving Commitments are increased pursuant to Section 2.1(d)(ii) or an additional Term Loan  is established pursuant to Section 2.1(d)(iii), any documents or certificates executed by any Credit Party in favor of any Issuing Bank relating to Letters of Credit, and, to the extent evidencing or securing the Obligations, all other documents, instruments or agreements executed and delivered by any Credit Party for the benefit of the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender in connection herewith or therewith, and including for the avoidance of doubt, any assumption agreement or guaranty pursuant to which a Credit Party becomes a Borrower or a guarantor (but specifically excluding Swap Contracts and Treasury Management Agreements).

“Credit Extension” means the making of a Loan or the issuing of a Letter of Credit.

“Credit Parties” means, collectively, the Borrowers and any guarantor of the Obligations.

“Debt Transaction” means, with respect to the Company or any of its Subsidiaries, any sale, issuance, placement, assumption or Guarantee of Indebtedness (other than Indebtedness permitted under Section 8.1), whether or not evidenced by a promissory note or other written evidence of such Indebtedness.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

 “Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” means an interest rate equal to (a) with respect to Obligations other than Adjusted LIBOR Rate Loans (including Base Rate Loans referencing the LIBOR Index Rate) and the Letter of Credit Fee, the Base Rate plus the Applicable Margin, if any, applicable to such Loans plus two percent (2%) per annum, (b) with respect to Adjusted LIBOR Rate Loans, the Adjusted LIBOR Rate plus the Applicable Margin, if any, applicable to Adjusted LIBOR Rate Loans plus two percent (2%) per annum and (c) with respect to the Letter of Credit Fee, the Applicable Margin plus two percent (2%) per annum.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified a Borrower, the Administrative Agent or any Issuing Bank or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or a Borrower, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) upon delivery of written notice of such determination to the Borrowers, each Issuing Bank, each Swingline Lender and each Lender.

“Dollars” and the sign “$” mean the lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.5(b), subject to any consents and representations, if any as may be required therein.

“Enterprise” means as provided in the introductory paragraph to this Agreement.

“Environmental Claim” means any known investigation, written notice, notice of violation, written claim, action, suit, proceeding, written demand, abatement order or other written order or directive (conditional or otherwise), by any Person arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to human health, safety, natural resources or the environment.

“Environmental Permits” means all permits, licenses, orders, and authorizations which a Borrower or any of its Subsidiaries has obtained under Environmental Laws in connection with such Borrower’s or any such Subsidiary’s current Facilities or operations.

“Environmental Laws” means any and all current or future federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other written requirements of Governmental Authorities relating to (i)  any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii)  protection of human health and the environment from pollution, in any manner applicable to any Credit Party or any of its Subsidiaries or their respective Facilities.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of a Borrower, any other Credit Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which any Borrower or any Subsidiary assumed liability with respect to any of the foregoing.

“Equity Interests”  means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Transaction” means, with respect to the Company or any of its Subsidiaries, any issuance or sale by the Company or such Subsidiary of shares of its Equity Interests, other than an issuance (a) to the Company or any of its wholly-owned Subsidiaries, (b) in connection with the exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement, (c) which occurred prior to the Closing Date, or (d) in connection with any Permitted Acquisition.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended to the date hereof and from time to time hereafter, any successor statute, and the regulations thereunder.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code), the failure to make by its due date any minimum required contribution or any required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make by its due date any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal from any Pension Plan with two (2) or more contributing sponsors or the termination of any such Pension Plan, in either case resulting in material liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition reasonably likely to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, each case reasonably likely to result in material liability; (vii) the withdrawal of any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if such withdrawal is reasonably likely to result in material liability, or the receipt by any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it is in “critical” or “endangered” status within the meaning of Section 103(f)(2)(G) or ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA, if such reorganization, insolvency or termination is reasonably likely to result in material liability; (viii) the imposition of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Pension Plan if such fines, penalties, taxes or related charges are reasonably likely to result in material liability; (ix) the assertion of a material claim (other than routine claims for benefits and funding obligations in the ordinary course) against any Pension Plan other than a Multiemployer Plan or the assets thereof, or against any Person in connection with any Pension Plan such Person sponsors or maintains reasonably likely to result in material liability; (x) receipt from the Internal Revenue Service of a final written determination of the failure of any Pension Plan intended to be qualified under Section 401(a) of the Internal Revenue Code to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any such plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a lien pursuant to Section 430(k) of the Internal Revenue Code or pursuant to Section 303(k) or 4068 of ERISA.

“Event of Default” means each of the conditions or events set forth in Section 9.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Property” means, with respect to the Company and each other Credit Party, including any Person that becomes a Credit Party after the Closing Date as contemplated by Section 7.13, (a)  any disbursement deposit account the funds in which are used solely for the payment of salaries and wages, employee benefits, workers’ compensation and similar expenses, (b) any owned real property having a fair market value not in excess of $10,000,000, (c) any Leasehold Property, (d) any personal property (other than United States flagged vessels)  in respect of which perfection of a Lien is not (i) governed by the UCC, or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (e) any United States flagged vessel acquired by the Credit Parties after the Closing Date that is financed with, and secures, Indebtedness permitted under Section 8.1, (f) the Equity Interests of any Subsidiary of the Company, (g) any property which, subject to the terms of Section 8.3, is subject to a Lien of the type described in Section 8.2(l) pursuant to documents which prohibit the applicable Credit Party from granting any other Liens in such property, (h) any property to the extent that the grant of a security interest therein would violate Applicable Laws, require a consent not obtained of any Governmental Authority, or constitute a breach of or default under, or result in the termination of or require a consent not obtained under, any contract, lease, license or other agreement evidencing or giving rise to such property, or result in the invalidation thereof or provide any party thereto with a right of termination (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the applicable UCC or any other Applicable Law or principles of equity), (i) any certificates, licenses and other authorizations issued by any Governmental Authority to the extent that Applicable Laws prohibit the granting of a security interest therein and (j) proceeds and products of any and all of the foregoing excluded property described in clauses (a) through (i) above only to the extent such proceeds and products would constitute property or assets of the type described in clauses (a) through (i) above; provided,  however, that the security interest granted to the Collateral Agent under the Security Agreement or any other Credit Document shall attach immediately to any asset of any such Credit Party at such time as such asset ceases to meet any of the criteria for “Excluded Property” described in any of the foregoing clauses (a) through (i) above.

“Excluded Swap Obligation”  means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Credit Party of, or the grant under a Credit Document by such Credit Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 11.21(e) hereof and any and all Guarantees of such Credit Party’s Swap Obligations by other Credit Parties) at the time the Guarantee of such Credit Party, or grant by such Credit Party of a security interest, becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contract for which such Guarantee or security interest becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.17 or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.3(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Letters of Credit” means the letters of credit set forth on Appendix C.

“Existing Revolving Credit Agreement” means the Credit Agreement, dated as of November 12, 2012, between certain of the Borrowers and Regions Bank, as amended from time to time.

“Facility” means any real property including all buildings, fixtures or other improvements located on such real property now, hereafter or heretofore owned, leased, operated or used by the Borrowers or any of their Subsidiaries or any of their respective predecessors.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Internal Revenue Code.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher one one-hundredth of one percent (1/100 of 1%)) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to Regions Bank or any other Lender selected by the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means that certain letter agreement dated July 29, 2013 among the Company, RCM and Regions Bank.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of the Company that such financial statements fairly present, in all material respects, the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year‑end adjustments.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Company and its Subsidiaries ending on December 31 of each calendar year.

“Flood Hazard Property” means any real property subject to a mortgage or deed of trust in favor of the Collateral Agent, for the benefit of the holders of the Obligations, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Frascati” means as provided in the introductory paragraph to this Agreement.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Revolving Commitment Percentage of the outstanding Letter of Credit Obligations with respect to Letters of Credit issued by such Issuing Bank other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Commitment Percentage of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funding Notice” means a notice substantially in the form of Exhibit 2.1.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, accounting principles generally accepted in the United States in effect as of the date of determination thereof.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) of joint and several liability with respect to such Indebtedness or obligations, (ii) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (iii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iv) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (v) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing)).

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Hazardous Materials” means any hazardous substances defined by the Comprehensive Environmental Response Compensation and Liability Act, 42 USCA 9601, et seq., as amended, including any hazardous waste as defined under 40 C.F.R. Parts 260-270, gasoline or Oil (including crude oil, petroleum or any fraction thereof), asbestos or polychlorinated biphenyls.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under 46 U.S.C. §31322(b) and other Applicable Laws relating to any Lender which are currently in effect or, to the extent allowed under such Applicable Laws, which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than Applicable Laws now allow.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery thereof or the completion of such services, except trade payables, (v) all obligations on account of principal of such Person as lessee under Capital Leases and all off balance sheet liabilities retained by such Person in connection with asset securitization programs, Synthetic Leases and other similar obligations arising with respect to any other transaction which is the functional equivalent or takes the place of a borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries, (vi) all indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such indebtedness is assumed by such Person; provided that the amount of such indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such indebtedness, (vii) all preferred stock and comparable Equity Interests providing for mandatory redemption, sinking fund or other like payments prior to the later of the (x) Revolving Commitment Termination Date and (y) the Term Loan Maturity Date, and (viii) all indebtedness of other Persons Guaranteed by such Person to the extent Guaranteed; the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in conformity with GAAP; and provided further that Indebtedness shall not include any liability for current or deferred federal, state, local or other taxes, or any trade payables.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” means as defined in Section 11.2(b).

 “Index Rate Determination Date” means the Closing Date and the first Business Day of each calendar month thereafter; provided,  however, that, solely for purposes of the definition of Base Rate, Index Rate Determination Date means the date of determination of the Base Rate.

“Intellectual Property” means all trademarks, service marks, trade names, copyrights, patents, patent rights, franchises related to intellectual property, licenses related to intellectual property and other intellectual property rights.

“Interest Payment Date” means with respect to (a) any Base Rate Loan and any Swingline Loan, the last Business Day of each calendar quarter, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (b) any Adjusted LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of longer than three (3) months “Interest Payment Date” shall also include each date that is three (3) months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with an Adjusted LIBOR Rate Loan, an interest period of one (1), two (2), three (3) or six (6) months, as selected by the Borrowers in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; (c) no Interest Period with respect to any Term Loan shall extend beyond any principal amortization payment date, except to the extent that the portion of such Loan comprised of Adjusted LIBOR Rate Loans that is expiring prior to the applicable principal amortization payment date plus the portion of such Loan comprised of Base Rate Loans equals or exceeds the principal amortization payment then due; and (d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Commitment Termination Date.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) an Acquisition.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Involuntary Disposition” means any theft, loss, physical destruction or damage, taking or similar event with respect to any of its Property.

“IRS” means the United States Internal Revenue Service.

“ISM Code” means the International Safety Management Code (including the guidelines on its implementation), adopted by the International Maritime Organization, as the same may be amended or supplemented from time to time (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code).

“ISM Code Documentation” includes, with respect to each vessel constituting Collateral subject to the ISM Code: (a) the Document of Compliance and Safety Management Certificate issued pursuant to the ISM Code in relation to such vessel within the periods specified by the ISM Code; (b) any documents which are required to establish and maintain the compliance of such vessel or the compliance of any Credit Party with the ISM Code; and (c) all additional documents and data which are relevant to the safety management system and its implementation and verification.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance of such Letter of Credit).

“ISPS Code” means the International Ship and Port Facility Security Code as adopted by the International Maritime Organization, as the same may be amended or supplemented from time to time.

“ISPS Code Documentation” includes the ISSC and all other documents and data which are relevant to the ISPS Code and its implementation and verification which are applicable to any Credit Party or any vessel constituting Collateral.

“ISSC Certificate” means, with respect to each vessel constituting Collateral, a valid and current International Ship Security Certificate issued under the ISPS Code with respect to such vessel.

“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit 2.3.

“Issuing Bank” means Regions Bank and any other Lender designated by the Company and who has agreed to act as an Issuing Bank hereunder, each, in its capacity as issuer of Letters of Credit hereunder, together with its permitted successors and assigns in such capacity and “Issuing Bank” means any one of the foregoing.

“Leasehold Property” means any leasehold interest of any Credit Party as lessee under any lease of real property, or any property right pursuant to a lease, easement, servitude or similar agreement, however termed, in each case now held or hereafter acquired.

“Lender” means each financial institution with a Revolving Commitment, together with its successors and permitted assigns.  The initial Lenders are identified on the signature pages hereto and are set forth on Appendix A.

“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit.  All Letters of Credit shall be standby letters of credit.

“Letter of Credit Fee” means as defined in Section 2.10(b)(i).

“Letter of Credit Borrowing” means any Credit Extension resulting from a drawing under any Letter of Credit that has not been reimbursed or refinanced as a Borrowing of Revolving Loans.

“Letter of Credit Obligations” means, at any time, the sum of (a) the maximum amount available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referenced therein, plus (b) the aggregate amount of all drawings under Letters of Credit that have not been reimbursed by the Borrowers, including Letter of Credit Borrowings.  For all purposes of this Agreement, (i) amounts available to be drawn under Letters of Credit will be calculated as provided in Section 1.3(i), and (ii) if a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Letter of Credit Sublimit” means, as of any date of determination, the lesser of (i) $20,000,000 and (ii) the aggregate unused amount of the Revolving Commitments then in effect.

“LIBOR Index Rate” means, for any interest rate calculation with respect to a Base Rate Loan on any Index Rate Determination Date, (a) the rate per annum (rounded upward to the next whole multiple of one one-hundredth of one percent (1/100 of 1%)) equal to the rate determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being Reuters Screen LIBOR01 Page) for deposits (for delivery on the first day of such period) with a term of one month commencing that day in Dollars, determined two Business Days prior to such date as of approximately 11:00 a.m. (London, England time) on such day, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded upward to the next whole multiple of one one-hundredth of one percent (1/100 of 1%)) equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term of one month in Dollars, determined two (2) Business Days prior to such date as of approximately 11:00 a.m. (London, England time) on such day, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded upward to the next whole multiple of one one-hundredth of one percent (1/100 of 1%)) equal to quotation rate (or the arithmetic mean of rates) offered to first class banks in the London interbank market on the Index Rate Determination Day for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Regions Bank or any other Lender selected by the Administrative Agent, for which the LIBOR Index Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time).

“LIBOR Index Rate Loan” means Loans bearing interest based on the LIBOR Index Rate.

“LIBOR Loan” means Adjusted LIBOR Rate Loans or LIBOR Index Rate Loans, as applicable.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Liquid Assets” means, as of an applicable time, the following, so long as the same is not subject to any Lien (other than the Lien in favor of the Collateral Agent to secure the Obligations) nor subject to any restriction on transferability, whether imposed under applicable law, by agreement, or otherwise: (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the applicable time; (ii) cash on deposit with, or certificates of deposit and time deposits having maturities of six months or less from the applicable time and issued by, any commercial bank organized under the laws of the United States or any state thereof, or any foreign lending institution so long as it holds Indebtedness of the Company or its Subsidiaries, in any case so long as having combined capital and surplus of not less than $500,000,000; (iii) commercial paper of an issuer rated at least A 2 by S&P or Ba1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the applicable time; (iv) securities with maturities of one year or less from the applicable time and issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (v) securities with maturities of six months or less from the applicable time and backed by standby letters of credit by a Lender or any commercial bank satisfying the requirements of clause (ii) of this definition; (vi) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (i) through (iii) of this definition; (vii) publicly traded securities listed on a nationally recognized securities exchange in the United States; (viii) overnight repurchase investments and overnight Eurodollar sweep investments, and (ix) corporate bonds maturing within one (1) year after such date and having a rating of at least A- from S&P or at least A3 from Moody’s; provided that, for purposes of this Agreement, such corporate bonds shall be valued at a margin of 90% thereof.

“Liquidity” means the sum of Pro Forma Undrawn Availability plus Unrestricted Cash.

“LMS” means as provided in the introductory paragraph to this Agreement.

“Loan” means any Revolving Loan, Swingline Loan or Term Loan, and the Base Rate Loans and Adjusted LIBOR Rate Loans comprising such Loans.

“Loan Obligations” means the Revolving Obligations and the Term Loan.

“MAH”  means as provided in the introductory paragraph to this Agreement.

“Margin Stock” means as defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Master Agreement” means as defined in the definition of “Swap Contract”.

“Material Adverse Effect” means any effect, event, condition, action, omission, change or state of facts that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a material adverse effect with respect to (i) the business operations, properties, assets, or financial condition of the Company and its Subsidiaries taken as a whole; (ii) the ability of the Credit Parties, taken as a whole, to fully and timely perform the Obligations; (iii) the legality, validity, binding effect, or enforceability against a Credit Party of any Credit Document to which it is a party; (iv) the value of the whole or any material part of the Collateral or the priority of Liens in the whole or any material part of the Collateral in favor of the Collateral Agent for the holders of the Obligations; or (v) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender or any holder of Obligations under any Credit Document.

“Material Contract” means any Contractual Obligation to which a Credit Party or any of its Subsidiaries, or any of their respective assets, are bound (other than those evidenced by the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during any period when a Lender constitutes a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.15(a)(i),  (a)(ii) or (a)(iii), an amount equal to 105% of the Outstanding Amount of all Letter of Credit Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the Issuing Bank in their sole discretion.

“Moody’s” means Moody’s Investor Services, Inc., together with its successors.

“Mortgages” means the mortgages, deeds of trust or deeds to secure debt that purport to grant to the Collateral Agent, for the benefit of the holders of the Obligations, a security interest in the real property interest (including with respect to any improvements and fixtures) of any Credit Party in real property.

“Multiemployer Plan” means any “multiemployer plan” as defined in Section 3(37) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed to by, any Credit Party or any of its ERISA Affiliates or with respect to which any Credit Party or any of its ERISA Affiliates previously sponsored, maintained or contributed to or was required to contributed to, and still has  liability.

“Net Cash Proceeds” means the aggregate proceeds paid in cash or Cash Equivalents received by the Company or any of its Subsidiaries in connection with any Asset Sale, Debt Transaction, Equity Transaction or Involuntary Disposition, net of (a) direct costs incurred or estimated costs for which reserves are maintained, in connection therewith (including legal, accounting and investment banking fees and expenses, sales commissions and underwriting discounts); (b) estimated taxes paid or payable (including sales, use or other transactional taxes and any net marginal increase in income taxes) as a result thereof; and (c) the amount required to retire any Indebtedness secured by a Permitted Lien on the related property.  For purposes hereof, “Net Cash Proceeds” includes any cash or Cash Equivalents received upon the disposition of any non-cash consideration received by the Company or any of its Subsidiaries in any Asset Sale, Debt Transaction, Equity Transaction or Involuntary Disposition.

“NWJ” means as provided in the introductory paragraph to this Agreement.

“Non-Consenting Lender” means as defined in Section 2.17.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a Revolving Loan Note, a Term Loan Note or a Swingline Note.

“Notice” means a Funding Notice, an Issuance Notice or a Conversion/Continuation Notice.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include (a) all obligations under any Swap Contract between any Credit Party or Subsidiary of a Credit Party and any Swap Bank that is permitted to be incurred pursuant to Section 8.1(c) and (b) all obligations under any Treasury Management Agreement between any Credit Party or Subsidiary of a Credit Party and any Treasury Management Bank; provided, however, that the “Obligations” of a Credit Party shall exclude any Excluded Swap Obligations with respect to such Credit Party.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Oil” has the meaning assigned in the Oil Pollution Act of 1990, 33 U.S.C. §2701, et seq.

“Operating Certificates” has the meaning assigned in Section 5.1(e)(iv).

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by‑laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its articles of organization, certificate of formation or comparable documents, as amended, and its operating agreement, as amended.  In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17).

“Outstanding Amount” means (a) with respect to Revolving Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans and Swingline Loans, as the case may be, occurring on such date; (b) with respect to any Letter of Credit Obligations on any date, the aggregate outstanding amount of such Letter of Credit Obligations on such date after giving effect to any Credit Extension of a Letter of Credit occurring on such date and any other changes in the amount of the Letter of Credit Obligations as of such date, including as a result of any reimbursements by the Borrowers of any drawing under any Letter of Credit; and (c) with respect to any Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any prepayments or repayments of such Term Loan on such date.

“Participant” means as defined in Section 11.5(d).

“Participant Register”  means as defined in Section 11.5(d).

“Patriot Act” means as defined in Section 6.15(f).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any “employee pension benefit plan” as defined in Section 3(2) of ERISA other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA and which is sponsored, maintained or contributed to by, or required to be contributed to by, any Credit Party or any of its ERISA Affiliates or with respect to which any Credit Party or any of its ERISA Affiliates previously sponsored, maintained or contributed to, or was required to contribute to, and still has liability.

“Permitted Acquisition” means an Investment consisting of an Acquisition by any Credit Party or any Subsidiary of a Credit Party, provided that (a) no Default or Event of Default shall have occurred and be continuing or would result from such Acquisition, (b) the property acquired (or the property of the Person acquired) in such Acquisition is used or useful in the same or a related line of business as the Company and its Subsidiaries were engaged in on the Closing Date (or any reasonable extensions or expansions thereof), (c) the Administrative Agent shall have received all items required to be delivered by the terms of Section 7.13, (d) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (e) after giving effect thereto on a Pro Forma Basis, the Credit Parties are in compliance with the financial covenants set forth in Section 8.8 as of the most recent fiscal quarter for which the Credit Parties were required to deliver financial statements pursuant to Section 7.1(a) or (b), (f) the representations and warranties made by the Credit Parties in each Credit Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) except to the extent such representations and warranties expressly relate to an earlier date, and (g) immediately after giving effect to such Acquisition, the Credit Parties shall have Liquid Assets of at least $5,000,000.

“Permitted Contest” means any appropriate proceeding conducted in good faith by a Credit Party or Subsidiary thereof to contest any tax, assessment, charge, Lien or similar claim, during the pendency of which proceeding the enforcement of such tax, assessment, charge, Lien or claim is stayed; provided that the Credit Parties have set aside on their books or, if required by the Administrative Agent or the Required Lenders, deposited as cash collateral with the Administrative Agent, for the benefit of the Lenders, adequate cash reserves to assure the payment of any such tax, assessment, charge, Lien or claim.

“Permitted Liens” means each of the Liens permitted pursuant to Section 8.2.

“Permitted Refinancing” means any extension, renewal or replacement of any existing Indebtedness so long as any such renewal, refinancing and extension of such Indebtedness (a) has market terms and conditions, (b) has an average life to maturity that is greater than that of the Indebtedness being extended, renewed or refinanced, (c) does not include an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (d) remains subordinated, if the Indebtedness being refinanced or extended was subordinated to the prior payment of the Obligations, such extended, renewed or refinanced Indebtedness, (e) does not exceed in a principal amount the Indebtedness being renewed, extended or refinanced plus reasonable fees and expenses incurred in connection therewith, (f) is not incurred, created or assumed, if any  Default or Event of Default has occurred and continues to exist or would result therefrom, and (g) does not include collateral that was not collateral under the Indebtedness being extended, renewed or refinanced.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Prime Rate” means the per annum rate which the Administrative Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time.  The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers.

“Principal Office” means, for the Administrative Agent, the Swingline Lender and each Issuing Bank, such Person’s “Principal Office” as set forth on Appendix B, or such other office as it may from time to time designate in writing to the Borrowers and each Lender.

“Pro Forma Undrawn Availability” means, at any time, the maximum amount of Revolving Loans that could be incurred by the Borrowers at such time (but not to exceed the Unutilized Revolving Commitments at such time) such that the Company would remain in compliance with the financial covenants in Section 8.1(a)(i) and Section 8.8(a)(vi), determined on a Pro Forma Basis, after giving effect to such Revolving Loans.

“Pro Forma Basis” means, for purposes of calculating the financial covenants set forth in Section 8.8, that any Asset Sale, Involuntary Disposition, Acquisition or Restricted Payment shall be deemed to have occurred as of the first day of the most recent four Fiscal Quarter period preceding the date of such transaction for which the Borrowers were required to deliver financial statements pursuant to Section 7.1(a) or (b).  In connection with the foregoing, (i)(a) with respect to any Asset Sale or other distribution of assets, income statement and cash flow statement items (whether positive or negative) attributable to the property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (b) with respect to any Acquisition, income statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement items for the Company and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.1 and (B) such items are supported by financial statements or other information satisfactory to the Administrative Agent and (ii) any Indebtedness incurred or assumed by a Borrower or any Subsidiary of a Borrower (including the Person or property acquired) in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Property” means an interest of any kind in any property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that, at the time the Guarantee (or grant of security interest, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or such other Credit Party as constitutes an “eligible contract participant” under the Commodity Exchange Act and which may cause another Person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“RCM” means Regions Capital Markets, a division of Regions Bank.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Refunded Swingline Loans” as defined in Section 2.2(b)(iii).

“Regions Bank” means Regions Bank, an Alabama banking corporation.

“Register” means as defined in Section 11.5(c).

“Reimbursement Date” means as defined in Section 2.3(d).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Removal Effective Date” means as defined in Section 9.6(b).

“Required Lenders” means, as of any date of determination, (i) at any time there are two or less Lenders, all Lenders, provided that all Defaulting Lenders shall be excluded for purposes of making a determination of Required Lenders under this clause (i), and (ii) at any time there are more than two Lenders, Lenders having Total Credit Exposure representing more than fifty percent (50%) of the Total Credit Exposures of all Lenders; provided that the Total Credit Exposure of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders under this clause (ii).

“Resignation Effective Date” means as defined in Section 9.6(a).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of a Credit Party or any Subsidiary of a Credit Party, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to such Credit Party’s or such Subsidiary’s stockholders, partners or members (or the equivalent Person thereof), or any setting apart of funds or property for any of the foregoing.

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swingline Loans hereunder and “Revolving Commitments”  means such commitments of all Lenders in the aggregate.  The amount of each Lender’s Revolving Commitment, if any, is set forth on Appendix A or in the applicable Assignment Agreement, subject to any increase, adjustment or reduction pursuant to the terms and conditions hereof.

“Revolving Commitment Percentage” means, for each Lender, a fraction (expressed as a percentage carried to the ninth decimal place), the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the Aggregate Revolving Commitments.  The initial Revolving Commitment Percentages are set forth on Appendix A.

“Revolving Commitment Period” means the period from and including the Closing Date to the earlier of (a)(i) in the case of Revolving Loans and Swingline Loans, the Revolving Commitment Termination Date or (ii) in the case of the Letters of Credit, the expiration date thereof, or (b) in each case, the date on which the Revolving Commitments shall have been terminated as provided herein.

“Revolving Commitment Termination Date” means the earliest to occur of (a) September 24, 2018; (b) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.11(b); and (c) the date of the termination of the Revolving Commitments pursuant to Section 9.2.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in Letter of Credit Obligations and Swingline Loans at such time.

“Revolving Loan” means a Loan made by a Lender to the Borrowers pursuant to Section 2.1(a).

“Revolving Loan Note” means a promissory note in the form of Exhibit 2.5-1, as it may be amended, supplemented or otherwise modified from time to time.

“Revolving Obligations” means the Revolving Loans, the Letter of Credit Obligations and the Swingline Loans.

“Sale and Leaseback Transaction” means, with respect to a Credit Party or any Subsidiary of a Credit Party, any arrangement, directly or indirectly, with any Person (other than a Credit Party) whereby such Credit Party or such Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“SAM” means as provided in the introductory paragraph to this Agreement.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a person or entity resident in or determined to be resident in a country, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

“SEC” means the United States Securities and Exchange Commission.

“Secured Party Designation Notice” means a notice in the form of Exhibit 1.1 (or other writing in form and substance satisfactory to the Administrative Agent) from a Swap Bank or a Treasury Management Bank to the Administrative Agent that it holds Obligations entitled to share in the guaranties and collateral interests provided herein in respect of a Swap Contract or Treasury Management Agreement, as appropriate.

“Security Agreement” means the security agreement dated as of the Closing Date given by the Credit Parties, as pledgors, to the Collateral Agent for the benefit of the holders of the Obligations (as defined therein), and any other pledge agreements or security agreements that may be given by any Person pursuant to the terms hereof, in each case as the same may be amended and modified from time to time.

“Synthetic Lease” means (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw Hill Corporation, together with its successors.

“Securities” means any stock, shares, partnership interests, limited liability company interests, voting trust certificates, certificates of interest or participation in any profit‑sharing agreement or arrangement (e.g., stock appreciation rights), options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Covenant” means as defined in Section 8.8(b).

“Specified Credit Party” means, any Credit Party that is, at the time on which the Guarantee (or grant of security interest, as applicable) becomes effective with respect to a Swap Obligation, a corporation, partnership, proprietorship, organization, trust or other entity that would not be an “eligible contract participant” under the Commodity Exchange Act at such time but for the effect of Section 11.21(e).

“Subordinated Debt” means any Indebtedness of a Credit Party or any Subsidiary of a Credit Party that by its terms is expressly subordinated in right of payment to the prior payment of the Obligations under this Agreement on terms and conditions, and evidenced by documentation, reasonably satisfactory to the Administrative Agent.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than fifty percent (50%) of the total voting power of Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person, or the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date, or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.  Unless otherwise provided, “Subsidiary” shall refer to a Subsidiary of the Company.

“Sulphur Carriers” means as provided in the introductory paragraph to this Agreement.

“Swap Bank” means (a) any Person that is a Lender or an Affiliate of a Lender at the time that it becomes a party to a Swap Contract with any Credit Party or Subsidiary of a Credit Party and (b) any Lender on the Closing Date or Affiliate of such Lender that is party to a Swap Contract with any Credit Party or Subsidiary of a Credit Party in existence on the Closing Date, in each case to the extent permitted by Section 8.1(c).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means with respect to any Credit Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Lender” means Regions Bank in its capacity as Swingline Lender hereunder, together with its permitted successors and assigns in such capacity.

“Swingline Loan” means a Loan made by the Swingline Lender to the Borrowers pursuant to Section 2.2.

“Swingline Note” means a promissory note in the form of Exhibit 2.5-2, as it may be amended, supplemented or otherwise modified from time to time.

“Swingline Rate” means the Base Rate plus the Applicable Margin applicable to Base Rate Loans.

“Swingline Sublimit” means, (i) at any time there is one Lender, $0, and (ii) at any other time of determination, the lesser of (a) $5,000,000 and (b) the aggregate unused amount of Revolving Commitments then in effect.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means the Term Loan A and any additional term loan established under Section 2.1(d)(iii).

“Term Loan A” means as defined in Section 2.1(b).

“Term Loan A Commitment” means, for each Lender, the commitment of such Lender to make a portion of the Term Loan hereunder.  The Term Loan Commitment of each Lender as of the Closing Date is set forth on Appendix A.  The aggregate principal amount of the Term Loan Commitments of all of the Lenders as in effect on the Closing Date is $45,000,000.

“Term Loan A Commitment Percentage” means, for each Lender, a fraction (expressed as a percentage carried to the ninth decimal place), (a) the numerator of which is the outstanding principal amount of such Lender’s portion of the Term Loan, and (b) the denominator of which is the aggregate outstanding principal amount of the Term Loan.  The initial Term Loan Commitment Percentage of each Lender as of the Closing Date is set forth on Appendix A.

“Term Loan A Maturity Date” means September 24, 2018.

“Term Loan A Note” means a promissory note in the form of Exhibit 2.5-3, as it may be amended, supplemented or otherwise modified from time to time.

“Term Loan Commitments” means (a) for each Lender, such Lender’s Term Loan A Commitment and (b) for each Lender providing an additional Term Loan pursuant to Section 2.1(d)(iii), the commitment of such Lender to make such additional Term Loan as set forth in the document(s) executed by the Borrowers establishing such additional Term Loan.

“Term Loan Commitment Percentage” means, for each Lender providing a portion of a Term Loan, a fraction (expressed as a percentage carried to the ninth decimal place), (a) the numerator of which is the outstanding principal amount of such Lender’s portion of such Term Loan, and (b) the denominator of which is the aggregate outstanding principal amount of such Term Loan.

“Term Loan Notes” means the Term Loan A Note and any other promissory notes given to evidence Term Loans hereunder.

“Total Credit Exposure” means, as to any Lender at any time, the Outstanding Amount of the Term Loans of such Lender at such time and the unused Revolving Commitments and Revolving Credit Exposure of such Lender at such time.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, all Swingline Loans and all Letter of Credit Obligations.

“Tower” means as provided in the introductory paragraph to this Agreement.

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, commercial credit cards, purchasing cards, cardless e-payable services, debit cards, stored value cards, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services.

“Treasury Management Bank” means (a) any Person that is a Lender or an Affiliate of a Lender at the time that it becomes a party to a Treasury Management Agreement with any Credit Party or Subsidiary of a Credit Party and (b) any Lender on the Closing Date or Affiliate of such Lender that is a party to a Treasury Management Agreement with any Credit Party or Subsidiary of a Credit Party in existence on the Closing Date.

“Type of Loan” means a Base Rate Loan or a LIBOR Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in the State of New York (or any other applicable jurisdiction, as the context may require).

“United States” or “U.S.” means the United States of America.

“Unrestricted Cash” means all unencumbered (other than Liens in favor of the Collateral Agent securing the Obligations) cash and Cash Equivalents of the Company and its Subsidiaries at such time.

“Unutilized Revolving Commitment” means, at any time, the Aggregate Revolving Commitments at such time, minus the Total Revolving Outstandings at such time.

“UOS” means as provided in the introductory paragraph to this Agreement.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” means as defined in Section 3.3(f).

“Vessel Mortgages” means any Preferred Ship Mortgage or other similar instrument encumbering the vessels constituting Collateral and other related Collateral described therein, and all proceeds thereof, each to be executed in favor of the Collateral Agent by the Credit Party who is the registered owner of the vessel covered thereby in a form recordable with the United States Coast Guard, National Vessel Documentation Center, and acceptable to the Collateral Agent and its counsel, as such instruments may be amended, modified, renewed or supplemented from time to time.

“Waterman” means as provided in the introductory paragraph to this Agreement.

“Withholding Agent” means any Credit Party and the Administrative Agent.

Section 1.2Accounting Terms.

(a)Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.  Financial statements and other information required to be delivered by the Borrowers to the Lenders pursuant to clauses (a) and (b) of Section 7.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation.  If at any time any change in GAAP or in the consistent application thereof would affect the computation of any financial covenant or requirement set forth in any Credit Document, and either the Borrowers or the Required Lenders shall object in writing to determining compliance based on such change, then the Lenders and Borrowers shall negotiate in good faith to amend such financial covenant, requirement or applicable defined terms to preserve the original intent thereof in light of such change to GAAP, provided that, until so amended such computations shall continue to be made on a basis consistent with the most recent financial statements delivered pursuant to clauses (a) and (b) of Section 7.1 as to which no such objection has been made.

(b)Calculations.  Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in Section 8.8 shall be made on a Pro Forma Basis.

(d)FASB ASC 825 and FASB ASC 470-20.  Notwithstanding the above, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

Section 1.3Rules of Interpretation.

(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Credit Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Credit Document, shall be construed to refer to such Credit Document in its entirety and not to any particular provision thereof, (iv) all references in a Credit Document to Sections, Exhibits, Appendices and Schedules shall be construed to refer to Sections of, and Exhibits, Appendices and Schedules to, the Credit Document in which such references appear, (v) any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)The terms lease and license shall include sub-lease and sub-license.

(c)All terms not specifically defined herein or by GAAP, which terms are defined in the UCC, shall have the meanings assigned to them in the UCC of the relevant jurisdiction, with the term “instrument” being that defined under Article 9 of the UCC of such jurisdiction.

(d)Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

(e)To the extent that any of the representations and warranties contained in Section 6 under this Agreement or in any of the other Credit Documents is qualified by “Material Adverse Effect”, the qualifier “in all material respects” contained in Section 5.2(c) and the qualifier “in any material respect” contained in Section 9.1(d) shall not apply.

(f)Whenever the phrase “to the knowledge of” or words of similar import relating to the knowledge of a Person are used herein or in any other Credit Document, such phrase shall mean and refer to the actual knowledge of the Authorized Officers of such Person.

(g)This Agreement and the other Credit Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Credit Parties, and are the product of discussions and negotiations among all parties.  Accordingly, this Agreement and the other Credit Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent’s or any Lender’s involvement in the preparation of such documents.

(h)Unless otherwise indicated, all references to a specific time shall be construed to Eastern Standard Time or Eastern Daylight Savings Time, as the case may be.  Unless otherwise expressly provided herein, all references to dollar amounts and “$” shall mean Dollars.

(i)Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time (after giving effect to any permanent reduction in the stated amount of such Letter of Credit pursuant to the terms of such Letter of Credit); provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any letter of credit application or other issuer document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 2LOANS AND LETTERS OF CREDIT

Section 2.1Revolving Loans and Term Loan A.

(a)Revolving Loans.  During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving loans (each such loan, a “Revolving Loan”) to the Borrowers in an aggregate amount up to but not exceeding such Lender’s Revolving Commitment; provided, that after giving effect to the making of any Revolving Loan, in no event shall (i) the Total Revolving Outstandings exceed the Aggregate Revolving Commitments in effect at such time or (ii) the Revolving Credit Exposure of any Lender exceed such Lender’s Revolving Commitment.  Amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed without premium or penalty (subject to Section 3.1(c)) during the Revolving Commitment Period.  The Revolving Loans may consist of Base Rate Loans, Adjusted LIBOR Rate Loans, or a combination thereof, as the Borrowers may request; provided that any Revolving Loans made on the Closing Date shall be Base Rate Loans unless the Borrowers shall have delivered to the Administrative Agent a funding indemnity letter in form and substance reasonably acceptable to the Administrative Agent prior to the Closing Date.  Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

(b)Term Loan A.  Subject to the terms and conditions set forth herein, the Lenders will make advances of their respective Term Loan A Commitment Percentages of a term loan (the “Term Loan A”) in an amount not to exceed the Term Loan A Commitment, which Term Loan A will be disbursed to the Borrowers in Dollars in a single advance on the Closing Date.  The Term Loan A may consist of Base Rate Loans, Adjusted LIBOR Rate Loans, or a combination thereof, as the Borrowers may request; provided that the Term Loan A made on the Closing Date shall be a Base Rate Loan unless the Borrowers shall have delivered to the Administrative Agent a funding indemnity letter in form and substance reasonably acceptable to the Administrative Agent prior to the Closing Date.  Amounts repaid on the Term Loan A may not be reborrowed.

(c)Mechanics for Revolving Loans and Term Loans.

(i)The Term Loans and all Revolving Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.

(ii)Whenever the Borrowers desire that the Lenders make a Revolving Loan or a Term Loan, the Borrowers shall deliver to the Administrative Agent a fully executed and delivered Funding Notice no later than (x) 1:00 p.m. at least three (3) Business Days in advance of the proposed Credit Date in the case of an Adjusted LIBOR Rate Loan and (y) 1:00 p.m. at least one (1) Business Day in advance of the proposed Credit Date in the case of a Loan that is a Base Rate Loan, except, in each case, for Loans to be made on the Closing Date, which applicable Funding Notices may be delivered at such later time and date acceptable to the Administrative Agent.  Except as otherwise provided herein, any Funding Notice for any Loans that are Adjusted LIBOR Rate Loans shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrowers shall be bound to make a borrowing in accordance therewith.

(iii)Notice of receipt of each Funding Notice in respect of each Revolving Loan or Term Loan, together with the amount of each Lender’s Revolving Commitment Percentage or Term Loan Commitment Percentage thereof, respectively, together with the applicable interest rate, shall be provided by the Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided the Administrative Agent shall have received such notice by 1:00 p.m.) not later than 4:00 p.m. on the same day as the Administrative Agent’s receipt of such notice from the Borrowers.

(iv)Each Lender shall make its Revolving Commitment Percentage of the requested Revolving Loan or its Term Loan Commitment Percentage of the requested Term Loan available to the Administrative Agent not later than 11:00 a.m. on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Administrative Agent’s Principal Office.  Except as provided herein, upon satisfaction or waiver of the applicable conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Credit Extension available to the Borrowers on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all Loans received by the Administrative Agent in connection with the Credit Extension from the Lenders to be credited to the account of the Company at the Administrative Agent’s Principal Office or such other account as may be designated in writing to the Administrative Agent by the Borrowers.

(d)Increase in Revolving Commitments and Establishment of Additional Term Loans.  The Borrowers may, at any time and from time to time, upon prior written notice by the Borrowers to the Administrative Agent, increase the Revolving Commitments (but not the Letter of Credit Sublimit or the Swingline Sublimit) and/or establish one or more additional Term Loans and subject to the following:

(i)(A) the aggregate principal amount of any increases in the Revolving Commitments pursuant to Section 2.1(d)(ii) plus (B) the aggregate principal amount of any additional Term Loans pursuant to Section 2.1(d)(iii), shall not exceed $50,000,000;

(ii)The Borrowers may, at any time and from time to time, upon prior written notice by the Borrowers to the Administrative Agent increase the Aggregate Revolving Commitments (but not the Letter of Credit Sublimit or the Swingline Sublimit) with additional Revolving Commitments from any existing Lender with a Revolving

Commitment or new Revolving Commitments from any other Person selected by the Borrowers and reasonably acceptable to the Administrative Agent and the Issuing Bank; provided that:

(A)any such increase shall be in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof;

(B)no Default or Event of Default shall exist before and immediately after giving effect to such increase;

(C)the Borrowers shall be in compliance, on a Pro Forma Basis after giving effect to the incurrence of any such increase in the Revolving Commitments, with the financial covenants set forth in Section 8.8, recomputed as of the last day of the most recently ended Fiscal Quarter of the Company for which financial statements have been delivered pursuant to Section 7.1;

(D)no existing Lender shall be under any obligation to increase its Revolving Commitment and any such decision whether to increase its Revolving Commitment shall be in such Lender’s sole and absolute discretion;

(E)(1) any new Lender providing a Revolving Commitment in connection with any increase in Aggregate Revolving Commitments shall join this Agreement by executing such joinder documents reasonably required by the Administrative Agent and/or (2) any existing Lender electing to increase its Revolving Commitment shall have executed a commitment agreement reasonably satisfactory to the Administrative Agent;

(F)any such increase in the Revolving Commitments shall be subject to receipt by the Administrative Agent of a certificate of each Credit Party dated as of the date of such increase signed by an Authorized Officer of such Credit Party (x) certifying and attaching the resolutions adopted by such Credit Party approving or consenting to such increase, and (y) certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Section 6 and the other Credit Documents are true and correct in all material respects on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (2) no Default or Event of Default exists; and

(G)to the extent that the joinder or commitment agreements described in clause (D) above provide for an applicable margin of, and/or commitment fee for, additional Revolving Commitments greater than the Applicable Margin and/or Commitment Fee with respect to the existing Revolving Commitments at such time, the Applicable Margin and/or the

Commitment Fee (as applicable) for the existing Revolving Commitments shall be increased automatically (without the consent of Required Lenders) such that the Applicable Margin and/or the Commitment Fee (as applicable) for such existing Revolving Commitments is not less than the applicable margin and/or the commitment fee (as applicable) for such additional Revolving Commitments.

The Borrowers shall prepay any Revolving Loans owing under this Agreement on the date of any such increase in the Revolving Commitments to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Revolving Commitments arising from any nonratable increase in the Revolving Commitments under this Section.

(iii)The Borrowers may, at any time and from time to time, upon prior written notice to the Administrative Agent, request the establishment of one or more additional term loans from existing Lenders or other Persons selected by the Borrowers (other than the Borrowers or any Affiliate or Subsidiary of the Borrowers) and reasonably acceptable to the Administrative Agent; provided,  that:

(A)any such increase shall be in a minimum aggregate principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof;

(B)no Default or Event of Default shall exist before and immediately after giving effect to such additional Term Loan;

(C)the Borrowers shall be in compliance, on a Pro Forma Basis after giving effect to the incurrence of any additional Term Loan (and after giving effect on a Pro Forma Basis to any Permitted Acquisition consummated simultaneously therewith), with the financial covenants set forth in Section 8.8, recomputed as of the last day of the most recently ended Fiscal Quarter of the Company  for which financial statements have been delivered pursuant to Section 7.1;

(D)no existing Lender shall be under any obligation to provide a portion of any additional Term Loan and any such decision whether to provide a portion of any additional Term Loan shall be in such Lender’s sole and absolute discretion;

(E)(1) any new Lender shall join this Agreement by executing such joinder documents reasonably required by the Administrative Agent and/or (2) any existing Lender electing to provide a Term Loan Commitment with respect to such additional Term Loan shall have executed a commitment or joinder agreement reasonably satisfactory to the Administrative Agent;

(F)the establishment of any additional Term Loan shall be subject to receipt by the Administrative Agent of a certificate of each Credit Party dated as of the date of the establishment of such additional Term Loan signed by an Authorized Officer of such Credit Party (x) certifying and attaching the resolutions adopted by such Credit Party approving or consenting to such increase, and (y) certifying that, before and after giving effect to such increase, (1) the representations and warranties contained in Section 6 and the other Credit Documents are true and correct in all material respects on and as of the date of such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (2) no Default or Event of Default exists.

(G)the Applicable Margin of any additional Term Loan shall be as set forth in the commitment or joinder agreement executed by the Borrowers in connection therewith, provided that the Applicable Margin for the additional Term Loan shall not be more than 50 basis points (0.50%) more than the Applicable Margin of any then existing Term Loans (and if the difference is greater than 0.50%, the Applicable Margin applicable to the existing Term Loans shall be automatically increased, without any further action on the part of the Borrowers or the Lenders, to be 0.50% below the Applicable Margin applicable to the additional Term Loan);

(H)the maturity date for any additional Term Loan shall be as set forth in the commitment or joinder agreement executed by the Borrowers in connection therewith, provided that such date shall not be earlier than the maturity date of any other then existing Term Loan; and

(I)the scheduled principal amortization payments under any additional Term Loan shall be as set forth in the commitment or joinder agreement executed by the Borrowers in connection therewith; provided that the weighted average life of any such additional Term Loan shall not be less than the weighted life to maturity of either of (I) the Revolving Loans or (II) any other then existing Term Loan.

Section 2.2Swingline Loans.

(a)Swingline Loans Commitments.  During the Revolving Commitment Period, subject to the terms and conditions hereof, the Swingline Lender may, in its sole discretion, make Swingline Loans to the Borrowers in the aggregate amount up to but not exceeding the Swingline Sublimit; provided, that after giving effect to the making of any Swingline Loan, in no event shall (i) the Total Revolving Outstandings exceed the Aggregate Revolving Commitments and (ii) the Revolving Credit Exposure of any Lender exceed such Lender’s Revolving

Commitment.  Amounts borrowed pursuant to this Section 2.2 may be repaid and reborrowed during the Revolving Commitment Period.  The Swingline Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Swingline Loans and all other amounts owed hereunder with respect to the Swingline Loans and the Revolving Commitments shall be paid in full no later than such date.

(b)Borrowing Mechanics for Swingline Loans.

(i)Whenever the Borrowers desire that the Swingline Lender make a Swingline Loan, the Borrowers shall deliver to the Administrative Agent a Funding Notice no later than 11:00 a.m. on the proposed Credit Date.

(ii)The Swingline Lender shall make the amount of its Swingline Loan available to the Administrative Agent not later than 3:00 p.m. on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Administrative Agent’s Principal Office.  Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Swingline Loans available to the Borrowers on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Swingline Loans received by the Administrative Agent from the Swingline Lender to be credited to the account of the Company at the Administrative Agent’s Principal Office, or to such other account as may be designated in writing to the Administrative Agent by the Borrowers.

(iii)With respect to any Swingline Loans which have not been voluntarily prepaid by the Borrowers pursuant to Section 2.11, the Swingline Lender may at any time in its sole and absolute discretion, deliver to the Administrative Agent (with a copy to the Borrower), no later than 11:00 a.m. on the day of the proposed Credit Date, a notice (which shall be deemed to be a Funding Notice given by the Borrowers) requesting that each Lender holding a Revolving Commitment make Revolving Loans that are Base Rate Loans to the Borrowers on such Credit Date in an amount equal to the amount of such Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date such notice is given which the Swingline Lender requests Lenders to prepay.  Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by the Lenders other than the Swingline Lender shall be immediately delivered by the Administrative Agent to the Swingline Lender (and not to the Borrowers) and applied to repay a corresponding portion of the Refunded Swingline Loans and (2) on the day such Revolving Loans are made, the Swingline Lender’s Revolving Commitment Percentage of the Refunded Swingline Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swingline Lender to the Borrowers, and such portion of the Swingline Loans deemed to be so paid shall no longer be outstanding as Swingline Loans and shall no longer be due under the Swingline Note of the Swingline Lender but shall instead constitute part of the Swingline Lender’s outstanding Revolving Loans to the Borrowers and shall be due under the

Revolving Loan Note issued by the Borrowers to the Swingline Lender.  The Borrowers hereby authorize the Administrative Agent and the Swingline Lender to charge the Borrowers’ accounts with the Administrative Agent and the Swingline Lender (up to the amount available in each such account) in order to immediately pay the Swingline Lender the amount of the Refunded Swingline Loans to the extent of the proceeds of such Revolving Loans made by the Lenders, including the Revolving Loans deemed to be made by the Swingline Lender, are insufficient to repay in full the Refunded Swingline Loans.  If any portion of any such amount paid (or deemed to be paid) to the Swingline Lender should be recovered by or on behalf of the Borrowers from the Swingline Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.14.

(iv)If for any reason Revolving Loans are not made pursuant to Section 2.2(b)(iii) in an amount sufficient to repay any amounts owed to the Swingline Lender in respect of any outstanding Swingline Loans on or before the third Business Day after demand for payment thereof by the Swingline Lender, each Lender holding a Revolving Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swingline Loans, and in an amount equal to its Revolving Commitment Percentage of the applicable unpaid amount together with accrued interest thereon.  On the Business Day that notice is provided by the Swingline Lender (or by 11:00 a.m. on the following Business Day if such notice is provided after 2:00 p.m.), each Lender holding a Revolving Commitment shall deliver to the Swingline Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of the Swingline Lender.  In order to evidence such participation each Lender holding a Revolving Commitment agrees to enter into a participation agreement at the request of the Swingline Lender in form and substance reasonably satisfactory to the Swingline Lender.  In the event any Lender holding a Revolving Commitment fails to make available to the Swingline Lender the amount of such Lender’s participation as provided in this paragraph, the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon for three (3) Business Days at the rate customarily used by the Swingline Lender for the correction of errors among banks and thereafter at the Base Rate, as applicable.

(v)Notwithstanding anything contained herein to the contrary, (1) each Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swingline Loans pursuant to clause (iii) above and each Lender’s obligation to purchase a participation in any unpaid Swingline Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set‑off, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, any Credit Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Credit Party; (D) any breach of this Agreement or any other Credit Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Lender are subject to the condition that the Swingline Lender had not received prior notice from the Borrowers or the Required Lenders that any of the conditions under Section 5.2 to the making of the applicable Refunded Swingline Loans or other unpaid Swingline Loans were not satisfied at the time such Refunded Swingline Loans or other unpaid Swingline Loans were made; and (2) the Swingline Lender shall not be obligated to make any Swingline Loans (A) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default, (B) it does not in good faith believe that all conditions under Section 5.2 to the making of such Swingline Loan have been satisfied or waived by the Required Lenders, or (C) at a time when a Defaulting Lender exists, unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrowers to eliminate the Swingline Lender’s Fronting Exposure with respect to the Defaulting Lender’s participation in such Swingline Loan, including by Cash Collateralizing such Defaulting Lender’s Revolving Commitment Percentage of the outstanding Swingline Loans in a manner reasonably satisfactory to the Swingline Lender and the Administrative Agent.

Section 2.3Issuances of Letters of Credit and Purchase of Participations Therein.

(a)Letters of Credit.  During the Revolving Commitment Period, subject to the terms and conditions hereof, each Issuing Bank agrees to issue Letters of Credit for the account of any Borrower or any of its Subsidiaries in the aggregate amount up to but not exceeding the Letter of Credit Sublimit; provided, (i) each Letter of Credit shall be denominated in Dollars; (ii) the stated amount of each Letter of Credit shall not be less than $50,000 or such lesser amount as is acceptable to the applicable Issuing Bank; (iii) after giving effect to such issuance, in no event shall (x) the Total Revolving Outstandings exceed the Aggregate Revolving Commitments,  (y) the Revolving Credit Exposure of any Lender exceed such Lender’s Revolving Commitment and (z) the Outstanding Amount of the Letter of Credit Obligations exceed the Letter of Credit Sublimit; (iv) after giving effect to such issuance, in no event shall the Outstanding Amount of the Letter of Credit Obligations exceed the Letter of Credit Sublimit then in effect; and (v) in no event shall any Letter of Credit have an expiration date later than the earlier of (1) the date 1 year following the Revolving Commitment Termination Date, and (2) the date which is one (1) year from the date of issuance of such Letter of Credit.  Subject to the foregoing (other than clause (v)) any Issuing Bank may agree that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one (1) year each, unless such Issuing Bank elects not to extend for any such additional period; provided, no Issuing Bank shall extend any such Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time such Issuing Bank must elect to allow such extension; provided,  further, in the event that any Lender is at such time a Defaulting Lender, unless the applicable Issuing Bank has entered into arrangements satisfactory to such Issuing Bank (in its sole discretion) with the Borrowers or such Defaulting Lender to eliminate such Issuing Bank’s Fronting Exposure with respect to such Lender (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender), including by Cash Collateralizing such Defaulting Lender’s Revolving Commitment Percentage of the Outstanding Amount of the Letter of Credit Obligations in a manner reasonably satisfactory to Agents, such Issuing Bank shall not be obligated to issue or extend any Letter of Credit hereunder.  An Issuing Bank may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.  All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(b)Notice of Issuance.  Whenever the Borrowers desire the issuance of a Letter of Credit, the Borrowers shall deliver to the Administrative Agent an Issuance Notice no later than 1:00 p.m. at least three (3) Business Days or such shorter period as may be agreed to by any Issuing Bank in any particular instance, in advance of the proposed date of issuance.  Upon satisfaction or waiver of the conditions set forth in Section 5.2, an Issuing Bank shall issue the requested Letter of Credit only in accordance such Issuing Bank’s standard operating procedures.  Upon the issuance of any Letter of Credit or amendment or modification to a Letter of Credit, the applicable Issuing Bank shall promptly notify the Administrative Agent and each Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Section 2.3(e).

(c)Responsibility of Issuing Banks With Respect to Requests for Drawings and Payments.  In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the applicable Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.  As between the Borrowers and any Issuing Bank, the Borrowers assume all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Bank, by the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, no Issuing Bank shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any Issuing Bank’s rights or powers hereunder.  Without limiting the foregoing and in furtherance thereof, any action taken or omitted by any Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not give rise to any liability on the part of such Issuing Bank to any Credit Party.  Notwithstanding anything to the contrary contained in this Section 2.3(c), the Borrowers shall retain any and all rights it may have against any Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Bank, as determined by a court of competent jurisdiction in a final, non-appealable order.

(d)Reimbursement by the Borrowers of Amounts Drawn or Paid Under Letters of Credit.  In the event an Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall immediately notify the Borrowers and the Administrative Agent, and the Borrowers shall reimburse such Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the “Reimbursement Date”) in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided, anything contained herein to the contrary notwithstanding, (i) unless the Borrowers shall have notified the Administrative Agent and the applicable Issuing Bank prior to 11:00 a.m. on the date such drawing is honored that the Borrowers intend to reimburse such Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, the Borrowers shall be deemed to have given a timely Funding Notice to the Administrative Agent requesting the Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Section 5.2, the Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the applicable Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of Revolving Loans are not received by the applicable Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, the Borrowers shall reimburse such Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received.  Nothing in this Section 2.3(d) shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth herein, and the Borrowers shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.3(d).

(e)Lenders’ Purchase of Participations in Letters of Credit.  Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from the applicable Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Revolving Commitment Percentage (with respect to the Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder.  In the event that the Borrowers shall fail for any reason to reimburse an Issuing Bank as provided in Section 2.3(d), the applicable Issuing Bank shall promptly notify each Lender of the unreimbursed amount of such honored drawing and of such Lender’s respective participation therein based on such Lender’s Revolving Commitment Percentage.  Each Lender shall make available to the applicable Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Bank specified in such notice, not later than 12:00 p.m. on the first Business Day (under the laws of the jurisdiction in which such office of such Issuing Bank is located) after the date notified by such Issuing Bank.  In the event that any Lender fails to make available to the applicable Issuing Bank on such Business Day the amount of such Lender’s participation in such Letter of Credit as provided in this Section 2.3(e), such Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three (3) Business Days at the rate customarily used by the applicable Issuing Bank for the correction of errors among banks and thereafter at the Base Rate.  Nothing in this Section 2.3(e) shall be deemed to prejudice the right of any Lender to recover from any Issuing Bank any amounts made available by such Lender to such Issuing Bank pursuant to this Section in the event that it is determined that the payment with respect to a Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Bank, as determined by a court of competent jurisdiction in a final, non-appealable order.  In the event an Issuing Bank shall have been reimbursed by other Lenders pursuant to this Section 2.3(e) for all or any portion of any drawing honored by such Issuing Bank under a Letter of Credit, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this Section 2.3(e) with respect to such honored drawing such Lender’s Revolving Commitment Percentage of all payments subsequently received by such Issuing Bank from the Borrowers in reimbursement of such honored drawing when such payments are received.  Any such distribution shall be made to a Lender at its primary address set forth below its name on Appendix B or at such other address as such Lender may request.

(f)Obligations Absolute.  The obligation of the Borrowers to reimburse the applicable Issuing Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by the Lenders pursuant to Section 2.3(d) and the obligations of the Lenders under Section 2.3(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set‑off, defense (other than that such drawing has been repaid) or other right which any Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Bank, a Lender or any other Person or, in the case of a Lender, against any Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrowers or any of their respective Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by any Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, operations, properties, assets, or financial condition of the Borrowers or any of their respective Subsidiaries; (vi) any breach hereof or any other Credit Document by any party thereto; (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or (viii) the fact that an Event of Default or a Default shall have occurred and be continuing; provided, in each case, that payment by the applicable Issuing Bank under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Bank under the circumstances in question, as determined by a court of competent jurisdiction in a final, non-appealable order.

(g)Indemnification.  Without duplication of any obligation of the Credit Parties under Section 11.2, in addition to amounts payable as provided herein, each of the Credit Parties hereby agrees, on a joint and several basis, to protect, indemnify, pay and save harmless each Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable and documented out-of-pocket fees, expenses and disbursements of counsel) which each Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of such Issuing Bank, as determined by a court of competent jurisdiction in a final, non-appealable order, or (2) the wrongful dishonor by such Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it, or (ii) the failure of such Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act.

(h)Applicability of ISP and UCP.  Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrowers when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each Letter of Credit and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(i)Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of any Borrower, the Borrowers shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit.  The Borrowers hereby acknowledge that the issuance of Letters of Credit for the account of any Subsidiary of the Borrowers inures to the benefit of the Borrowers, and that the Borrowers’ business derives substantial benefits from the businesses of such Subsidiaries.

Section 2.4Pro Rata Shares; Availability of Funds.

(a)Pro Rata Shares.  All Loans shall be made, and all participations purchased, by the Lenders simultaneously and proportionately to their respective pro rata shares of the Loans, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Revolving Commitment or any Term Loan Commitment, or the portion of the aggregate outstanding principal amount of the Revolving Loans or the Term Loans, of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b)Availability of Funds.

(i)Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.1(c) or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.1(c) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans, plus, in either case, any administrative, processing or similar fees customarily charged by the Administrative Agent in connection therewith.  If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrowers shall be without prejudice to any claim any Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)Payments by the Borrowers; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or each applicable Issuing Bank, as the case may be, the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or each applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Notices given by the Administrative Agent under this subsection (b) shall be conclusive absent manifest error.

Section 2.5Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a)Lenders’ Evidence of Debt.  Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the Borrowers and each other Credit Party to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof.  Any such recordation shall be conclusive and binding on the Borrowers, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitment or the Borrowers’ obligations in respect of any applicable Loans; and provided, further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern in the absence of demonstrable error therein.

(b)Notes.  The Borrowers shall execute and deliver to each (i) Lender on the Closing Date, (ii) Person who is a permitted assignee of such Lender pursuant to Section 11.5 and (iii) Person who becomes a Lender in accordance with Section 2.1(d), in each case to the extent requested by such Person, a Note or Notes to evidence such Person’s portion of the Revolving Loans, Swingline Loans or Term Loans, as applicable.

Section 2.6Scheduled Principal Payments.

(a)Revolving Loans.  The principal amount of Revolving Loans is due and payable in full on the Revolving Commitment Termination Date.

(b)Swingline Loans.  The principal amount of the Swingline Loans is due and payable in full on the earlier to occur of (i) the date of demand by the Swingline Lender and (ii) the Revolving Commitment Termination Date.

(c)Term Loan A.  The principal amount of the Term Loan A shall be repaid in installments on the date and in the amounts set forth in the table below (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.11), unless accelerated sooner pursuant to Section 9:

Payment Dates	Principal Amortization Payment
December 31, 2013	$562,500
March 31, 2014	$562,500
June 30, 2014	$562,500
September 30, 2014	$562,500
December 31, 2014	$843,750
March 31, 2015	$843,750
June 30, 2015	$843,750
September 30, 2015	$843,750
December 31, 2015	$1,125,000
March 31, 2016	$1,125,000
June 30, 2016	$1,125,000
September 30, 2016	$1,125,000
December 31, 2016	$1,125,000
March 31, 2017	$1,125,000
June 30, 2017	$1,125,000
September 30, 2017	$1,125,000
December 31, 2017	$1,406,250
March 31, 2018	$1,406,250
June 30, 2018	$1,406,250
Term Loan A Maturity Date	Outstanding Principal Balance of Term Loan A

Section 2.7Interest on Loans.

(a)Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i)in the case of Revolving Loans or the Term Loan A:

(A)if a Base Rate Loan (including a Base Rate Loan referencing the LIBOR Index Rate), the Base Rate plus the Applicable Margin; or

(B)if an Adjusted LIBOR Rate Loan, the Adjusted LIBOR Rate plus the Applicable Margin;

(ii)in the case of Swingline Loans, at the Swingline Rate; and

(iii)in the case of any Term Loan established pursuant to Section 2.1(d)(iii), at the percentages per annum specified in the lender joinder agreement(s) and/or the commitment agreement(s) whereby such Term Loan is established.

(b)The basis for determining the rate of interest with respect to any Loan (except a Swingline Loan, which may only be made and maintained at the Swingline Rate unless and until converted into a Revolving Loan pursuant to the terms and conditions hereof), and the Interest Period with respect to any Adjusted LIBOR Rate Loan, shall be selected by the Borrowers and notified to the Administrative Agent and the Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be.  If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day (i) if such Loan is an Adjusted LIBOR Rate Loan, such Loan shall become a Base Rate Loan and (ii) if such Loan is a Base Rate Loan, such Loan shall remain a Base Rate Loan.

(c)In connection with Adjusted LIBOR Rate Loans, there shall be no more than eight (8) Interest Periods outstanding at any time.  In the event the Borrowers fail to specify between a Base Rate Loan or an Adjusted LIBOR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (i) if outstanding as an Adjusted LIBOR Rate Loan, will be automatically converted into a Base Rate Loan on the last day of the then‑current Interest Period for such Loan, and (ii) if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.  In the event the Borrowers fail to specify an Interest Period for any Adjusted LIBOR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, the Borrowers shall be deemed to have selected an Interest Period of one (1) month.  As soon as practicable after 10:00 a.m. on each Interest Rate Determination Date and each Index Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to each of the LIBOR Loans for which an interest rate is then being determined (and for the applicable Interest Period in the case of Adjusted LIBOR Rate Loans) and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrowers and each Lender.

(d)Interest payable pursuant to this Section 2.7 shall be computed on the basis of (i) for interest at the Base Rate, a year of 356 or 366 days, as the case may be, and (ii) for all other computations of fees and interest, a year of three hundred sixty (360) days, in each case for the actual number of days elapsed in the period during which it accrues.  In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from an Adjusted LIBOR Rate Loan, the date of conversion of such Adjusted LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to an Adjusted LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such Adjusted LIBOR Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one (1) day’s interest shall be paid on that Loan.

(e)If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the Lenders promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code or other Debtor Relief Law, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This subsection (e) shall not limit the rights of the Administrative Agent or any Lender, as the case may be, under any other provision of this Agreement.  The Borrowers’ obligations under this paragraph shall survive for a period of one year following the termination of the Commitments and the repayment of all other Obligations.

(f)Except as otherwise set forth herein, interest on each Loan shall accrue on a daily basis and shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Loan; (ii) upon any prepayment of that Loan (other than a voluntary prepayment of a

Revolving Loan or Term Loan which interest shall be payable in accordance with clause (i) above), to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity.

(g)The Borrowers agree to pay to the applicable Issuing Bank, with respect to drawings honored under any Letter of Credit issued by such Issuing Bank, interest on the amount paid by such Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of the Borrowers at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and (ii) thereafter, a rate which is the lesser of (y) 2% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and (z) the Highest Lawful Rate.

(h)Interest payable pursuant to Section 2.7(g) shall be computed on the basis of a year of three hundred sixty (360) days, for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.  Promptly upon receipt by the applicable Issuing Bank of any payment of interest pursuant to Section 2.7(g), such Issuing Bank shall distribute to each Lender, out of the interest received by such Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit.  In the event an Issuing Bank shall have been reimbursed by the Lenders for all or any portion of such honored drawing, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.3(e) with respect to such honored drawing such Lender’s Revolving Commitment Percentage of any interest received by such Issuing Bank in respect of that portion of such honored drawing so reimbursed by the Lenders for the period from the date on which such Issuing Bank was so reimbursed by the Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by the Borrowers.

Section 2.8Conversion/Continuation.

(a)So long as no Default or Event of Default shall have occurred and then be continuing or would result therefrom, the Borrowers shall have the option:

(i)to convert at any time all or any part of any Loan equal to $100,000 and integral multiples of $50,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, an Adjusted LIBOR Rate Loan may only be converted on the expiration of the Interest Period applicable to such Adjusted LIBOR Rate Loan unless the

Borrowers shall pay all amounts due under Section 3.1(c) in connection with any such conversion; or

(ii)upon the expiration of any Interest Period applicable to any Adjusted LIBOR Rate Loan, to continue all or any portion of such Loan as an Adjusted LIBOR Rate Loan.

(b)The Borrowers shall deliver a Conversion/Continuation Notice to the Administrative Agent no later than 1:00 p.m. at least three (3) Business Days in advance of the proposed Conversion/Continuation Date.  Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Adjusted LIBOR Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrowers shall be bound to effect a conversion or continuation in accordance therewith.

Section 2.9Default Rate of Interest.

(a)If any amount of principal of any Loan is not paid when due, whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(b)If any amount (other than principal of any Loan) payable by the Borrowers under any Credit Document is not paid when due (after the expiration of any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then at the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(c)During the continuance of an Event of Default under Section 9.1(f) or Section 9.1(g), the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(d)During the continuance of an Event of Default other than an Event of Default under Section 9.1(f) or Section 9.1(g), the Borrowers shall, at the request of the Required Lenders, pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws.

(e)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(f)In the case of any Adjusted LIBOR Rate Loan, upon the expiration of the Interest Period in effect at the time the Default Rate of interest is effective, each such Adjusted LIBOR

Rate Loan shall thereupon become a Base Rate Loan and shall thereafter bear interest at the Default Rate then in effect for Base Rate Loans.  Payment or acceptance of the increased rates of interest provided for in this Section 2.9 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

Section 2.10Fees.

(a)Commitment Fee.  The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Revolving Commitment Percentage, a commitment fee (the “Commitment Fee”) equal to the Applicable Margin multiplied by the actual daily amount by which the Aggregate Revolving Commitments exceeds the sum of (i) the Outstanding Amount of Revolving Loans plus (ii) the Outstanding Amount of Letter of Credit Obligations, subject to adjustments as provided in Section 2.16.  The Commitment Fee shall accrue at all times during the Revolving Commitment Period, including at any time during which one or more of the conditions in Section 5 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Revolving Commitment Termination Date; provided that (1) no Commitment Fee shall accrue on any of the Revolving Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender and (2) any Commitment Fee accrued with respect to the Revolving Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender.  The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.  For purposes hereof, Swingline Loans shall not be counted toward or be considered as usage of the Aggregate Revolving Commitments.

(b)Letter of Credit Fees.

(i)Letter of Credit Fees.  The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Revolving Commitment Percentage a Letter of Credit fee for each Letter of Credit equal to the Applicable Margin multiplied by the daily maximum amount available to be drawn under such Letter of Credit (the “Letter of Credit Fee”).  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.3(i).  The Letter of Credit Fees shall be computed on a quarterly basis in arrears, and shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the expiration date thereof and thereafter on demand; provided that (1) no Letter of Credit Fees shall accrue in favor of a Defaulting Lender so long as such Lender shall be a Defaulting

Lender and (2) any Letter of Credit Fees accrued in favor of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender.  If there is any change in the Applicable Margin during any quarter, the daily maximum amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.  Notwithstanding anything to the contrary contained herein, during the continuance of an Event of Default under Sections 9.1(f) and (g), all Letter of Credit Fees shall accrue at the Default Rate, and during the continuance of an Event of Default other than an Event of Default under Sections 9.1(f) or (g), then upon the request of the Required Lenders, all Letter of Credit Fees shall accrue at the Default Rate.

(ii)Fronting Fee and Documentary and Processing Charges Payable to Issuing Bank.  The Borrowers shall pay directly to the applicable Issuing Bank for its own account a fronting fee with respect to each Letter of Credit issued by such Issuing Bank at the rate per annum separately agreed to by the Borrowers and such Issuing Bank, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears.  Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December in respect of the most recently‑ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on its expiration date and thereafter on demand.  For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.3(i).  In addition, the Borrowers shall pay directly to the applicable Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit issued by it as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(c)Other Fees.  The Borrowers shall pay to RCM and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever, except to the extent set forth in the Fee Letter.

Section 2.11Prepayments/Commitment Reductions.

(a)Voluntary Prepayments.

(i)Any time and from time to time, the Loans may be repaid in whole or in part without premium or penalty (subject to Section 3.1):

(A)with respect to Base Rate Loans (including Base Rate Loans referencing the LIBOR Index Rate), the Borrowers may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount;

(B)with respect to Adjusted LIBOR Rate Loans, the Borrowers may prepay any such Loans on any Business Day in whole or in part (together with any amounts due pursuant to Section 3.1(c)) in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount; and

(C)with respect to Swingline Loans, the Borrowers may prepay any such Loans on any Business Day in whole or in part in any amount;

(ii)All such prepayments shall be made:

(A)upon written or telephonic notice on the date of prepayment in the case of Base Rate Loans or Swingline Loans; and

(B)upon not less than three (3) Business Days’ prior written or telephonic notice in the case of Adjusted LIBOR Rate Loans;

in each case given to the Administrative Agent, or the Swingline Lender, as the case may be, by 11:00 a.m. on the date required and, if given by telephone, promptly confirmed in writing to the Administrative Agent (and the Administrative Agent will promptly transmit such telephonic or original notice for a Credit Extension by telefacsimile or telephone to each Lender).  Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.  Any such voluntary prepayment shall be applied as specified in Section 2.12(a).

(b)Voluntary Commitment Reductions.

(i)The Borrowers may, from time to time upon not less than three (3) Business Days’ prior written or telephonic notice confirmed in writing to the Administrative Agent (which original written or telephonic notice the Administrative Agent will promptly transmit by telefacsimile or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part (i) the Revolving Commitments (ratably among the Lenders in accordance with their respective commitment percentage thereof); provided, (A) any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount, (B) the Borrowers shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the aggregate Total Revolving Outstandings exceed the Aggregate Revolving Commitments and (C) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Letter of Credit

Sublimit and/or the Swingline Sublimit exceed the amount of the Aggregate Revolving Commitments, the Letter of Credit Sublimit and/or the Swingline Sublimit, as applicable, shall be automatically reduced by the amount of such excess.

(ii)The Borrowers’ notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in the Borrowers’ notice and shall reduce the Revolving Commitments of each Lender proportionately to its Revolving Commitment Percentage thereof.

(c)Mandatory Prepayments.

(i)Revolving Commitments.  If at any time (A) the Total Revolving Outstandings shall exceed the Aggregate Revolving Commitments, (B) the Outstanding Amount of Letter of Credit Obligations shall exceed the Letter of Credit Sublimit, or (C) the Outstanding Amount of Swingline Loans shall exceed the Swingline Sublimit, immediate prepayment will be made on or in respect of the Revolving Obligations in an amount equal to such excess; provided, however, that, except with respect to clause (B), Letter of Credit Obligations will not be Cash Collateralized hereunder until the Revolving Loans and Swingline Loans have been paid in full.

(ii)Asset Sales and Involuntary Dispositions.  Prepayment will be made on the Loan Obligations on the Business Day following receipt of Net Cash Proceeds required to be prepaid pursuant to the provisions hereof in an amount equal to one hundred percent (100%) of the Net Cash Proceeds received from any Asset Sale or Involuntary Disposition with respect to any Collateral by any Credit Party (other than the first $1,000,000 of such Net Cash Proceeds received in any Fiscal Year); provided that such prepayment shall not be required to be made to the extent (A) the Company delivers to the Administrative Agent a certificate stating that it intends to reinvest such Net Cash Proceeds in assets (excluding current assets as classified by GAAP) that are useful in the business of the Company and its Subsidiaries within 180 days after the date of such Asset Sale or Involuntary Disposition and (B) such Net Cash Proceeds are so reinvested during such period, it being understood that any such Net Cash Proceeds not so reinvested during such period, shall be used to prepay the Loan Obligations within 3 Business Days of the expiration of such period.

(iii)Debt Transactions.  Prepayment will be made on the Obligations in an amount equal to one hundred percent (100%) of the Net Cash Proceeds from any Debt Transactions on the Business Day following receipt thereof.

(iv)Equity Transactions.  Prepayment will be made on the Obligations in an amount equal to fifty percent (50%) of the Net Cash Proceeds from any Equity Transactions on the Business Day following receipt thereof.

Section 2.12Application of Prepayments.

   Within each Loan, prepayments will be applied first to Base Rate Loans, then to LIBOR Loans in direct order of Interest Period maturities.  In addition:

(a)Voluntary Prepayments.  Voluntary prepayments will be applied as specified by the Borrowers; provided that in the case of prepayments on the Term Loans, (i) the prepayment will be applied ratably to the Term Loans then outstanding and (ii) with respect to each Term Loan then outstanding, the prepayments will be applied to remaining principal installments thereunder on a pro rata basis.

(b)Mandatory Prepayments.  Mandatory prepayments will be applied as follows:

(i)Mandatory prepayments in respect of the Revolving Commitments under Section 2.11(c)(i) above shall be applied to the respective Revolving Obligations as appropriate but without a permanent reduction thereof.

(ii)Mandatory prepayments in respect of Asset Sales and Involuntary Dispositions under Section 2.11(c)(ii) above, Debt Transactions under Section 2.11(c)(iii), and Equity Transactions under Section 2.11(c)(iv) shall be applied as follows:  first, ratably to the Term Loans, until paid in full, and then to the Revolving Obligations without a permanent reduction thereof.  Mandatory prepayments with respect to each of the Term Loans will be applied to remaining principal installments thereunder in inverse order of maturity.

(c)Prepayments on the Obligations will be paid by the Administrative Agent to the Lenders ratably in accordance with their respective interests therein (except for Defaulting Lenders where their share will be applied as provided in Section 2.16(a)(ii) hereof).

Section 2.13General Provisions Regarding Payments.

(a)All payments by the Borrowers of principal, interest, fees and other Obligations hereunder or under any other Credit Document shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition.  The Administrative Agent shall, and the Borrowers hereby authorize the Administrative Agent to, debit a deposit account of any Borrower or any of their respective Subsidiaries held with the Administrative Agent or any of its Affiliates and designated for such purpose by any Borrower or such Subsidiary in order to cause timely payment to be made to the Administrative Agent of all principal, interest and fees due hereunder or under any other Credit Document (subject to sufficient funds being available in its accounts for that purpose).

(b)In the event that the Administrative Agent is unable to debit a deposit account of a Borrower or any Subsidiary of a Borrower held with the Administrative Agent or any of its Affiliates in order to cause timely payment to be made to the Administrative Agent of all principal, interest and fees due hereunder or any other Credit Document (including because insufficient funds are available in its accounts for that purpose), payments hereunder and under any other Credit Document shall be delivered to the Administrative Agent, for the account of the Lenders, not later than 2:00 p.m. on the date due at the Principal Office of the Administrative Agent or via wire transfer of immediately available funds to an account designated by the Administrative Agent (or at such other location as may be designated in writing by the Administrative Agent from time to time); for purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrowers on the next Business Day.

(c)All payments in respect of the principal amount of any Loan (other than voluntary repayments of Revolving Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(d)The Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable pro rata share of all payments and prepayments of principal and interest due to such Lender hereunder, together with all other amounts due with respect thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent.

(e)Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its pro rata share of any Adjusted LIBOR Rate Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(f)Subject to the provisos set forth in the definition of “Interest Period,” whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the Commitment Fee hereunder, but such payment shall be deemed to have been made on the date therefor for all other purposes hereunder.

(g)The Administrative Agent may, but shall not be obligated to, deem any payment by or on behalf of the Borrowers hereunder that is not made in same day funds prior to 2:00 p.m. to be a non‑conforming payment.  Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day.  The Administrative Agent shall give prompt telephonic notice to the Borrowers and each applicable Lender (confirmed in writing) if any payment is non‑conforming.  Any non‑conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 9.1(a).  Interest shall continue to accrue on any principal as to which a non‑conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate (unless otherwise provided by the Required Lenders) from the date such amount was due and payable until the date such amount is paid in full.

Section 2.14Sharing of Payments by Lenders.

 If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) any amounts applied by the Swingline Lender to outstanding Swingline Loans, (C) any amounts applied to Letter of Credit Obligations by any Issuing Bank or Swingline Loans by the Swingline Lender, as appropriate, from Cash Collateral provided under Section 2.15 or Section 2.16, or (D) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letter of Credit Obligations, Swingline Loans or other obligations hereunder to any assignee or participant, other than to a Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each of the Credit Parties consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

Section 2.15Cash Collateral.

(a)Certain Credit Support Events.  If (i) the Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in a Letter of Credit Borrowing, (ii) as of the date seven days prior to the Revolving Commitment Termination Date, any Letter of Credit Obligation for any reason remains outstanding, (iii) the Borrowers shall be required to provide Cash Collateral pursuant to Section 9.2 or (iv) there shall exist a Defaulting Lender, the Borrowers shall immediately (in the case of clauses (ii) and (iii) above) or within one Business Day (in any case) following any request by the Administrative Agent or the Issuing Bank provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)Grant of Security Interest.  The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the Issuing Bank as herein provided (other than Liens permitted under Section 8.2(h)), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.  All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in a blocked, non-interest bearing deposit accounts at Regions Bank.  The Borrowers shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Sections 2.3,  2.11,  2.16 or 9.2 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific Letter of Credit Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)Release.  Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender) or (ii) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash

Collateral; provided,  however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Credit Documents and the other applicable provisions of the Credit Documents, and (y) the Person providing Cash Collateral and the Issuing Bank may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 2.16Defaulting Lenders.

(a)Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.4(a)(iii).

(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amount (other than fees which any Defaulting Lender is not entitled to receive pursuant to Section 2.16(a)(iii)) received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 9 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.3), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any Issuing Bank or the Swingline Lender hereunder; third, if so determined by the Administrative Agent or requested by any Issuing Bank or the Swingline Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swingline Loan or Letter of Credit; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided,  that, if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or Letter of Credit Borrowings were made at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to the pay the Loans of, and Letter of Credit Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Borrowings owed to, that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to (and the underlying obligations satisfied to the extent of such payment) and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees.

(A)Such Defaulting Lender shall not be entitled to receive any Commitment Fee, any fees with respect to Letters of Credit (except as provided in clause (b) below) or any other fees hereunder for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)Each Defaulting Lender shall be entitled to receive the Letter of Credit Fee for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.

(C)With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations and

Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitment) but only to the extent that (x) the conditions set forth in Section 5.2 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the Revolving Credit Exposure of such Lender at such time to exceed such Non-Defaulting Lender’s Revolving Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)Cash Collateral, Repayment of Swingline Loans.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize each Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.15.

(b)Defaulting Lender Cure.  If the Borrowers, the Administrative Agent and the Swingline Lender and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Revolving Commitments (without giving effect to Section 2.16(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided,  further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)New Swingline Loans/Letters of Credit.  So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan, and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(d)Qualified Counterparties.  So long as any Lender is a Defaulting Lender, such Lender shall not be a Swap Bank with respect to any Swap Contract entered into while such Lender was a Defaulting Lender.

Section 2.17Removal or Replacement of  Lenders.

   If (a) any Lender requests compensation under Section 3.2, (b) any Credit Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.3, (c) any Lender gives notice of an inability to fund LIBOR Loans under Section 3.1(b), (d) any Lender is a Defaulting Lender, or (e) any Lender (a “Non-Consenting Lender”) does not consent (including by way of a failure to respond in writing to a proposed amendment, consent or waiver by the date and time specified by the Administrative Agent) to a proposed amendment, consent, change, waiver, discharge or termination hereunder or with respect to any Credit Document that has been approved by the Required Lenders, then the Borrowers may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.5), all of its interests, rights (other than its rights under Section 3.2,  Section 3.3 and Section 11.2) and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 11.5(b)(iv);

(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letter of Credit Borrowings, as applicable, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 3.1(c)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii)in the case of any such assignment resulting from a claim for compensation under Section 3.2 or payments required to be made pursuant to Section 3.3, such assignment is reasonably expected to result in a reduction in such compensation or payments thereafter;

(iv)such assignment does not conflict with Applicable Law; and

(v)in the case of any such assignment resulting from a Non-Consenting Lender’s failure to consent to a proposed amendment, consent, change, waiver, discharge or termination, the successor replacement Lender shall have consented to the proposed amendment, consent, change, waiver, discharge or termination.

Each Lender agrees that in the event it, or its interests in the Loans and obligations hereunder, shall become subject to the replacement and removal provisions of this Section, it will cooperate with the Borrowers and the Administrative Agent to give effect to the provisions hereof, including execution and delivery of an Assignment Agreement in connection therewith, but the replacement and removal provisions of this Section shall be effective regardless of whether an Assignment Agreement shall have been given.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 3YIELD PROTECTION

Section 3.1Making or Maintaining LIBOR Loans.

(a)Inability to Determine Applicable Interest Rate.  In the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date or any Index Rate Determination Date with respect to any LIBOR Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such LIBOR Loans on the basis provided for in the definition of Adjusted LIBOR Rate or LIBOR Index Rate, as applicable, the Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Borrowers and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Loans until such time as the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by the Borrowers with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by the Borrowers and such Loans shall be automatically made or continued as, or converted to, as applicable, Base Rate Loans without reference to the LIBOR Index Rate component of the Base Rate.

(b)Illegality or Impracticability of LIBOR Loans.  In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrowers and the Administrative Agent) that the making, maintaining or continuation of its LIBOR Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Borrowers and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender).  Thereafter (1) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a LIBOR

Loan then being requested by the Borrowers pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan without reference to the LIBOR Index Rate component of the Base Rate, (3) the Affected Lender’s obligation to maintain its outstanding LIBOR Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans without reference to the LIBOR Index Rate component of the Base Rate on the date of such termination.  Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Loan then being requested by the Borrowers pursuant to a Funding Notice or a Conversion/Continuation Notice, the Borrowers shall have the option, subject to the provisions of Section 3.1(a), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender).  Except as provided in the immediately preceding sentence, nothing in this Section 3.1(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Loans in accordance with the terms hereof.

(c)Compensation for Breakage or Non‑Commencement of Interest Periods.  The Borrowers shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable out-of-pocket losses, expenses and liabilities (including any interest paid or calculated to be due and payable by such Lender to lenders of funds borrowed by it to make or carry its Adjusted LIBOR Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re‑employment of such funds but excluding loss of anticipated profits) which such Lender sustains:  (i) if for any reason (other than a default by such Lender) a borrowing of any Adjusted LIBOR Rate Loans does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Adjusted LIBOR Rate Loans does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Adjusted LIBOR Rate Loans occurs on any day other than the last day of an Interest Period applicable to that Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), including as a result of an assignment in connection with the replacement of a Lender pursuant to Section 3.4(b); or (iii) if any prepayment of any of its Adjusted LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by the Borrowers.

(d)Booking of LIBOR Loans.  Any Lender may make, carry or transfer LIBOR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e)Assumptions Concerning Funding of Adjusted LIBOR Rate Loans.  Calculation of all amounts payable to a Lender under this Section 3.1 and under Section 3.2 shall be made as though such Lender had actually funded each of its relevant Adjusted LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such Adjusted LIBOR Rate Loans and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of such Lender to a domestic office of such Lender in the United States; provided,  however, each Lender may fund each of its Adjusted LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 3.1 and under Section 3.2.

(f)Certificates for Reimbursement.  A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender, as specified in paragraph (c) of this Section and the circumstances giving rise thereto shall be delivered to the Borrowers and shall be conclusive absent manifest error.  In the absence of any such manifest error, the Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(g)Delay in Requests.  The Borrowers shall not be required to compensate a Lender pursuant to this Section for any such amounts incurred more than six (6) months prior to the date that such Lender delivers to the Borrowers the certificate referenced in Section 3.1(f).

Section 3.2Increased Costs.

(a)Increased Costs Generally.  If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBOR Rate) or any Issuing Bank;

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuing Bank or other Recipient, the Borrowers will pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital Requirements.  If any Lender, any Issuing Bank or the Swingline Lender (for purposes hereof, may be referred to collectively as “the Lenders” or a “Lender”) determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the commitments of such Lender hereunder or the Loans made by, or participations in Letters of Credit and Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)Certificates for Reimbursement.  A certificate of a Lender or an Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and the circumstances giving rise thereto shall be delivered to the Borrowers and shall be conclusive absent manifest error.  In the absence of any such manifest error, the Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.

(d)Delay in Requests.  Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or such Issuing Bank, as the case may be, delivers to the Borrowers the certificate referenced in Section 3.2(c) and notifies the Borrowers of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.3Taxes.

(a)Issuing Banks.  For purposes of this Section 3.3, the term “Lender” shall include any Issuing Bank and the term “Applicable Law” shall include FATCA.

(b)Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.  (i)  Any and all payments by or on account of any obligation of any Credit Party hereunder or under any other Credit Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes by the Credit Parties.  The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Tax Indemnification.  (i)  The Credit Parties shall jointly and severally indemnify each Recipient and shall make payment in respect thereof within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of any such payment or liability delivered to the Borrowers by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii)Each Lender shall severally indemnify the Administrative Agent within ten (10) Business Days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.5(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender  under any Credit Document or otherwise payable by the Administrative Agent to the Lender  from any other source against any amount due to the Administrative Agent under this clause (ii).

(e)Evidence of Payments.  As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of a return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)Status of Lenders; Tax Documentation.  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(A),  (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the a Borrower is a U.S. Person,

(A) any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(i)  in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)  executed originals of IRS Form W-8ECI;

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit 3.3-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.3-2 or Exhibit 3.3-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 3.3-4 on behalf of each such direct and indirect partner;

(C)  any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

(g)Treatment of Certain Refunds.  Unless required by Applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a

Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of the indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)Survival.  Each party’s obligations under this Section 3.3 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

Section 3.4Mitigation Obligations; Designation of a Different Lending Office.

   (a)  Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.2, or requires the Borrowers to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.3, then such Lender shall (at the request of the Borrowers) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.2 or Section 3.3, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)Replacement of Lenders.  If any Lender requests compensation under Section 3.2, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.3 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section

3.4(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.5), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.2 or Section 3.3) and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.5;

(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letter of Credit Borrowings, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 3.1) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii)in the case of any such assignment resulting from a claim for compensation under Section 3.2 or payments required to be made pursuant to Section 3.3, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)such assignment does not conflict with Applicable Law; and

(v)in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 4[Reserved]

Section 5CONDITIONS PRECEDENT

Section 5.1Conditions Precedent to Initial Credit Extensions.

 The obligation of each Lender to make a Credit Extension on the Closing Date is subject to the satisfaction of the following conditions on or before the Closing Date:

(a)Executed Credit Documents.  Receipt by the Administrative Agent of executed counterparts of this Agreement and the other Credit Documents, in each case, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders and duly executed by the appropriate parties thereto.

(b)Organizational Documents.  Receipt by the Administrative Agent of the following:

(i)Charter Documents.  Copies of articles of incorporation, certificate of organization or formation, or other like document for each of the Credit Parties certified as of the Closing Date by an Authorized Officer in form and substance reasonably satisfactory to the Administrative Agent.

(ii)Organizational Documents Certificate.  (i) Copies of bylaws, operating agreement, partnership agreement or like document, (ii) copies of resolutions approving the transactions contemplated in connection with the financing and authorizing execution and delivery of the Credit Documents, and (iii) incumbency certificates, for each of the Credit Parties, in each case certified by an Authorized Officer in form and substance reasonably satisfactory to the Administrative Agent.

(iii)Good Standing Certificate.  Copies of certificates of good standing, existence or the like of a recent date for each of the Credit Parties from the appropriate Governmental Authority of its jurisdiction of formation or organization.

(iv)Closing Certificate.  A certificate from an Authorized Officer of each Borrower, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, confirming, among other things, (A) all consents, approvals, authorizations, registrations, or filings required to be made or obtained by the Borrowers and the other Credit Parties, if any, in connection with this Agreement and the other Credit Documents and the transactions contemplated herein and therein have been obtained and are in full force and effect, (B) no investigation or inquiry by any Governmental Authority regarding this Agreement and the other Credit Documents and the transactions contemplated herein and therein is ongoing, (C) since the date of the most-recent annual audited financial statements for the Company, there has been no event or circumstance which could be reasonably expected to have a Material Adverse Effect, (D) the most-recent annual audited financial statements were prepared in accordance with GAAP consistently applied, except as noted therein, and fairly presents in all material respects the financial condition and results from operations of the Company and its Subsidiaries, and (E) each Borrower, individually, and the Company and its Subsidiaries, taken as a whole, are Solvent after giving effect to the transactions contemplated hereby and the incurrence of Indebtedness related thereto.

(c)Opinions of Counsel.  Receipt by the Administrative Agent of customary opinions of counsel for each of the Credit Parties, including, among other things, opinions regarding the due authorization, execution and delivery of the Credit Documents and the enforceability thereof.

(d)Personal Property Collateral.  Receipt by the Collateral Agent of the following:

(i)UCC Financing Statements.  Such UCC financing statements necessary or appropriate to perfect the security interests in the personal property collateral, as determined by the Collateral Agent.

(ii)Intellectual Property Filings.  Such patent, trademark and copyright notices, filings and recordations necessary or appropriate to perfect the security interests in intellectual property and intellectual property rights, as determined by the Collateral Agent.

(iii)Evidence of Insurance.  Certificates of insurance for casualty, liability and any other insurance required by the Credit Documents, identifying the Collateral Agent as loss payee with respect to the casualty insurance and additional insured with respect to the liability insurance, as appropriate.

(e)Vessel Collateral.  Receipt by the Collateral Agent of the following:

(i)Vessel Mortgages.  Fully executed and notarized Vessel Mortgages encumbering the vessels designated on Schedule 5.1(e)(i) and the additional Collateral covered thereby executed by the Credit Parties who are the registered owners of such vessels and evidence that each such Vessel Mortgage has been or will be recorded in all places to the extent necessary or desirable, in the reasonable judgment of the Collateral Agent, so as to enable the Collateral Agent to hold a perfected and enforceable first priority (subject to permitted maritime liens) preferred mortgage lien and security interest on such vessels and other Collateral.

(ii) Assignment of Insurances. An Assignment of Insurances with respect to each vessel designated on Schedule 5.1(e)(i) duly executed by the Credit Party who is the registered owner of such vessel together with a Notice of Assignment in the form appended thereto duly executed by the assignor and the insurance broker.

(iii)Evidence of Insurance. Certificates of insurance for casualty, liability and any other insurance required by the Credit Documents, identifying the Collateral Agent as additional insured and loss payee with respect to all marine risk, hull and machinery, war risks and other casualty insurance covering the physical loss of and damage to the vessels designated on Schedule 5.1(e)(i) and as a co-assured or additional insured with respect to protection and indemnity, protection and indemnity war risk, pollution and other liability insurance, as appropriate.

(iv)Operating Certificates. True correct and complete copies of the following operational certificates with respect to each vessel designated on Schedule 5.1(e)(i), if required for the operation of the vessel under Applicable Law, and such certificates are in full force and effect, without exception (i) a Certificate of Inspection authorizing the vessel to engage in its intended service, (ii) a Load Line Certificate by the American Bureau of Shipping (“ABS”); (iii) all ISM Code Documentation; (iv) all ISPS Code

Documentation; (v) a Tonnage Certificate issued for the vessel by the ABS; (vi) Certificates of Financial Responsibility; and (vii) all Ship Safety Certificates required for the vessel (collectively, “Operating Certificates”).

(v)Classification. With respect to each vessel designated on Schedule 5.1(e)(i) that is classed by the ABS or other classification society, a copy of the class certificate with respect to such vessel and a confirmation of class certificate evidencing that such vessel is in class, without exception or notation, and without regard to extensions granted by class, on the Closing Date.

(vi)Charter Assignments and Security Agreements. A Charter Assignment and Security Agreement with respect to each vessel designated as requiring the same on Schedule 5.1(e)(i) duly executed by the Credit Party who is the registered owner and/or operator of such vessel together with a Notice of Assignment in the form appended thereto duly executed by the charterer.

(vii)[reserved]

(f)Lien Searches.  Receipt by the Administrative Agent of (i) reports from an independent search service satisfactory to it listing any judgment or tax lien filing or Uniform Commercial Code financing statement that names a Credit Party as debtor in jurisdictions deemed appropriate by the Administrative Agent and (ii) abstracts of title with respect to vessels that constitute Collateral, in each case with the results thereof reasonably satisfactory to the Administrative Agent.

(g)Funding Notice; Funds Disbursement Instructions.  Receipt by the Administrative Agent of (a) a duly executed Funding Notice with respect to the Credit Extension to occur on the Closing Date and (b) duly executed disbursement instructions (with wiring instructions and account information) for all disbursements to be made on the Closing Date.

(h)Minimum Unutilized Revolving Commitments.  Receipt by the Administrative Agent of evidence satisfactory to it that after giving effect to the initial Loans to be made on the Closing Date, the Unutilized Revolving Commitments shall not be less than $15,000,000.

(i)Maximum Consolidated Leverage Ratio.  Receipt by the Administrative Agent of evidence satisfactory to it that after giving effect to the initial Loans to be made on the Closing Date, the Consolidated Leverage Ratio shall not be greater than 4.25 to 1.0.

(j)Maximum Closing Date Consolidated Loan-to-Value Percentage.  Receipt by the Administrative Agent of surveys with respect to the vessels constituting Collateral evidencing a Consolidated Loan-to-Value Percentage of not greater than 65%.

(k)Termination of Existing Revolving Credit Agreement.  Receipt by the Administrative Agent of evidence that the Existing Revolving Credit Agreements concurrently with the Closing Date is being terminated and all Liens securing obligations under the Existing Revolving Credit Agreement concurrently with the Closing Date are being released.

(l)Consents.  Receipt by the Administrative Agent of evidence satisfactory to it that the Borrowers have obtained all consents necessary for the incurrence of the Obligations, including all consents required under the terms of other existing Indebtedness of the Borrowers.

(m)Financial Statements.  Receipt by the Administrative Agent of copies of (A) the internally prepared quarterly financial statements of the Company and its Subsidiaries on a consolidated basis for the fiscal quarter ending on June 30, 2013, (B) the audited consolidated financial statements for the Company and its Subsidiaries for the fiscal year ending December 31, 2012 and (C) such other financial information as the Agent may request, and in each case, such financial statements and other information shall be in form and substance reasonably satisfactory to the Administrative Agent.

(n)Fees and Expenses.  The Administrative Agent shall have confirmation that all reasonable and documented out-of-pocket fees and expenses required to be paid on or before the Closing Date have been paid, including the reasonable and documented out-of-pocket fees and expenses of counsel for the Administrative Agent.

For purposes of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

The funding of the initial Loans hereunder shall evidence the satisfaction of the foregoing conditions.

Section 5.2Conditions to Each Credit Extension.

  The obligation of each Lender to fund its Term Loan Commitment Percentage or Revolving Commitment Percentage of any Credit Extension on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 11.4, of the following conditions precedent:

(a)the Administrative Agent shall have received a fully executed and delivered Funding Notice, together with the documentation and certifications required therein with respect to each Credit Extension;

(b)after making the Credit Extension requested on such Credit Date, (i) the aggregate outstanding principal amount of the Revolving Loans shall not exceed the aggregate Revolving Commitments then in effect and (ii) the aggregate outstanding principal amount of the Term Loans shall not exceed the respective Term Loan Commitments then in effect;

(c)as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that

Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

(d)as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default; and

(e)as of such Credit Date, the Collateral Agent continues to hold for the benefit of all Lenders, the Issuing Banks and any other holder of the Obligations a first priority preferred mortgage lien and/or security interest, as applicable, in all Collateral, subject only to Permitted Liens.

Any Agent or the Required Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the reasonable good faith judgment of such Agent or Required Lenders, such request is warranted under the circumstances.

Section 6REPRESENTATIONS AND WARRANTIES

In order to induce Agents and Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Borrower represents and warrants to each Agent and Lender, on the Closing Date that the following statements are true and correct:

Section 6.1Organization; Requisite Power and Authority; Qualification.

 Each Credit Party and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 6.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

Section 6.2Equity Interests and Ownership.

   Schedule 6.2 correctly sets forth the ownership interest of the Company in its Subsidiaries as of the Closing Date.  The Equity Interests of each Credit Party and its Subsidiaries have been duly authorized and validly issued and are fully paid and non‑assessable.

Section 6.3Due Authorization.

 The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

Section 6.4No Conflict.

 The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not (a) violate in any material respect any provision of any Applicable Laws relating to any Credit Party, any of the Organizational Documents of any Credit Party, or any order, judgment or decree of any court or other agency of government binding on any Credit Party; (b) except as could not reasonably be expected to have a Material Adverse Effect, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any other Contractual Obligations of any Credit Party; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Credit Party (other than any Liens created under any of the Credit Documents in favor of the Collateral Agent for the benefit of the holders of the Obligations) whether now owned or hereafter acquired; or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of any Credit Party.

Section 6.5Governmental Consents.

 The execution, delivery and performance by the Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require, as a condition to the effectiveness thereof, any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, as of the Closing Date and other filings, recordings or consents which have been obtained or made, as applicable.

Section 6.6Binding Obligation.

 Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by Debtor Relief Laws or by equitable principles relating to enforceability.

Section 6.7Financial Statements.

(a)The audited consolidated balance sheet of the Company and its Subsidiaries for the most recent Fiscal Year ended, and the related consolidated statements of income, cash flows and retained earnings for such Fiscal Year, including the notes thereto (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)The unaudited consolidated balance sheet of the Company and its Subsidiaries for the most recent Fiscal Quarter ended, and the related consolidated statements of income, cash flows and retained earnings for such Fiscal Quarter (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year‑end audit adjustments, and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness.

Section 6.8No Material Adverse Effect; No Default.

(a)No Material Adverse Effect.  Since December 31, 2012, no event, circumstance or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

(b)No Default.  No Default has occurred and is continuing.

Section 6.9Tax Matters.

 Each Credit Party and its subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their respective properties, assets, income, businesses and franchises otherwise due and payable, except those being actively contested in good faith and by appropriate proceedings and for which adequate reserves have been provided  in accordance with GAAP.  There is no proposed tax assessment against any Credit Party or any of its Subsidiaries that would, if made, have a Material Adverse Effect.

Section 6.10Title to Properties.

(a)Each of the Credit Parties and its Subsidiaries has (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their financial statements and other information referred to in Section 6.7 and in the most recent financial statements delivered pursuant to Section 7.1, in each case except for assets disposed of since the date of such financial statements as permitted under Section 8.9.  All such properties and assets are free and clear of Liens other than Permitted Liens.

(b)Real Estate.  Schedule 6.10(b) contains a true, accurate and complete list of all real property leased or owned by the Credit Parties as of the Closing Date.

(c)Intellectual Property.  Each Credit Party and its Subsidiaries owns or is validly licensed to use all Intellectual Property that is necessary for the present conduct of its business, free and clear of Liens (other than Permitted Liens), without conflict with the rights of any other Person unless the failure to own or benefit from such valid license could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  To the knowledge of each Credit Party, no Credit Party nor any of its Subsidiaries is infringing, misappropriating, diluting, or otherwise violating the Intellectual Property rights of any other Person unless such infringement, misappropriation, dilution or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.11Environmental Matters.

 No Credit Party nor any of its Subsidiaries nor any of their respective current Facilities (solely during and with respect to Person’s ownership thereof) or operations, and to their knowledge, no former Facilities (solely during and with respect to any Credit Party’s or its Subsidiary’s ownership thereof), are subject to any outstanding order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (b) no Credit Party nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9604), the Oil Pollution Act of 1990, 33 U.S.C. §2701, et seq. or any comparable state laws; (c) there are and, to the each Credit Party’s and its Subsidiaries’ knowledge, have been, no Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against such Credit Party or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (d) no Credit Party nor any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility (solely during and with respect to such Credit Party’s or its Subsidiary’s ownership thereof), and neither the Company’s nor any of its Subsidiaries’ operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260‑270 or any equivalent state rule defining hazardous waste.  Compliance with all current requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.12No Defaults.

 No Credit Party nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations (other than Contractual Obligations relating to Indebtedness), except in each case where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

Section 6.13No Litigation or other Adverse Proceedings.

 There are no Adverse Proceedings that (a) purport to affect or pertain to this Agreement or any other Credit Document, or any of the transactions contemplated hereby or (b) could reasonably be expected to have a Material Adverse Effect.  Neither any Borrower nor any Subsidiary of a Borrower is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any Governmental Authority, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 6.14Information Regarding the Borrowers and their Subsidiaries.

 Set forth on Schedule 6.14, is the jurisdiction of organization, the exact legal name (and for the prior five years or since the date of its formation has been) and the true and correct U.S. taxpayer identification number (or foreign equivalent, if any) of each Credit Party and each Subsidiary of the Credit Party as of the Closing Date.

Section 6.15Governmental Regulation.

(a)No Credit Party nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940.  No Credit Party nor any of its Subsidiaries is an “investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

(b)No Credit Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), as amended.  To the its knowledge, no Credit Party nor any of its Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act.  No Credit Party nor any of its Subsidiaries (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

(c)None of the Credit Parties or their Subsidiaries or their respective Affiliates is in violation of and shall not violate any of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.

(d)None of the Credit Parties or their Subsidiaries or their respective Affiliates (i) is a Sanctioned Person or a Sanctioned Entity, (ii) has a more than ten percent (10%) of its assets located in Sanctioned Entities, or (iii) derives more than ten percent (10%) of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities.  The proceeds of any Loan will not be used and have not been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Entity.

(e)Each Credit Party and its Subsidiaries is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any foreign counterpart thereto.  None of the Credit Parties or their respective Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Credit Party or any of its Subsidiaries or to any other Person, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

(f)To the extent applicable, each Credit Party and its Subsidiaries are in compliance with Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (as amended from time to time, the “Patriot Act”).

(g)No Credit Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as in effect from time to time.

(h)Each Credit Party who is the registered owner of a vessel constituting Collateral is a citizen of the United States eligible to operate the vessel under each of the trades endorsed on the Certificate of Documentation for such vessel under Section 2 of the Shipping Act of 1916 (46 U.S.C. §50501).

(i)All Operating Certificates for each vessel constituting Collateral are in full force and effect.

Section 6.16Employee Matters.

 No Credit Party nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect.  There is (a) no unfair labor practice complaint pending against any Credit Party or any of its Subsidiaries, or to the best knowledge of each Credit Party, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Credit Party or any of its Subsidiaries or to the best knowledge of each Credit Party, threatened against any of them, (b) no strike or work stoppage in existence or to the knowledge of each Credit Party, threatened that involves any Credit Party or any of its Subsidiaries, and (c) to the best knowledge of each Credit Party, no union representation question existing with respect to the employees of any Credit Party or any of its Subsidiaries and, to the best knowledge of each Credit Party, no union organization activity that is taking place, except (with respect to any matter specified in clause (a),  (b) or (c) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

Section 6.17Pension Plans.

 (a) Except as could not reasonably be expected to have a Material Adverse Effect, each of the Credit Parties and their Subsidiaries are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to its Pension Plan, and have performed all their obligations under each Pension Plan in all material respects, (b) each Pension Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter or is the subject of a favorable opinion letter from the Internal Revenue Service indicating that such Pension Plan is so qualified and, to the best knowledge of the Credit Parties, nothing has occurred subsequent to the issuance of such determination letter which would cause such Pension Plan to lose its qualified status except where such event could not reasonably be expected to result in a Material Adverse Effect, (c) except as could not reasonably be expected to have a Material Adverse Effect, no liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Pension Plan (other than for routine claims and required funding obligations in the ordinary course) or any trust established under Title IV of ERISA has been incurred by any Credit Party, any of its Subsidiaries or any of their ERISA Affiliates, and (d) except to the extent required under Section 4980B of the Internal Revenue Code and Section 601 et seq. of ERISA or similar state laws and except as could not reasonably be expected to have a Material Adverse Effect, no Pension Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Company or any of its Subsidiaries.

Section 6.18Solvency.

   Each Borrower, individually, and the Company and its Subsidiaries taken as a whole on a consolidated basis are, and, upon the incurrence of any Credit Extension on any date on which this representation and warranty is made, will be, Solvent.

Section 6.19Compliance with Laws.

 Each Credit Party and its Subsidiaries is in compliance with (a) the Patriot Act and OFAC rules and regulations as provided in Section 6.15 and (b) except such non‑compliance with such other Applicable Laws that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, all other Applicable Laws.  Each Credit Party and its Subsidiaries possesses all certificates, authorities or permits issued by appropriate Governmental Authorities necessary to conduct the business now operated by them and the failure of which to have could reasonably be expected to have a Material Adverse Effect and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit the failure of which to have or retain could reasonably be expected to have a Material Adverse Effect.

Section 6.20Disclosure.

 No representation or warranty of any Credit Party contained in any Credit Document or in any other documents, certificates or written statements furnished to the Lenders by or on behalf of the Borrowers or any of their Subsidiaries for use in connection with the transactions contemplated hereby (other than projections and pro forma financial information contained in such materials) contains any untrue statement of a material fact or omits to state a material fact (known to any Credit Party, in the case of any document not furnished by any of them) necessary in order to make the statements contained herein or therein not misleading in any material manner in light of the circumstances in which the same were made.  Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Credit Parties to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that such differences may be material.  There are no facts known to any Credit Party (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders.

Section 6.21Insurance.

 The properties of the Credit Parties and their Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of such Persons, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Credit Party or the applicable Subsidiary operates.

Section 6.22Collateral Documents.

(a)The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the holders of the Obligations, a legal, valid and enforceable security interest in the Collateral identified therein, except to the extent the enforceability thereof may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law), and the Security Agreement shall create a fully perfected Lien on, and security interest in, all right, title and interest of the obligors thereunder in such Collateral, in each case prior and superior in right to any other Lien, when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the applicable Credit Party (to the extent such security interest can be perfected by filing under the UCC).

(b)The Vessel Mortgages are effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable first priority mortgage lien and/or security interest, as applicable, in the Collateral identified therein, except to the extent the enforceability thereof may be limited by applicable Debtor Relief Laws affecting creditors’ rights generally and by equitable principles of law (regardless of whether enforcement is sought in equity or at law), and the Vessel Mortgages, upon recordation with the United States Coast Guard, National Vessel Documentation Center, shall create a fully perfected preferred mortgage lien on, and security interest in, all right, title and interest of the obligors thereunder in the vessels covered thereby, in each case prior and superior in right to any other Lien (subject to permitted maritime Liens).

Section 7AFFIRMATIVE COVENANTS

Each Borrower covenants and agrees that until the Loan Obligations shall have been paid in full or otherwise satisfied, and the Commitments hereunder shall have expired or been terminated, such Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

Section 7.1Financial Statements and Other Reports.

 The Borrowers will deliver, or will cause to be delivered, to the Administrative Agent:

(a)Quarterly Financial Statements for the Company and its Subsidiaries.  Within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated financial statements (including a consolidated balance sheet and the related statements of income, cash flows and retained earnings) of the Company for such Fiscal Quarter and for the period beginning on the first day of the Fiscal Year and ending on the last day of such quarter, unaudited and setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and consistent in all material respects with the manner of presentation as of the Closing Date, with a Financial Officer Certification with respect thereto;

(b)Audited Annual Financial Statements for the Company and its Subsidiaries.  Upon the earlier of the date that is 120 days after the end of each Fiscal Year of the Company or the date such information is filed with the SEC, consolidated financial statements (including a consolidated balance sheet and the related consolidated statements of income, cash flows and retained earnings) of the Company for such Fiscal Year, together with statements in comparative form for the preceding Fiscal Year, all in reasonable detail, prepared in accordance with GAAP consistently applied throughout the periods involved, and audited and certified by independent certified public accountants of recognized standing selected by the Company and satisfactory to the Administrative Agent (the form of such certification also to be satisfactory to the Administrative Agent), stating that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards);

(c)Compliance Certificate.  Together with each delivery of the financial statements pursuant to clauses (a) and (b) of Section 7.1 a duly completed Compliance Certificate;

(d)Notice of Default and Material Adverse Effect.  Promptly upon any Authorized Officer of any Credit Party obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to any Credit Party with respect thereto; (ii) that any Person has given any notice to any Credit Party or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 9.1(b), or (iii) the occurrence of any Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, event or condition or change, and what action the Credit Parties have taken, are taking and propose to take with respect thereto;

(e)ERISA.  (i) Promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and (ii) (1) promptly upon reasonable request of the Administrative Agent, copies of each Schedule B

(Actuarial Information) to the annual report (Form 5500 Series) filed by any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates with respect to each Pension Plan; and (2) promptly after their receipt, copies of all notices received by any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event;

(f)Securities and Exchange Commission Filings.  Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements that the Company may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(g)Securities and Exchange Commission Investigations.  Promptly, and in any event within five (5) Business Days after receipt thereof by any Credit Party or any Subsidiary thereof, copies of each notice or other correspondence received from the Securities and Exchange Commission (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Credit Party or any Subsidiary thereof; and

(h)Other Information.  (i) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its security holders acting in such capacity or by any Subsidiary of the Company to its security holders, if any, other than the Company or another Subsidiary of the Company, provided that no Credit Party shall be required to deliver to the Administrative Agent or any Lender the minutes of any meeting of its Board of Directors, (ii) promptly upon receipt thereof, copies of all other reports, management letters and other documents submitted to it by independent accountants in connection with any annual or interim audit of its books made by such accountants, and (iii) such other information and data with respect to the Borrowers or any of their Subsidiaries as from time to time may be reasonably requested by the Administrative Agent or the Required Lenders.

Each notice pursuant to clause (d) of this Section 7.1 shall describe with particularity any and all provisions of this Agreement and any other Credit Document that have been breached and shall be accompanied by a statement of an Authorized Officer of the Borrowers setting forth details of the occurrence referred to therein and stating what action the Borrowers and/or the other applicable Credit Party has taken and proposes to take with respect thereto.

Section 7.2Existence.

 Each Credit Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business, except to the extent permitted by Section 8.9 or not constituting an Asset Sale hereunder.

Section 7.3Payment of Taxes and Claims.

 Each Credit Party will, and will cause each of its Subsidiaries to, pay (a) all federal, state and other material taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon and (b) all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (ii) in the case of a tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such tax or claim.  The Borrowers will not, nor will they permit any of their Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than any the Company or any Subsidiary of the Company).

Section 7.4Maintenance of Properties.

 Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of any Credit Party and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.  Without limiting the foregoing, each Credit Party who is a registered owner of a vessel constituting Collateral shall maintain the vessel as provided in the Vessel Mortgage to which it is a party.

Section 7.5Insurance.

   The Credit Parties will maintain or cause to be maintained, with financially sound and reputable insurers, property insurance, such public liability insurance, third party property damage insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the each Credit Party and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts, with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons; provided that the Borrowers and each of their Subsidiaries shall maintain at all times pollution legal liability insurance with coverage amounts equal to or greater than, deductibles no greater than, and otherwise with terms and conditions no less favorable to the Lenders than, the pollution legal liability insurance in effect as of the Closing Date. Without limiting the generality of the foregoing, each of the Borrowers and their Subsidiaries will maintain or cause to be maintained (a) flood insurance with respect to each Flood Hazard Property, if any, that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, (b) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, including, with respect to the vessels constituting Collateral, marine risk (including hull and machinery and war risks) insurance with such endorsements and with such limits as are provided in the Vessel Mortgages, (c) liability insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, including, with respect to the vessels constituting Collateral, protection and indemnity insurance and war risk protection and indemnity insurance, including pollution coverage, with such endorsements and with such limits as are provided in the Vessel Mortgages, and (d) such additional insurance as may be required under the Vessel Mortgages. Each such policy of insurance described in clauses (a), (b), (c) and (d) above shall (i) name the Collateral Agent, on behalf of the holders of the Obligations, as an additional insured thereunder as its interests may appear, and (ii) in the case of each property insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to the Collateral Agent, that names the Collateral Agent, on behalf of the holders of the Obligations, as the loss payee thereunder and provides for at least thirty (30) days’ prior written notice (or such shorter prior written notice as may be agreed by the Collateral Agent in its reasonable discretion) to the Collateral Agent of any modification or cancellation of such policy, as more fully provided in the Security Agreement, the Mortgages, the Vessel Mortgages, the Assignments of Insurances and the other Collateral Documents.

Section 7.6Inspections.

 Each Credit Party will, and will cause each of its Subsidiaries to, permit representatives and independent contractors of the Administrative Agent, the Collateral Agent and each Lender to visit and inspect any of its properties, to conduct field audits, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrowers, but without materially interfering with such Credit Party’s business or operations; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

Section 7.7Lenders Meetings.

 The Borrowers will, upon the request of the Administrative Agent or the Required Lenders, participate in a meeting of the Administrative Agent and the Lenders once during each Fiscal Year to be held at the Borrowers’ corporate offices (or at such other location as may be agreed to by the Borrowers and the Administrative Agent) at such time as may be agreed to by the Borrowers and the Administrative Agent.

Section 7.8Compliance with Laws and Material Contracts.

 Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facilities to comply, with (a) the Patriot Act and OFAC rules and regulations, (b) all other Applicable Laws and (c) all Material Contracts, noncompliance with, with respect to clauses (b) and (c), could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 7.9Use of Proceeds.

 The Credit Parties will use the proceeds of the Credit Extensions (a) for working capital, capital expenditures and general corporate purposes, (b) to refinance simultaneously with the closing of this Agreement the existing Indebtedness identified on Schedule 7.9, and/or (c) to pay transaction fees, costs and expenses related to credit facilities established pursuant to this Agreement and the other Credit Documents, in each case not in contravention of Applicable Laws or of any Credit Document.  No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System as in effect from time to time or any other regulation thereof or to violate the Exchange Act.

Section 7.10Environmental Matters.

(a)Environmental Disclosure.  Each Credit Party will deliver to the Administrative Agent and the Lenders with reasonable promptness, such documents and information with respect to environmental matters as from time to time may be reasonably requested by the Administrative Agent or any Lender.

(b)Hazardous Materials Activities, Etc.  The Borrowers shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) respond to any Environmental Claim against such Credit Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 7.11Pledge of Assets.

 Each Borrower and each other Credit Party shall (i) cause all of its owned and leased personal and real property, including all United States flagged vessels, in all cases other than Excluded Property, to be subject at all times to first priority (subject to any Permitted Lien), perfected Liens in favor of the Collateral Agent, for the benefit of the Lenders, to secure the Obligations pursuant to the terms and conditions of the Collateral Documents and (ii) deliver such other documentation as the Collateral Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, surveys, environmental reports, landlord waivers, certified resolutions and other organizational and authorizing documents of such Person, opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Collateral Agent’s Liens thereunder) and other items reasonably requested by the Collateral Agent necessary in connection therewith to perfect the security interests therein, all in form, content and scope reasonably satisfactory to the Collateral Agent.

Section 7.12Books and Records.

 Each Credit Party will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of the Company in conformity with GAAP.

Section 7.13Creation or Acquisition of Subsidiaries.

 Each Credit Party shall inform the Collateral Agent as to the acquisition or creation of any new Subsidiary and, if such Subsidiary is a

Domestic Subsidiary, cause such Subsidiary to (i)  promptly (but in no event more than 30 days) after such Subsidiary is acquired or created, become a Borrower under this Agreement by execution of an assumption agreement in form and substance reasonably acceptable to the Administrative Agent, and all other documents necessary to cause it to become jointly and severally liable for the Obligations (subject to the limitations in such assumption agreement) and an Obligor under (and as defined in) the Security Agreement, and (ii) upon the request of the Administrative Agent in its sole discretion, in connection with any such Subsidiary becoming a Borrower, deliver to the Administrative Agent such Organizational Documents, resolutions and favorable opinions of counsel reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

Section 7.14Charterer Subordination Agreements.

   Within 30 days of the Closing Date (or such later date approved by the Administrative Agent), the Borrowers shall deliver to the Collateral Agent, a subordination agreement with the charterer of the Green Point and the Green Ridge vessels, in each case, in form and substance satisfactory to the Collateral Agent, setting forth the agreement of the charterer that any claim and any rights in and to such vessel that the charterer may have against the owner thereof or such vessel arising under or as a result of such charter shall be subordinate to the lien of the Collateral Agent, for the benefit of the Lenders and the other holders of the Obligations, granted pursuant to the applicable Vessel Mortgage.

Section 8NEGATIVE COVENANTS

Each Credit Party covenants and agrees that until the Loan Obligations shall have been paid in full or otherwise satisfied, and the Commitments hereunder shall have expired or been terminated, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 8.

Section 8.1Indebtedness.

 No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, other than:

(a)Indebtedness among the Credit Parties and their Subsidiaries permitted pursuant to Section 8.6(c);  provided that upon the occurrence and continuation of an Event of Default, no payments shall be made or permitted to be made by any of the Credit Parties on any such inter-company Indebtedness until such time as the Obligations have been paid in full;

(b)Indebtedness with respect to (x) Capital Leases and (y) purchase money Indebtedness, in each case including any such Indebtedness assumed in the connection with the acquisition of the applicable asset; provided, in the case of clause (x), that any such Indebtedness shall be secured only by the asset subject to such Capital Lease, and, in the case of clause (y), that any such Indebtedness shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness; provided further that the sum of the aggregate principal amount of any Indebtedness under this clause (b) shall not exceed at any time $1,000,000;

(c)Indebtedness in respect of any Swap Contract that is entered into in the ordinary course of business to hedge or mitigate risks to which any Credit Party or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities (it being acknowledged by the Credit Parties that a Swap Contract entered into for speculative purposes or of a speculative nature is not a Swap Contract entered into in the ordinary course of business to hedge or mitigate risks);

(d)Indebtedness incurred to finance the acquisition and/or construction of any vessels, together with any Permitted Refinancing thereof (including any such Indebtedness existing as of the Closing Date); provided that (i) the principal amount of such Indebtedness at the time of the incurrence thereof shall not exceed eighty percent (80%) of such acquisition and/or construction price, (ii) such Indebtedness shall not have a weighted average life to maturity less than the Term Loans and (iii) at the time of the incurrence of such Indebtedness, the Consolidated Leverage Ratio after giving effect to such Indebtedness on a Pro Forma Basis shall not exceed a ratio 0.25 to 1.0 less than the otherwise applicable maximum Consolidated Leverage Ratio under Section 8.8(a)(i);

(e)Indebtedness existing on the Closing Date and described in Schedule 8.1, together with any Permitted Refinancing thereof;

(f)Subordinated Debt;

(g)Indebtedness related to the letter of credit issued by JPMorganChase Bank, N.A., or its Affiliates, for the account of the Company, in favor of Tampa Electric Company in a stated amount not exceeding $6,000,000;

(h)Indebtedness assumed in connection with Permitted Acquisitions, provided that (i) the aggregate principal amount of all Indebtedness permitted under this Section 8.1(h) and Section 8.1(i) with respect to any Permitted Acquisition shall not exceed 80% of the total consideration paid in connection therewith, (ii) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition; and (iii) at the time of the assumption thereof, the Consolidated Leverage Ratio after giving effect to such Indebtedness on a Pro Forma Basis shall not exceed a ratio 0.25 to 1.0 less than the otherwise applicable maximum Consolidated Leverage Ratio under Section 8.8(a)(i);

(i)Indebtedness incurred in connection with Permitted Acquisitions, provided that (i) the aggregate principal amount of all Indebtedness permitted under Section 8.1(h) and this Section 8.1(i) with respect to any Permitted Acquisition shall not exceed 80% of the total consideration paid in connection therewith, (ii) such Indebtedness shall not have a weighted average life to maturity less than the Term Loans and (iii) at the time of the incurrence thereof, the Consolidated Leverage Ratio after giving effect to such Indebtedness on a Pro Forma Basis shall not exceed a ratio 0.25 to 1.0 less than the otherwise applicable maximum Consolidated Leverage Ratio under Section 8.8(a)(i);

(j)Guarantees with respect to Indebtedness of joint ventures permitted under Section 8.6(g);

(k)other unsecured Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding; and

(l)subject to limitations on Investments in Section 8.6, Guarantees with respect to Indebtedness permitted under this Section 8.1.

Section 8.2Liens.

 No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Credit Party or any of its Subsidiaries, whether now owned or hereafter acquired, created or licensed or any income, profits or royalties therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, profits or royalties under the UCC of any State or under any similar recording or notice statute or under any Applicable Laws related to Intellectual Property, except:

(a)Liens on the Collateral in favor of the Collateral Agent for the benefit of the holders of the Obligations granted pursuant to any Credit Document;

(b)Liens securing the payment of obligations permitted under Section 8.1(d) or Section 8.1(i);  provided that such Liens do not encumber any property other than the vessel(s) acquired or financed thereby, or the assets of the entity acquired in connection therewith;

(c)Liens existing as of the Closing Date and described in Schedule 8.2;

(d)deposits under workmen’s compensation, unemployment insurance and Social Security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

(e)Liens imposed by law, such as carriers’, warehousemen’s or mechanics’ liens, incurred in good faith in the ordinary course of business and that are not delinquent or that are subject to Permitted Contests, and any Lien arising out of a judgment or award not exceeding $500,000 with respect to which an appeal is being prosecuted, a stay of execution pending such appeal having been secured;

(f)Liens for taxes, assessments or other governmental charges or levies that are not delinquent or that are subject to Permitted Contests;

(g)Liens in favor of collecting banks under Section 4-210 of the UCC on items in the course of collection;

(h)Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;

(i)Liens against the vessels constituting Collateral which constitute “Permitted Maritime Liens” as defined in the Vessel Mortgages, and other similar Liens against other vessels owned by the Credit Parties;

(j)Liens securing the payment of obligations permitted under Section 8.1(h);  provided that (i) such Liens do not encumber any property other than property acquired in connection with such Permitted Acquisition, and (ii) such Liens were not created in connection with, or in anticipation or contemplation of, such Permitted Acquisition;

(k)[reserved]; and

(l)Liens securing purchase money Indebtedness and Capital Leases to the extent permitted pursuant to Section 8.1(b), provided that (A) the indebtedness secured by such Lien does not exceed the purchase price or fair market value, whichever is less, of the equipment so acquired at the time of its acquisition, (B) the asset is used or useful in the ordinary course of business of the acquiring person, and (C) the Lien does not cover any property other than the assets acquired or subject to such Capital Lease.

Section 8.3No Further Negative Pledges.

 No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any Contractual Obligation (other than this Agreement and the other Credit Documents) that limits the ability of any such Credit Party or such Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided,  however, that this Section 8.3 shall not prohibit (i) any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Sections 8.1(b),  8.1(d),  8.1(h) and 8.1(i) solely to the extent any such negative pledge relates to the property financed by or subject to Permitted Liens securing such Indebtedness, (ii) any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (iii) customary restrictions and conditions contained in any agreement relating to the disposition of any property or assets permitted under Section 8.9 pending the consummation of such disposition, and (iv) customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business.

Section 8.4Restricted Payments.

 Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)each Credit Party (other than the Company) may make dividends and distributions (i) to the Company or any other Credit Party and (ii) to any other holder of the Equity Interests thereof, provided any such dividends and distributions made pursuant to this clause (ii) are made on a pro rata basis among the holders of such applicable Equity Interests and that at the time of the declaration thereof, no Event of Default exists;

(b)each Subsidiary of the Company that is not a Credit Party may make dividends and distributions (i) to the Company or any Subsidiary of the Company and (ii) to any other holder of the Equity Interests thereof, provided any such dividends and distributions made pursuant to this clause (ii) are made on a pro rata basis among the holders of such applicable Equity Interests and that at the time of the declaration thereof, no Event of Default exists;

(c)each Credit Party and each Subsidiary of the Credit Parties may declare and make dividend payments or other distributions payable solely in the capital stock of such Person; and

(d)the Company may declare and make dividends to its shareholders; provided that at the time of the declaration thereof, no Event of Default exists.

Section 8.5Burdensome Agreements.

 No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into, or permit to exist, any Contractual Obligation that encumbers or restricts the ability of any such Person to (i) pay dividends or make any other distributions on its capital stock or limited liability company interests, as the case may be, to any other Credit Party, (ii) pay any Indebtedness or other obligation owed to any other Credit Party, (iii) make loans or advances to any Credit Party, (iv) sell, lease or transfer any of its property to any other Credit Party, (v) pledge its property pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extensions thereof or (vi) act as a Credit Party pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extensions thereof, except (in respect of any of the matters referred to in clauses (i)-(iv) above) for (1) this Agreement and the other Credit Documents, (2) any document or instrument governing Indebtedness incurred pursuant to Sections 8.1(b),  8.1(d),  8.1(h) and 8.1(i);  provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (3) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien or (4) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.9 pending the consummation of such sale.

Section 8.6Investments.

 No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any joint venture, except:

(a)Investments in cash and Cash Equivalents and deposit accounts or securities accounts in connection therewith;

(b)Investments existing as of the Closing Date in or to any Subsidiary;

(c)Investments (i) in a Credit Party by any other Credit Party, (ii) in a Credit Party or any Subsidiary of a Credit Party by a Subsidiary that is not a Credit Party; and (iii) in a Subsidiary that is not a Credit Party by any Credit Party; provided that (x) the aggregate amount of the Investments permitted by this clause (iii) shall not exceed $50,000,000 in the aggregate at any time outstanding, (y) the aggregate amount of the Investments permitted by this clause (iii), when added to the aggregate amount of the Investments made by Credit Parties permitted pursuant to Section 8.6(h), shall not exceed $50,000,000 in the aggregate at any time outstanding, and (z) both immediately before and after giving effect to such Investment under this clause (iii), no Default exists;

(d)Investments constituting Swap Contracts permitted by Section 8.1(c);

(e)Permitted Acquisitions;

(f)Investments constituting accounts receivable, trade debt and deposits for the purchase of goods, in each case made in the ordinary course of business;

(g)Investments by the Credit Parties and their Subsidiaries (x) in joint ventures and (y) consisting of the purchase of shares of common stock in a public company primarily engaged in the shipping industry, in an aggregate amount of all Investments permitted under this Section 8.6(g) not to exceed $50,000,000 in the aggregate at any time outstanding; provided that:

(i)both immediately before and after giving effect to any such Investment, no Default exists,

(ii)with respect to any such Investment described in clause (x) in the form of a guaranty of Indebtedness of a joint venture, (A) such guaranty shall be in an aggregate amount not to exceed the percentage of such Indebtedness of such joint venture equal to the percentage ownership owned by such Credit Party or such Subsidiary in such joint venture, and (B) at the time such guaranty is made, the Consolidated Leverage Ratio after giving effect thereto on a Pro Forma Basis shall not exceed a ratio 0.25 to 1.0 less than the otherwise applicable maximum Consolidated Leverage Ratio under Section 8.8(a)(i), and

(iii)with respect to any such Investment described in clause (y) above, (A) at the time of each such Investment and after giving effect thereto on a Pro Forma Basis, the Consolidated Leverage Ratio shall not exceed a ratio of 0.25 to 1.0 less than the otherwise applicable maximum Consolidated Leverage Ratio under Section 8.8(a)(i), (B) within 30 days after each such Investment (or such later date acceptable to the Administrative Agent) any Credit Party holding such shares acquired shall have pledged such shares to the Collateral Agent as Collateral pursuant to documentation satisfactory to the Administrative Agent, and (C) immediately after giving effect to such Investment, the Credit Parties shall have Liquid Assets of at least $5,000,000; and

(h)Investments of a nature not contemplated in the foregoing clauses in an amount not to exceed $10,000,000 at any time outstanding, provided that (x) the aggregate amount of the Investments permitted by this clause (h), when added to the aggregate amount of the Investments made by Credit Parties permitted pursuant to Section 8.6(c)(iii), shall not exceed

$50,000,000 in the aggregate at any time outstanding, and (y) both immediately before and after giving effect to such Investment, no Default exists.

Notwithstanding the foregoing, in no event shall any Credit Party or any Subsidiary make any Investment which results in or facilitates in any manner any Restricted Payment not otherwise permitted under the terms of Section 8.4.

Section 8.7Use of Proceeds.

 No Credit Party shall use the proceeds of any Credit Extension of the Loans except pursuant to Section 7.9.

Section 8.8Financial Covenants.

(a)The Company and its Subsidiaries shall:

(i)Maximum Consolidated Leverage Ratio.  Maintain a Consolidated Leverage Ratio not greater than (i) 4.50:1.00, through the Fiscal Quarter ending December 31, 2013 and (ii) 4.25:1.00, thereafter, measured at the end of each Fiscal Quarter based on the four most recent Fiscal Quarters for which financial information is available.

(ii)Minimum Liquidity.  Maintain Liquidity of not less than  (i) $15 million at all times through December 31, 2013, and (ii) $20 million at all times thereafter, measured as of the end of each Fiscal Quarter.

(iii)Minimum Consolidated Tangible Net Worth.  Maintain a Consolidated Tangible Net Worth, as measured at the end of each Fiscal Quarter, in an amount of not less than the sum of Two Hundred Twenty Eight Million Dollars ($228,000,000) plus fifty percent (50%) of all Consolidated Net Income of the Company and its Subsidiaries earned after December 31, 2011 plus 100% of the proceeds of all issuances of Equity Interests (common or preferred) of the Company and its Subsidiaries (on a consolidated basis) received after December 31, 2011 (other than issuances in connection with the exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement).

(iv)Consolidated EBITDA to Consolidated Interest Expense.  Maintain, on a consolidated basis, a ratio of Consolidated EBITDA to Consolidated Interest Expense of not less than 2.50 to 1.00, measured at the end of each Fiscal Quarter based on the four most recent Fiscal Quarters for which financial information is available.

(v)Minimum Consolidated Fixed Charge Coverage Ratio.  Maintain a Consolidated Fixed Charge Coverage Ratio of at least (i) 1.15:1.00, through the Fiscal Quarter ending June 30, 2014, (ii) 1.20:1.00, beginning with the Fiscal Quarter ending September 30, 2014 through the Fiscal Quarter ending June 30, 2015 and (iii) 1.25:1.00, thereafter, measured at the end of each Fiscal Quarter based on the four most recent Fiscal Quarters for which financial information is available.

(vi)Maximum Consolidated Loan-to-Value Percentage.  Maintain at all times a Consolidated Loan-to-Value Percentage of not greater than 70%.

(b)Other Financial Covenants.  In the event the Company or any of its Subsidiaries shall enter into, assume or otherwise become bound by or obligated under any agreement creating or evidencing Indebtedness, and any financial covenant included therein, in the sole judgment of the Administrative Agent or the Required Lenders, is more restrictive than the financial covenants set forth in this Section 8.8 at such time or is different from the subject matter of such financial covenants (each such covenant, a “Specified Covenant”), this Agreement shall, without any further action on the part of the Administrative Agent, the Lenders or the Credit Parties, be deemed to be amended automatically to include each such Specified Covenant.

Section 8.9Fundamental Changes; Asset Sales; Acquisitions.

 No Credit Party shall, nor shall it permit any of its Subsidiaries to, enter into any Acquisition or transaction of merger or consolidation, or liquidate, wind‑up or dissolve itself (or suffer any liquidation or dissolution), or make any Asset Sale, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory and materials and the acquisition of equipment and capital expenditures in the ordinary course of business) the business, property or fixed assets of, or Equity Interests or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a)any Subsidiary of the Company may be merged with or into the Company or any other Subsidiary of the Company, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Company or any such Subsidiary; provided, in the case of such a merger, (i) if the Company is party to the merger, the Company shall be the continuing or surviving Person, (ii) subject to clause (i), if a Borrower is party to such merger, the continuing or surviving Person shall be a Borrower, or (iii) subject to clauses (i) and (ii), if a guarantor is a party to the merger, the continuing or surviving Person shall be a guarantor;

(b)Asset Sales (other than sales of vessels constituting Collateral), the proceeds of which when aggregated with the proceeds of all other Asset Sales made within any twelve-month period, do not exceed $50,000,000; provided the consideration received for such assets shall be in an amount at least equal to the fair market value thereof, with any reasonable adjustments thereto in the context of the transaction (in each case, as determined in good faith by the board of directors of the applicable Credit Party (or similar governing body)).

(c)Asset Sales of vessels owned by the Company or any of its Subsidiaries (other than vessels constituting Collateral) in connection with vessel swaps undertaken with third parties; provided that (i) the vessel acquired has a fair market value not less than the vessel disposed of unless the acquirer is compensated for the difference; (ii) after giving effect to such transaction, the charterer of the vessel acquired by the Company or such Subsidiary is the same as the charterer of the vessel disposed of, and (iii) the commercial terms related to the vessel acquired are no less favorable to the Company or such Subsidiary as the commercial terms related to the vessel disposed of;

(d)Sale and Leaseback Transactions permitted under Section 8.11; and

(e)Investments made in accordance with Section 8.6.

Section 8.10Disposal of Subsidiary Interests.

 Except for any sale of all of its interests in the Equity Interests of any of its Subsidiaries in compliance with the provisions of Section 8.9 and except for Liens securing the Obligations, no Credit Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to qualify directors if required by Applicable Laws; or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Equity Interests of any of its Subsidiaries, except to another Credit Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by Applicable Laws.

Section 8.11Sales and Leaseback Transactions.

 No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into any Sale and Leaseback Transaction, other than  any such transaction consented to by the Required Lenders.

Section 8.12Transactions with Affiliates and Insiders.

 No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into any transaction with any Credit Party or Subsidiary of a Credit Party or any officer, director, partner, member or Affiliate thereof unless the terms of that transaction are no less favorable to it than those that would be obtained on an arms-length basis.

Section 8.13Amendment or Prepayment of Other Indebtedness.

 No Credit Party shall, nor shall it permit any of its Subsidiaries which constitute Credit Parties to, (a) after the issuance thereof, amend or modify (or permit the amendment or modification of) the terms of any Indebtedness in a manner materially adverse to the interests of the Lenders (including specifically shortening any maturity or average life to maturity or requiring any payment sooner than previously scheduled or increasing the interest rate or fees applicable thereto); (b) amend or modify, or permit or acquiesce to the amendment or modification (including waivers) of, any material provisions of any Subordinated Debt, including any notes or instruments evidencing any such Indebtedness and any indenture or other governing instrument relating thereto, in a manner not permitted by the subordination provisions applicable thereto or in a manner materially adverse to the interests of the Lenders; or (c) make any payment in contravention of the terms of any Subordinated Debt or the subordination provisions applicable thereto.

Section 8.14Conduct of Business.

 From and after the Closing Date, the Credit Parties shall not, nor shall they permit any of their Subsidiaries to, engage in any business other than the businesses engaged in by such Credit Party or such Subsidiary on the Closing Date and businesses that are substantially similar, related or incidental thereto.

Section 8.15Fiscal Year.

 No Credit Party shall, nor shall it permit any of its Subsidiaries to change its Fiscal Year-end from December 31.

Section 8.16Certain Amendments to Organizational Agreements/Material Agreements.

 No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or permit any amendments to its Organizational Documents if such amendment could reasonably be expected to be materially adverse to the Lenders or any Agent.  No Credit Party shall, nor shall it permit any of its Subsidiaries to, amend or permit any amendment to, or terminate or waive any provision of any Material Contract unless, in any case, such amendment, termination, or waiver would not have a material adverse effect on the Agents or the Lenders.

Section 8.17Citizenship.

 No Credit Party shall permit the transfer of any of its Equity Interests or other securities, or permit any Person directly or indirectly to exercise control over its Equity Interests or other securities, if as the result of such transfer or exercise of control the registered owners of the vessels constituting Collateral would cease to qualify as citizens of the United States eligible under Section 2 of the Shipping Act of 1916 (46 U.S.C. §50501) to operate vessels in each of the trades endorsed on the Certificate of Documentation for such vessels as of the Closing Date.

Section 8.18OFAC.  No Credit party shall, nor shall it permit any Subsidiary to, directly or indirectly, use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any Sanctioned Person or Sanctioned Entity, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction) of the country or list based economic and trade sanctions administered and enforced by OFAC that are described or referenced at http://www.ustreas.gov/offices/enforcement/ofac/ or as otherwise published from time to time.

Section 9EVENTS OF DEFAULT;  Remedies; Application of Funds.

Section 9.1Events of Default.

 If any one or more of the following conditions or events shall occur:

(a)Failure to Make Payments When Due.  Failure by any Credit Party to pay (i) the principal of any Loan when due, whether at stated maturity, by acceleration or otherwise; (ii) within one (1) Business Day of when due any amount payable to any Issuing Bank in reimbursement of any drawing under a Letter of Credit; or (iii) within three (3) Business Days of when due any interest on any Loan or any fee or any other amount due hereunder; or

(b)Default in Other Agreements.  (i) Failure of any Credit Party or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an aggregate principal amount of $2,500,000 or more, in each case beyond the grace or cure period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other term of (1) one or more items of Indebtedness in the aggregate principal amounts referred to in clause (i) above, or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace or cure period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

(c)Breach of Certain Covenants.  Failure of any Credit Party to perform or comply with any term or condition contained in Section 7.1,  Section 7.2,  Section 7.5,  Section 7.6,  Section 7.8,  Section 7.9,  Section 7.10,  Section 7.11,  Section 7.12,  Section 7.13, or Section 8; or

(d)Breach of Representations, etc.  Any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

(e)Other Defaults Under Credit Documents.  Any Credit Party shall default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 9.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an Authorized Officer of such Credit Party becoming aware of such default, or (ii) receipt by the Borrowers of notice from the Administrative Agent or any Lender of such default; or

(f)Involuntary Bankruptcy; Appointment of Receiver, etc.  (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of any Credit Party or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or Debtor Relief Laws now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Credit Party or any of its Subsidiaries under the Bankruptcy Code or other Debtor Relief Laws now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Credit Party or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Credit Party or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(g)Voluntary Bankruptcy; Appointment of Receiver, etc.  (i) Any Credit Party or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or other Debtor Relief Laws now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or any Credit Party or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) any Credit Party or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of any Credit Party or any of its Subsidiaries or any committee thereof shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 9.1(f); or

(h)Judgments and Attachments.  (i) Any one or more money judgments, writs or warrants of attachment or similar process involving an aggregate amount at any time in excess of $2,500,000 (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Credit Party or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days; or (ii) any non-monetary judgment or order shall be rendered against any Credit Party or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days; or

(i)Dissolution.  Any order, judgment or decree shall be entered against any Credit Party or any of its Subsidiaries decreeing the dissolution or split up of such Credit Party or such Subsidiary and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

(j)Pension Plans.  There shall occur one or more ERISA Events which individually or in the aggregate results in liability of any Credit Party, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $2,500,000 during the term hereof and which is not paid by the applicable due date; or

(k)Change of Control.  A Change of Control shall occur; or

(l)Invalidity of Credit Documents and Other Documents.  At any time after the execution and delivery thereof, (i) this Agreement or any other Credit Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations (other than contingent and indemnified obligations not then due and owing) in accordance with the terms hereof) or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, or (ii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by the Lenders, under any Credit Document to which it is a party.

Section 9.2Remedies.

 (1) Upon the occurrence of any Event of Default described in Section 9.1(f) or Section 9.1(g), automatically, and (2) upon the occurrence and during the continuance of any other Event of Default, at the request of (or with the consent of) the Required Lenders, upon notice to the Borrowers by the Administrative Agent, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments and the obligation of any Issuing Bank to issue any Letter of Credit shall immediately terminate, (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each of the Credit Parties: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all other Obligations; provided, the foregoing shall not affect in any way the obligations of the Lenders under Section 2.2(b)(iii) or Section 2.3(e), (C) the Administrative Agent may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents and (D) the Administrative Agent shall direct the Borrowers to pay (and the Borrowers hereby agree upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.1(f) and Section 9.1(g) to pay) to the Administrative Agent such additional amounts of cash, to be held as security for such Borrowers’ reimbursement Obligations in respect of Letters of Credit then outstanding under arrangements acceptable to the Administrative Agent, equal to the Outstanding Amount of the Letter of Credit Obligations at such time.  Notwithstanding anything herein or otherwise to the contrary, any Event of Default occurring hereunder shall continue to exist (and shall be deemed to be continuing) until such time as such Event of Default has been cured to the satisfaction of the Required Lenders or waived in writing in accordance with the terms of Section 11.4.

Section 9.3Application of Funds.

 After the exercise of remedies provided for in Section 9.2 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest and Letter of Credit Fees but including without limitation all reasonable and documented out-of-pocket fees, expenses and disbursements of any law firm or other counsel and amounts payable under Section 3.1,  Section 3.2 and Section 3.3) payable to the Administrative Agent and the Collateral Agent, in each case in its capacity as such, including without limitation, all expenses and charges incurred by the Collateral Agent in the exercise of its rights and remedies under the Vessel Mortgages, including the expenses of any sale, the expenses of any retaking or collection, attorneys’ fees, court costs, and any other expenses or advances made or incurred by the Collateral Agent in the protection of its rights or the pursuit of its remedies under the Vessel Mortgages;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders including without limitation all reasonable and documented out-of-pocket fees, expenses and disbursements of any law firm or other counsel and amounts payable under Section 3.1,  Section 3.2 and Section 3.3), ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, Letter of Credit Borrowings and other Obligations ratably among such parties in proportion to the respective amounts described in this clause Third payable to them; and

Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and Letter of Credit Borrowings, (b) payment of breakage, termination or other amounts owing in respect of any Swap Contract between a Borrower or any of its Subsidiaries and any Swap Bank, to the extent such Swap Contract is permitted hereunder, (c) payments of amounts due under any Treasury Management Agreement between a Borrower or any of its Subsidiaries and any Treasury Management Bank, and (d) the Administrative Agent for the account of the Issuing Banks, to Cash Collateralize that portion of the Letter of Credit Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among such parties in proportion to the respective amounts described in this clause Fourth payable to them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Applicable Laws.

Subject to Section 2.3, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Excluded Swap Obligations with respect to any Credit Party shall not be paid with amounts received from such Credit Party or from the proceeds of such Credit Party’s assets, but appropriate adjustments shall be made with respect to payments from other Credit Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

Notwithstanding the foregoing, obligations under Swap Contracts and Treasury Management Agreements constituting Obligations shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Swap Bank or Treasury Management Bank, as the case may be.  Each Swap Bank or Treasury Management Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Section 10 for itself and its Affiliates as if a “Lender” party hereto.

Section 10AGENCY

Section 10.1Appointment and Authority.

(a)  Each of the Lenders and the Issuing Banks hereby irrevocably appoints Regions Bank to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Section are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and no Credit Party nor any of its Subsidiaries shall have rights as a third party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law.  Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)Each of the Lenders hereby irrevocably appoints, designates and authorizes the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each Collateral Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any Collateral Document, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere herein or in any Collateral Document, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Collateral Document or otherwise exist against the Collateral Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the Collateral Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law.  Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.  The Collateral Agent shall act on behalf of the Lenders with respect to any Collateral and the Collateral Documents, and the Collateral Agent shall have all of the benefits and immunities (i) provided to the Administrative Agent under the Credit Documents with respect to any acts taken or omissions suffered by the Collateral Agent in connection with any Collateral or the Collateral Documents as fully as if the term “Administrative Agent” as used in such Credit Documents included the Collateral Agent with respect to such acts or omissions, and (ii) as additionally provided herein or in the Collateral Documents with respect to the Collateral Agent.

Section 10.2Rights as a Lender.

 The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary of the Borrowers or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 10.3Exculpatory Provisions.

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.4 and 9.2) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrowers, a Lender or an Issuing Bank.

(c)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 10.4Reliance by Administrative Agent.

 The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers and their Subsidiaries), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 10.5Delegation of Duties.

 The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub‑agents appointed by the Administrative Agent.  The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Section shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 10.6Resignation of Administrative Agent.

(a)The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)If the Person servicing as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law by notice in writing to the Borrowers and such Person remove such Person as the Administrative Agent and, with the consent of the Borrowers, appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Banks under any of the Credit Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the retiring or removed Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section 10 and Section 11.2 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

Section 10.7Non-Reliance on Administrative Agent and Other Lenders.

 Each of the Lenders and the Issuing Banks acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each of the Lenders and the Issuing Banks also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

Section 10.8No Other Duties, etc.

 Anything herein to the contrary notwithstanding, none of the Book Manager or Lead Arranger shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder.

Section 10.9Administrative Agent May File Proofs of Claim.

 In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Section 2.10 and Section 11.2) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.10 and Section 11.2).

Section 10.10Collateral Matters.

(a)The Lenders (including each Issuing Bank and the Swingline Lender) irrevocably authorize the Administrative Agent and the Collateral Agent, at its option and in its discretion,

(i)to release any Lien on any property granted to or held under any Credit Document securing the Loan Obligations (x) upon termination of the commitments under this Agreement and payment in full of all Loan Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (y) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Credit Documents or consented to in accordance with the terms of this Agreement, or (z) subject to Section 11.4, if approved, authorized or ratified in writing by the Required Lenders;

(ii)to subordinate any Lien on any property granted to or held under any Credit Document securing the Loan Obligations to the holder of any Lien on such property that is permitted by Section 8.2(k); and

(iii)to release any Credit Party from its obligations under this Agreement and the other Credit Documents if such Person ceases to be a Credit Party as a result of a transaction permitted under the Credit Documents.

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Credit Party from its obligations under this Agreement pursuant to this Section.

(b)The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

(c)Anything contained in any of the Credit Documents to the contrary notwithstanding, each of the Credit Parties, the Administrative Agent, the Collateral Agent and each holder of the Obligations hereby agree that (i) no holder of the Obligations shall have any right individually to realize upon any of the Collateral or to enforce this Agreement, the Notes or any other Credit Agreement, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the holders of the Obligations in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by the Collateral Agent, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the holders of the Obligations (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

(d)No Swap Contract or Treasury Management Agreement will create (or be deemed to create) in favor of any Swap Bank or any Treasury Management Banks, respectively that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of the Borrowers or any Credit Party under the Credit Documents except as expressly provided herein or in the other Credit Documents.  By accepting the benefits of the Collateral, such Swap Bank or such Treasury Management Bank shall be deemed to have appointed the Collateral Agent as its agent and agreed to be bound by the Credit Documents as a holder of the Obligations, subject to the limitations set forth in this clause (d).

Section 11MISCELLANEOUS

Section 11.1Notices; Effectiveness; Electronic Communications.

(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)if to the Administrative Agent, the Borrowers or any other Credit Party, to the address, telecopier number, electronic mail address or telephone number specified in Appendix B:

(ii)if to any Lender, any Issuing Bank or Swingline Lender, to the address, telecopier number, electronic mail address or telephone number in its Administrative Questionnaire on file with the Administrative Agent.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)Electronic Communications.  Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e‑mail and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Section 2 if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent and the Borrowers that it is incapable of receiving notices under such Section by electronic communication.  The Administrative Agent or any Credit Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)Change of Address, Etc.  Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

(d)Platform.

(i)Each Credit Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the

Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers or the other Credit Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrowers’, any other Credit Party’s or the Administrative Agent’s transmission of communications through the Platform.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Credit Party pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through the Platform.

Section 11.2Expenses; Indemnity; Damage Waiver.

(a)Costs and Expenses.  The Credit Parties shall pay (i) all reasonable and documented out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out‑of‑pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out‑of‑pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Bank (including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any Issuing Bank) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)Indemnification by the Credit Parties.  The Credit Parties shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof), each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the documented and reasonable out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any of their Subsidiaries arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers or any of their Subsidiaries, or any Environmental Liability related in any way to the Borrowers or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any of their Subsidiaries, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrowers or any of their Subsidiaries against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if such Borrower or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  This Section 11.2(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)Reimbursement by Lenders.  To the extent that the Credit Parties for any reason fail to pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent (or any sub-agent thereof), any Issuing Bank or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Collateral Agent (or any such sub-agent), the applicable Issuing Bank or such Related Party, as the case may be, such Lender’s pro rata share (in each case, determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or such Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such Issuing Bank in connection with such capacity.  The obligations of the Lenders under this subsection (c) are subject to the provisions of this Agreement that provide that their obligations are several in nature, and not joint and several.

(d)Waiver of Consequential Damages, Etc.  To the fullest extent permitted by Applicable Law, none of the Credit Parties shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

(e)Payments.  All amounts due under this Section shall be payable promptly, but in any event within ten (10) Business Days after written demand therefor (including delivery of copies of applicable invoices).

(f)Survival.  The provisions of this Section shall survive resignation or replacement of the Administrative Agent, Collateral Agent, any Issuing Bank, the Swingline Lender or any Lender, termination of the commitments hereunder and repayment, satisfaction and discharge of the loans and obligations hereunder.

Section 11.3Set‑Off.

   If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of a Borrower or any other Credit Party against any and all of the obligations of such Borrower or such Credit Party now or hereafter existing under this Agreement or any other Credit Document to such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or any other Credit Document and although such obligations of such Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have.  Each of the Lenders and the Issuing Banks agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 11.4Amendments and Waivers.

(a)Required Lenders’ Consent.  Subject to Section 11.4(b) and Section 11.4(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Administrative Agent and the Required Lenders; provided that (i) the Administrative Agent may, with the consent of the Borrowers only, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or any Issuing Bank, (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (iii) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitments, Loans and/or Letter of Credit Obligations of such Lender may not be increased or extended without the consent of such Lender, (iv) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (v) the Required Lenders shall determine whether or not to allow any Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.

(b)Affected Lenders’ Consent.  Without the written consent of each Lender (other than a Defaulting Lender except as provided in clause (a)(iii) above) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i)extend the Revolving Commitment Termination Date;

(ii)waive, reduce or postpone any scheduled repayment (but not prepayment) or alter the required application of any prepayment pursuant to Section 2.12 or the application of funds pursuant to Section 9.3,  as applicable;

(iii)extend the stated expiration date of any Letter of Credit, beyond the Revolving Commitment Termination Date;

(iv)reduce the principal of or the rate of interest on any Loan (other than any waiver of the imposition of the Default Rate pursuant to Section 2.9) or any fee or premium payable hereunder; provided,  however, that only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

(v)extend the time for payment of any such interest or fees;

(vi)reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

(vii)amend, modify, terminate or waive any provision of this Section 11.4(b) or Section 11.4(c) or any other provision of this Agreement that expressly provides that the consent of all Lenders is required;

(viii)change the percentage of the outstanding principal amount of Loans that is required for the Lenders or any of them to take any action hereunder or amend the definition of “Required Lenders” or “Revolving Commitment Percentage” or modify the amount of the Commitment of any Lender;

(ix)release all or substantially all of the Collateral or all or substantially all of the Borrowers from their obligations hereunder, in each case, except as expressly provided in the Credit Documents; or

(x)consent to the assignment or transfer by any Borrower of any of its rights and obligations under any Credit Document (except pursuant to a transaction permitted hereunder).

(c)Other Consents.  No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by the Borrowers or any Credit Party therefrom, shall:

(i)increase any Revolving Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Commitment of any Lender;

(ii)amend, modify, terminate or waive any provision hereof relating to the Swingline Sublimit or the Swingline Loans with the consent of the Swingline Lender;

(iii)amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.3(e) without the written consent of the Administrative Agent and of each Issuing Bank; or

(iv)amend, modify, terminate or waive any provision of this Section 11 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

Notwithstanding any provision herein to the contrary, this Agreement may be amended (i) to reflect increases in the Revolving Commitments or additional Term Loans permitted under Section 2.1(d) with the consent solely of the Borrowers and the Administrative Agent, and (ii) to

reflect the addition of any Specified Covenant to Section 8.8 with the consent solely of the Administrative Agent or the Required Lenders.

(d)Execution of Amendments, etc.  The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances.  Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.4 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Borrower, on such Borrower.

Section 11.5Successors and Assigns.

(a)Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, Loans and obligations hereunder at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s commitments and the loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the commitment (which for this purpose includes loans and obligations in respect thereof outstanding thereunder) or, if the commitment is not then in effect, the principal outstanding balance of the loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment Agreement, as of the Trade Date) shall not be less than $2,000,000, unless each of the Administrative Agent and, so long as no Event of Default shall have occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Commitments and Loans assigned.

(iii)Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default shall have occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received written notice thereof;

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) commitments under revolving credit facilities and unfunded commitments under term loan facilities if such assignment is to a Person that is not a Lender with a commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) a funded Term Loan to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C)the consent of the Issuing Banks (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of any Revolving Commitment under which letters of credit are issued by it; and

(D)the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of any Revolving Commitment under which Swingline Loans are made by it.

(iv)Assignment Agreement.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement, together with a processing and recordation fee in the amount of $3,500, unless waived, in whole or in part by the Administrative Agent in its discretion.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)No Assignment to Borrowers, Affiliates or Subsidiaries.  No such assignment shall be made to a Borrower or any Affiliate or Subsidiary of a Borrower.

(vi)No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

(vii)Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank, each Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.16,  2.17 and 11.2 with respect to facts and circumstances occurring prior to the effective date of such assignment.  The Borrowers will execute and deliver on request, at their own expense, Notes to the assignee evidencing the interests taken by way of assignment hereunder.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in the United States, a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person or a Borrower or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Administrative Agent, the Issuing Banks and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.2(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (b) or (c) of Section 11.4 that affects such Participant.  The Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.1,  3.2 and 3.3(subject to the requirements and limitations therein, including the requirements under Section 3.3(f) (it being understood that the documentation required under Section 3.3(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.17 and 3.4 and  as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.2 or 3.3, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.17 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.3 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement, or any promissory notes evidencing its interests hereunder, to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 11.6Independence of Covenants.

 All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 11.7Survival of Representations, Warranties and Agreements.

 All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension.  Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Section 3.1(c),  Section 3.2,  Section 3.3,  Section 11.2,  Section 11.3, and Section 11.10 and the agreements of the Lenders and the Agents set forth in Section 2.14,  Section 10.3 and Section 11.2(c) shall survive the payment of the Loans, the cancellation, expiration or cash collateralization of the Letters of Credit, and the termination hereof.

Section 11.8No Waiver; Remedies Cumulative.

 No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents, any Swap Contracts or any Treasury Management Agreements.  Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

Section 11.9Marshalling; Payments Set Aside.

 Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations.  To the extent that any Credit Party makes a payment or payments to the Administrative Agent, the Issuing Banks, the Swingline Lender or the Lenders (or to the Administrative Agent, on behalf of Lenders), or the Administrative Agent, the Collateral Agent, the Issuing Banks or the Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 11.10Severability.

 In case any provision in or obligation hereunder or any Note or other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 11.11Obligations Several; Independent Nature of Lenders’ Rights.

 The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Revolving Commitment of any other Lender hereunder.  Nothing contained herein or in any other Credit Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to Section 10.9(d), each Lender shall be entitled to protect and enforce its rights arising under this Agreement and the other Credit Documents and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 11.12Headings.

 Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 11.13Applicable Laws.

(a)Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(b)Submission to Jurisdiction.  Each party hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Credit Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Credit Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against any Credit Party or its properties in the courts of any jurisdiction.

(c)Waiver of Venue.  Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Credit Document in any court referred to in subsection (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.1.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 11.14WAIVER OF JURY TRIAL.

  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.15Confidentiality.

   Each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers or any Subsidiary of the Borrowers and their obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers.

For purposes of this Section, “Information” means all information received from the Borrowers or any of their Subsidiaries relating to the Borrowers or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Borrowers or any of their Subsidiaries, unless, in the case of information received from the Borrowers or any of their Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as nonconfidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information, but in no event less than a reasonable degree of care.

Each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders acknowledges that (i)  the Information may include material non-public information concerning the Borrowers or any Subsidiary of a Borrower, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-pubic information and (iii) it will handle such material non-public information in accordance with Applicable Law, including United States federal and state securities laws.

Section 11.16Usury Savings Clause.

 Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under Applicable Laws shall not exceed the Highest Lawful Rate.  If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the aggregate outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect.  In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrowers shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect.  Notwithstanding the foregoing, it is the intention of the Lenders and each of the Credit Parties to conform strictly to any applicable usury laws.  Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the aggregate outstanding amount of the Loans made hereunder or be refunded to each of the applicable Credit Parties. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by Applicable Laws, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

Section 11.17Counterparts; Integration; Effectiveness.

 This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Credit Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 5, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or .pdf file shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 11.18No Advisory of Fiduciary Relationship.

 In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each of the Credit Parties acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, are arm’s-length commercial transactions between the Credit Parties, on the one hand, and the Administrative Agent, on the other hand, (ii) the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (iii) each of the Credit Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (b)(i) the Administrative Agent is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for any Credit Party or any of their Affiliates or any other

Person and (ii) the Administrative Agent does not have any obligation to any Credit Party or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (c) the Administrative Agent and its respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their Affiliates, and the Administrative Agent does not have any obligation to disclose any of such interests to any Credit Party or its Affiliates.  To the fullest extent permitted by law, each of the Credit Parties hereby waives and releases, any claims that it may have against the Administrative Agent with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 11.19Electronic Execution of Assignments and Other Documents.

 The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement or in any amendment, waiver, modification or consent relating hereto shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Laws, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 11.20USA PATRIOT Act.

 Each Lender subject to the Act hereby notifies each of the Credit Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each of the Credit Parties, which information includes the name and address of each of the Credit Parties and other information that will allow such Lender to identify each of the Credit Parties in accordance with the Patriot Act.

Section 11.21Joint and Several Liability of the Borrowers.

(a)Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally Guarantees to the Administrative Agent and the Lenders the prompt payment and performance of, all Obligations and all agreements under the Credit Documents.  Each Borrower agrees that its Guarantee obligations hereunder constitute a continuing guarantee of payment and performance and not of collection, that such obligations shall not be discharged until payment in full of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Credit Document, or any other document, instrument or agreement to which any Credit Party is or may become a party or liable; (b) the absence of any action to enforce this Agreement (including this Section) or any other Credit Document, or any waiver, consent or indulgence of any kind by the Administrative Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by the Administrative Agent or any Lender in respect thereof (including the release of any security or Guarantee); (d) the insolvency of any Credit Party; (e) any election by the Administrative Agent or any Lender in an insolvency proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code of the United States; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code of the United States or otherwise; (g) the disallowance of any claims of the Administrative Agent or any Lender against any Credit Party for the repayment of any Obligations under Section 502 of the Bankruptcy Code of the United States or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except payment in full of all Obligations.

(b)Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Borrower hereunder, which shall remain absolute and unconditional as described above:

(i)at any time or from time to time, without notice to any Borrower, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(ii)any of the acts mentioned in any of the provisions of any of the Credit Documents, any Swap Contract between any Credit Party and any Swap Bank, or any Treasury Management Agreement between any Credit Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Credit Documents, such Swap Contracts or such Treasury Management Agreements shall be done or omitted;

(iii)the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Swap Contract between any Credit Party and any Swap Bank or any Treasury Management Agreement between any Credit Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Credit Documents, such Swap Contracts or such Treasury Management Agreements shall be waived or any other Guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(iv)any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or

(v)any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Borrower) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Borrower).

(c)With respect to its obligations hereunder, each Borrower hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever (other than notices expressly required by the Credit Documents), and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Swap Contract between any Credit Party and any Swap Bank or any Treasury Management Agreement between any Credit Party and any Treasury Management Bank, or any other agreement or instrument referred to in the Credit Documents, such Swap Contracts or such Treasury Management Agreements, or against any other Person under any other Guarantee of, or security for, any of the Obligations.

(d)None of the Borrowers will exercise any rights that it may have or acquire by way of subrogation under this Agreement or any of the other Credit Documents, by any payment made hereunder or under any of the other Credit Documents or otherwise, until all the Obligations have been paid in full and this Agreement has been terminated and is no longer subject to reinstatement.  If any amount shall be paid to a Borrower on account of any such subrogation rights at any time when all of the Obligations shall not have been paid in full and this Agreement terminated, such amount shall be held in trust for the benefit of the Lenders and shall be paid forthwith to the Administrative Agent, for the benefit of the Lenders, to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Documents.

(e)Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Specified Credit Party to honor all of such Specified Credit Party’s obligations under this Agreement and the Collateral Documents in respect of Swap Obligations.  The obligations and undertakings of each Qualified ECP Guarantor under this Section 11.21(e) shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full and the commitments relating thereto have expired or terminated.  Each Qualified ECP Guarantor intends that this Section 11.21(e) constitute, and this Section 11.21(e) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Credit Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 11.22Appointment by Borrowers of the Company as Attorney-in-Fact.

 Each Borrower (other than the Company), separately and severally, hereby appoints and designates the Company as its agent and attorney-in-fact to act on behalf of it for all purposes of the Credit Documents.  the Company shall have authority to exercise on behalf of each Borrower all rights and powers that the Company deems necessary, incidental or convenient in connection with the Credit Documents, including the authority to execute and deliver certificates, documents, agreements and other instruments referred to or provided for in the Credit Documents, request Loans and Letters of Credit hereunder, receive all proceeds of Loans, give all notices, approvals and consents required or requested from time to time by the Administrative Agent and take any other actions and steps that each Borrower could take for its own account in connection with the Credit Documents from time to time, it being the intent of each Borrower to grant to the Company plenary power to act on behalf of each Borrower in connection with and pursuant to the Credit Documents.  The appointment of the Company as agent and attorney-in-fact for each Borrower hereunder shall be coupled with an interest and be irrevocable so long as any Credit Document shall remain in effect.  The Administrative Agent need not obtain any Borrower’s consent or approval for any act taken by the Company pursuant to any Credit Document, and all such acts shall bind and obligate the Company and each Borrower, jointly and severally.  Each Borrower forever waives and releases any claim (whether now or hereafter arising) against the Administrative Agent or any Lender based on any claim of the Company’s lack of authority to act on behalf of each Borrower in connection with the Credit Documents.

[Signatures on Following Page(s)]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS:

INTERNATIONAL SHIPHOLDING

CORPORATION

By:/s/ DB Drake

Name: DB Drake

Title: V/P - Treasurer

ENTERPRISE SHIP COMPANY, INC.

By:/s/ DB Drake

Name: DB Drake

Title: V/P - Treasurer

SULPHUR CARRIERS, INC.

By:/s/ DB Drake

Name: DB Drake

Title: V/P - Treasurer

CG RAILWAY, INC.

By:/s/ DB Drake

Name: DB Drake

Title: V/P - Treasurer

CENTRAL GULF LINES, INC.

By:/s/ DB Drake

Name: DB Drake

Title: V/P - Treasurer

WATERMAN STEAMSHIP CORPORATION

By:/s/ DB Drake

Name: DB Drake

Title: V/P - Treasurer

COASTAL CARRIERS, INC.

By:/s/ DB Drake

Name: DB Drake

Title: V/P - Treasurer

N.W. JOHNSEN & CO., INC.

By:/s/ DB Drake

Name: DB Drake

Title: V/P - Treasurer

LMS SHIPMANAGEMENT, INC.

By:/s/ DB Drake

Name: DB Drake

Title: V/P - Treasurer

U.S. UNITED OCEAN SERVICES, LLC

By:  Coastal Carriers, Inc., its sole member

By:/s/ DB Drake

Name: DB Drake

Title: V/P - Treasurer

MARY ANN HUDSON, LLC

By:  U.S. United Ocean Services, LLC, its sole member

By:  Coastal Carriers, Inc., its sole member

By:/s/ DB Drake

Name: DB Drake

Title: V/P - Treasurer

SHEILA MCDEVITT, LLC

By:  U.S. United Ocean Services, LLC, its sole member

By:  Coastal Carriers, Inc., its sole member

By:/s/ DB Drake

Name: DB Drake

Title: V/P - Treasurer

TOWER, LLC

By:/s/ DB Drake

Name: DB Drake

Title: Authorized Representative

FRASCATI SHOPS, INC.

By:/s/ DB Drake

Name: DB Drake

Title: V/P - Treasurer

ADMINISTRATIVE AGENT

AND COLLATERAL AGENT:REGIONS BANK, as Administrative Agent and Collateral Agent

By:/s/ Edward E. Midyett

Name: Edward E. Midyett

Title: Senior Vice President

LENDERS:REGIONS BANK,
as a Lender

By:/s/ Edward E. Midyett

Name: Edward E. Midyett

Title: Senior Vice President

CAPITAL ONE BANK, N.A., as a Lender

By:/s/ Al Kropos

Name: Al Kropos

Title: SVP

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:/s/ R M. Searson

Name: Robert M. Searson

Title: Senior Vice President

WHITNEY BANK, as a Lender

By:/s/ Philip E. Gordillo

Name: Philip E. Gordillo

Title: Senior Vice President

Appendix A

Lenders, Commitments and Commitment Percentages

Lender	Revolving Commitment	Revolving Commitment Percentage	Term Loan A	Term Loan A Commitment Percentage
Regions Bank	$15,789,473.68	31.57894736%	$14,210,526.32	31.57894738%
Capital One Bank	$15,789,473.68	31.57894736%	$14,210,526.32	31.57894738%
Branch Banking and Trust Company	$10,526,315.79	21.05263158%	$9,473,684.21	21.05263158%
Whitney Bank	$7,894,736.85	15.78947370%	$7,105,263.15	15.78947366%
TOTAL	$50,000,000.00	100.000000000%	$45,000,000.00	100.0000000%

Appendix B

Notice Information

Manuel G. Estrada, Chief Financial Officer
Any Credit Party:	c/o International Shipholding Corporation 11 North Water Street, Suite 18290 Mobile, Alabama 36602 Attention: Manuel G. Estrada, Chief Financial Officer Tel: 251-243-9082 Fax: 251-706-0756 Email:
Administrative Agent, Collateral Agent and Issuing Bank:	Regions Bank 11 North Water Street PO Box 2527 Mobile, AL 36622 Attention: Edward Midyett Senior Vice President Tel: 251-690-1204 Fax: 251-690-1003 Email:

Appendix C

Existing Letters of Credit

Letter of Credit Issuer	Letter of Credit No.	Beneficiary	Face Amount
Regions Bank	CL#4340069237-2281699	Capital Source Bank	$ 3,200,000.00
Regions Bank	CL#4340069237-2281707	Department of Labor	$250,000.00.
Regions Bank	CL#4340069237-2281681	Airlines Reporting Corporation	$ 10,000.00
JPMorgan Chase Bank, N.A.	CTCS-239675	TECO Electric	$6,000,000.00.

SCHEDULE 5.1(e)(i)

VESSELS

VESSEL	TYPE	BUILT	OFFICIAL #
GREEN POINT*	PCTC	1994	1065555
GREEN RIDGE*	PCTC	1998	1176596
ENERGY ENTERPRISE*	COAL CARRIER	1983	657540
SHEILA MCDEVITT	BULKER	1980	1108140
MARY ANN HUDSON	BULKER	1981	634621
PEGGY PALMER	BULKER	1981	641530
LOUISIANA ENTERPRISE	FREIGHT BARGE	1984	667454
ALABAMA ENTERPRISE	FREIGHT BARGE	1985	691889
NAIDA RAMIL	TUG	1994	1020314
COASTAL 101	TUG	1972	544994
COASTAL 303	TUG	1972	545118
ROSIE PARIS	HARBOR TUG	1974	561709

*Charter Assignment and Security Agreement required by Section 5.1(e)(vi) of the Credit Agreement.

SCHEDULE 6.1

ORGANIZATION: REQUISITE POWER AND AUTHORITY; QUALIFICATION

SEE SCHEDULE 6.14

SCHEDULE 6.2

EQUITY INTERESTS AND OWNERSHIP

CORPORATE STRUCTURE
INTERNATIONAL SHIPHOLDING CORPORATION

INTERNATIONAL SHIPHOLDING CORPORATION Delaware
100% CENTRAL GULF LINES, INC. Delaware
100% CG RAILWAY, INC. Delaware
100% N.W. JOHNSEN & CO., INC. New York
100% LMS SHIPMANAGEMENT, INC. Louisiana
100% WATERMAN STEAMSHIP CORPORATION New York
100% LCI SHIPHOLDINGS, INC. Marshall Islands
100% FRASCATI SHOPS, INC. Alabama
100% TOWER, LLC Alabama
100% BULK SHIPHOLDING, INC. Marshall Islands
100% EAST GULF SHIPHOLDING, INC. Marshall Islands
100% COASTAL CARRIERS, INC. Delaware
100% ENTERPRISE SHIP COMPANY, INC. Delaware
49% TERMINALES TRANSGOLFO, S.A. de C.V. Mexico
100% SULPHUR CARRIERS, INC. Delaware
99+% MPV NETHERLANDS C.V. Netherlands
Less than 1%
100% MPV NETHERLANDS COOPERATIEF U.A. Netherlands
100% MPV NETHERLANDS B.V. Netherlands
100% CAPE HOLDING, LTD. Cayman Islands
100% DRY BULK CAPE HOLDING INC. Panama
100% DRY BULK AUSTRALIA LTD. BVI
100% DRY BULK AMERICAS LTD. BVI
30% SALTHOLMEN SHIPPING LTD Republic of Cyprus
100% GULF SOUTH SHIPPING PTE LTD Singapore
100% MARCO SHIPPING COMPANY (PTE) LTD Singapore
100% MARCO OCEAN PTE. LTD. Singapore
25% OSLO BULK HOLDING PTE. LTD. Singapore
25% OSLO BULK AS Oslo, Norway
100% OSLO BULK SHIPPING AS Oslo, Norway
100% BELBULK SHIPPING PTE. LTD. Singapore
100% OSLO CARRIER PTE. LTD. Singapore
100% OSLO BULK 8 PTE. LTD. Singapore
50% BULKSHIP MANAGEMENT AS Nesttun, Norway
100% OSLO BULK PTE. LTD. Singapore
51% OSLO PROJECTS PTE. LTD. Singapore
49% OSLO PROJECTS AS Denmark
100% U.S. UNITED OCEAN SERVICES, LLC Florida
100% MARY ANN HUDSON, LLC Delaware
100% SHEILA MCDEVITT, LLC Delaware

SCHEDULE 6.10(b)

REAL PROPERTY

OWNED

1120 Paper Mill Road

Mobile, AL 36610

LEASED – OFFICE SPACE

RSA Battle House Tower Office Building

Floors 17 and 18

11 N. Water Street

Mobile, AL 36602

601 S. Harbour Island Blvd.

Suite 200

Tampa, FL 33602

One Whitehall Street

19th Floor

New York, NY 10004-2194

LEASED – WAREHOUSE

12819 Wyandopte Road

Gibsonton, FL 33534

SCHEDULE 6.14

INFORMATION REGARDING THE BORROWERS AND THEIR SUBSIDIARIES

BORROWER	JURISDICTION	TAX ID #
International Shipholding Corporation	Delaware	36-2989662
Central Gulf Lines, Inc.	Delaware	72-0388979
Enterprise Ship Company, Inc.	Delaware	72-1299059
CG Railway, Inc.	Delaware	72-1471108
N. W. Johnsen & Co., Inc.	New York	13-5658006
LMS Shipmanagement, Inc.	Louisiana	72-1150660
Waterman Steamship Corporation	New York	63-0220640
Sulphur Carriers, Inc.	Delaware	72-1198965
Coastal Carriers, Inc.	Delaware	80-0856278
U.S. United Ocean Services, LLC	Florida	46-2191160
Mary Ann Hudson, LLC	Delaware	26-1828478
Sheila McDevitt, LLC	Delaware	26-1828380
LCI Shipholdings, Inc.	Marshall Islands	98-6008094
Cape Holding, Ltd	Cayman Islands	98-0436062
DryBulk Capeholding Inc.	Panama	98-0450798
DryBulk Australia Ltd.	Brit Virgin Islands	98-0445383

DryBulk Americas Ltd.	Brit Virgin Islands	98-0656494
Gulf South Shipping PTE Ltd.	Singapore	98-0118628
Marco Shipping company (PTE) Ltd.	Singapore	52-2044570
Marco Ocean PTE Ltd.	Singapore	98-0665449
East Gulf Shipholding, Inc.	Marshall Islands	98-0549387

Bulk Shipholding, Inc.	Marshall Islands	98-0641419
Frascati Shops, Inc.	Alabama	63-1087875
Tower, LLC	Alabama	30-0516755
MPV Netherlands C.V.	Netherlands	98-1063066
MPV Netherlands Cooperatief U.A.	Netherlands	98-1067325
MPV Netherlands B.V.	Netherlands	98-1065493

SCHEDULE 7.9

REFINANCED INDEBTEDNESS

Indebtedness related to the Loan Agreement dated as of November 29, 2012 among Coastal Carriers, Inc., as Borrower and Capital One, National Association as Lender.

Indebtedness related to the Credit Agreement dated as of November 28, 2012 among International Shipholding Corporation, Enterprise Ship Company, Inc., Sulphur Carriers, Inc., CG Railway, Inc., Central Gulf Lines, Inc., Waterman Steamship Corporation, Coastal Carriers, Inc., N. W. Johnsen & Co., Inc., LMS Shipmanagement, Inc., U.S. United Ocean Services, LLC, Mary Ann Hudson, LLC, Sheila McDevitt, LLC, Tower, LLC and Frascati Shops, Inc. as Borrowers, the Lenders from time to time a party hereto and REGIONS BANK, as Administrative Agent and Collateral Agent.

SCHEDULE 8.1

EXISTING INDEBTEDNESS

International Shipholding Corporation

Guarantee of indebtedness of East Gulf Shipholding in the amount of Japanese Yen 3,395,681,029.00 to DNB Bank ASA, which indebtedness has a maturity date of September 15, 2020.

Counter guarantee of indebtedness of Oslo Bulk in the amount of $4,066,000.00 to DNB Bank ASA, which has a maturity date of September 2013.

Guarantee of indebtedness of East Gulf Shipholding in the amount of $46,000,000.20 to ING Bank N.V., which indebtedness has a maturity date of January 24, 2018.

Guarantee of indebtedness of Bulk Australia and Bulk Americas in the amount of $33,284,642.85 to ING Bank N.V., which indebtedness has a maturity date of June 20, 2018.

Guarantee of indebtedness of LCI Shipholdings, Inc. in the amount of $14,200,000.00 to DNB Bank ASA and others, which indebtedness has a maturity date of June 29, 2018.

Guarantee of indebtedness of LCI Shipholdings, Inc. in the amount of $11,942,857.20 to Capital One N.A. which indebtedness has a maturity date of January 1, 2017.

Guarantee of indebtedness of Oslo Bulk 6 Pte Ltd in the amount of $500,000.00 to Pareto Bank ASA which has a maturity date of January 2023 dependent upon vessel delivery date.

East Gulf Shipholding, Inc

Secured Indebtedness of the Glovis Countess (ex Rio Geike) in the amount of Japanese Yen 3,395,681,029.00 under a Facility Agreement dated January 23, 2008 between East Gulf Shipholding, Inc., as borrower, and DNB Bank ASA, as Lender.

Secured Indebtedness of the EGS Tide, EGS Crest and EGS Wave in the amount of $46,000,000.02 under a Facility dated August 2, 2010 between East Gulf Shipholding as borrower, and ING Bank N.V. as Lender.

Dry Bulk Australia Ltd. and Dry Bulk Americas Ltd.

Secured Indebtedness of the Bulk Australia and Bulk Americas in the amount of $33,284,642.85 under a Facility dated June 20, 2011 between East Gulf Shipholding as borrower, and ING Bank N.V. as Lender.

LCI Shipholdings, Inc.

Secured indebtedness of the Green Dale in the amount of $14,200,000.00 under a Facility Agreement dated June 29, 2011 between LCI Shipholdings, Inc. as Borrower and DNB Bank ASA as Mandated Lead Arranger, Bookrunner, Facility Agent and Security Trustee.

Secured indebtedness of the Oslo Wave (ex Green Wave) in the amount of $11,942,857.00 under a Facility Agreement dated December 28, 2011 between Waterman Steamship Corporation as borrower and Capital One, N.A. as Lender.

SCHEDULE 8.2

LIENS AS OF THE CLOSING DATE

LIENS AS OF THE CLOSING DATE

International Shipholding Corporation

Assignment of Deposit Account with JPMorgan Chase in the amount of $6,000,000 to secure the TECO Letter of Credit provided for the UOS Transaction

East Gulf Shipholding, Inc.

Mortgage, Earning Assignment and Insurances Assignment in favor of DNB Bank ASA as Security Trustee on the Glovis Countess (ex Rio Geike).

Mortgage, Earnings Assignment and Insurances Assignment in favor of ING Bank N.V. on the EGS Tide, EGS Crest and EGS Wave.

Dry Bulk Australia Ltd. And Dry Bulk Americas Ltd.

Mortgage, Earnings Assignment and Insurances Assignment in favor of ING Bank N.V. on the Bulk Australia and Bulk Americas.

LCI Shipholdings, Inc.

Mortgage, Earnings Assignment and Insurances Assignment in favor of DNB Bank ASA on the Green Dale.

Mortgage, Earnings Assignment and Insurances Assignment in favor of Capital One, N.A. on the Oslo Wave (ex Green Wave).

Exhibit 1.1

[Form of] Secured Party Designation Notice

Date:  _________, _____

To:Regions Bank,

as Administrative Agent

[]

[]

[]

[]

Attention:  []

Ladies and Gentlemen:

THIS SECURED PARTY DESIGNATION NOTICE (this “Designation Notice”) is made by _______________________, a ______________ (the “[Treasury Management Bank/Swap Bank]”), to Regions Bank, (“Regions Bank”), as Agent (defined below).   All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, a credit facility has been established pursuant to the terms of that certain Credit Agreement dated as of September 24, 2013, 2013 (as amended and modified, the “Credit Agreement”) among International Shipholding Corporation, a Delaware corporation, as a Borrower (“ISC”), the other Borrowers party thereto, the Lenders from time to time party thereto and Regions Bank, as Administrative Agent and Collateral Agent (in such capacities, the “Agent”), pursuant to which certain loans and financial accommodations have been made to the Borrowers; and

WHEREAS, in connection with the Credit Agreement, each Borrower and each Guarantor have executed certain Collateral Documents in favor of certain Collateral Agent (as defined in the Credit Agreement);

WHEREAS, the Credit Agreement requires that the [Treasury Management Bank/Swap Bank] deliver this Designation Notice to the Collateral Agent and the Administrative Agent; and

WHEREAS, the [Treasury Management Bank/Swap Bank] has agreed to execute and deliver this Designation Notice.

1. Designation.  [_____________] hereby designates (x) itself as a [Treasury Management Bank/Swap Bank] under the Credit Agreement and (y) the agreements described on Schedule 1 hereto to be a [Swap Contract with a Swap Bank]/Treasury Management Agreement with a Treasury Management Bank] and hereby represents and warrants to the Agent that such [Swap Contract/Treasury Management Agreement] satisfies all the requirements under the Credit Documents to be so designated.   By executing and delivering this Designation Notice, the [Treasury Management Bank/Swap Bank], as provided in the Credit Agreement, hereby agrees to be bound by all of the provisions of the Credit Documents which are applicable to it and hereby (a) confirms that it has received a copy of the Credit Documents and such other documents and information as it has deemed appropriate to make its own decision to enter into this Designation Notice, (b) appoints and authorizes each of the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent or the Collateral Agent, as applicable, by the terms thereof, together with such powers as are incidental thereto (including, without limitation, the provisions of Section 10.1 of the Credit Agreement), and (c) agrees that it will be bound by the provisions of the Credit Documents and will perform in accordance with its terms all the obligations which by the terms of the Credit Documents are required to be performed by it as a [Treasury Management Bank/Swap Bank].

2. GOVERNING LAW. THIS DESIGNATION NOTICE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the undersigned has caused this Designation Notice to be duly executed and delivered as of the date first above written.

[TREASURY MANAGEMENT BANK/SWAP BANK]

A ________________________________

By:

Name:

Title:

ACCEPTED AND
ACKNOWLEDGED BY:

REGIONS BANK,
as Administrative Agent and Collateral Agent

By:

Name:

Title:

Exhibit 2.1

[Form of] Funding Notice

Date:  ____________ __, 201_

To:Regions Bank, as Administrative Agent

Re:Credit Agreement dated as of September 24, 2013 (as amended, restated, supplemented, increased, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among International Shipholding Corporation, a Delaware corporation, as a Borrower (“ISC”), the other Borrowers party thereto, the Lenders from time to time party thereto and Regions Bank, as Administrative Agent and Collateral Agent.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby requests (select one):

 A Borrowing of Revolving Loans

 A Borrowing of Swingline Loans

 A Borrowing of Term Loans

1.On _______________, 201__ (which is a Business Day).

2.In the amount of $__________.

3.Comprised of ______________ (Type of Loan requested).

4.For Adjusted LIBOR Rate Loans: with an Interest Period of __________ months.

The Borrowers hereby represent and warrant that after giving effect to any Borrowing of the requested Revolving Loans, Swingline Loans or Term Loans, as applicable, (x) the Outstanding Amount of Revolving Obligations shall not exceed the Aggregate Revolving Commitments in effect at such time, (y) the Outstanding Amount of Swingline Loans shall not exceed the Swingline Sublimit and (z) the Outstanding Amount of each Term Loan shall not exceed the applicable Term Loan Commitment.

The Borrowers hereby represent and warrant that each of the conditions set forth in Section 5.2 of the Credit Agreement has been satisfied on and as of the date of such Borrowing.

[Signatures on Following Pages]

INTERNATIONAL SHIPHOLDING CORPORATION, a Delaware corporation,

on behalf of itself and all Borrowers pursuant to Section 11.22 of the Credit Agreement

By:

Name:

Title:

Exhibit 2.3

[Form of] Issuance Notice

Date:  ____________ __, 201_

To:Regions Bank, as Administrative Agent

Re:Credit Agreement dated as of September 24, 2013 (as amended, restated, supplemented, increased, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among International Shipholding Corporation, a Delaware corporation, as a Borrower (“ISC”), the other Borrowers party thereto, the Lenders from time to time party thereto and Regions Bank, as Administrative Agent and Collateral Agent.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

Pursuant to Section 2.3 of the Credit Agreement, the undersigned hereby desires a Letter of Credit to be issued by _____________ (the “Issuing Bank”) in accordance with the terms and conditions of the Credit Agreement on __________ ___, 201_ (the “Credit Date”) in an aggregate face amount of $__________.

Attached hereto for each such Letter of Credit is a letter of credit application.

The Borrowers hereby represent and warrant that after issuing such Letter of Credit requested on the Credit Date, the Outstanding Amount of the Revolving Obligations does not exceed the Aggregate Revolving Commitments in effect at such time and the Outstanding Amount of the Letter of Credit Obligations does not exceed the Letter of Credit Sublimit.

The Borrowers hereby represent and warrant that each of the conditions set forth in Section 5.2 of the Credit Agreement has been satisfied on and as of the date of such issuance of such Letter of Credit on the Credit Date.

[Signatures on Following Pages]

INTERNATIONAL SHIPHOLDING CORPORATION, a Delaware corporation,

on behalf of itself and all Borrowers pursuant to Section 11.22 of the Credit Agreement

By:

Name:

Title:

Exhibit 2.5-1

[Form of] Revolving Loan Note

      [__________], 201[_]

FOR VALUE RECEIVED, the undersigned (the “Borrowers”), hereby jointly and severally promise to pay to _____________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Lender to the Borrowers under that certain Credit Agreement dated as of September 24, 2013 (as amended, restated, supplemented, increased, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrowers, the Lenders from time to time party thereto and Regions Bank, as Administrative Agent and Collateral Agent.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrowers jointly and severally promise to pay interest on the unpaid principal amount of each Revolving Loan from the Credit Date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Principal Office of the Administrative Agent.  If any amount is not paid in full when due, subject to Section 2.9 of the Credit Agreement, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the Default Rate.

This Revolving Loan Note is one of the Revolving Loan Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Loan Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Loan Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

The Borrowers, for themselves, their successors and assigns, hereby waive diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Revolving Loan Note.

THIS REVOLVING LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the Borrowers have caused this Revolving Loan Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

INTERNATIONAL SHIPHOLDING CORPORATION,

a Delaware corporation

By:

Name:

Title:

ENTERPRISE SHIP COMPANY, INC.,

a Delaware corporation

By:

Name:

Title:

SULPHUR CARRIERS, INC.,

a Delaware corporation

By:

Name:

Title:

CG RAILWAY, INC.,

a Delaware corporation

By:

Name:

Title:

CENTRAL GULF LINES, INC.,

a Delaware corporation

By:

Name:

Title:

WATERMAN STEAMSHIP CORPORATION,

a New York corporation

By:

Name:

Title:

COASTAL CARRIERS, INC.,

a Delaware corporation

By:

Name:

Title:

N.W. JOHNSEN & CO., INC.,

a New York corporation

By:

Name:

Title:

LMS SHIPMANAGEMENT, INC.,

a Louisiana corporation

By:

Name:

Title:

U.S. UNITED OCEAN SERVICES, LLC,

a Florida limited liability company

By:  Coastal Carriers, Inc., its sole member

By:

Name:

Title:

MARY ANN HUDSON, LLC,

a Delaware limited liability company

By:  U.S. United Ocean Services, LLC, its sole member

By:  Coastal Carriers, Inc., its sole member

By:

Name:

Title:

[Signatures continue on following page]

SHEILA MCDEVITT, LLC,

a Delaware limited liability company

By:  U.S. United Ocean Services, LLC, its sole member

By:  Coastal Carriers, Inc., its sole member

By:

Name:

Title:

TOWER, LLC,

an Alabama limited liability company

By:

Name:

Title:

FRASCATI SHOPIS, INC.,

an Alabama corporation

By:

Name:

Title:

Exhibit 2.5-2

[Form of] Swingline Note

[__________], 201[_]

FOR VALUE RECEIVED, the undersigned (the “Borrowers”), hereby jointly and severally promise to pay to REGIONS BANK or its registered assigns (the “Swingline Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Swingline Loan from time to time made by the Swingline Lender to the Borrowers under that certain Credit Agreement dated as of September 24, 2013 (as amended, restated, supplemented, increased, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrowers, the Lenders from time to time party thereto and Regions Bank, as Administrative Agent and Collateral Agent.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrowers jointly and severally promise to pay interest on the unpaid principal amount of each Swingline Loan from the Credit Date of such Swingline Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made directly to the Swingline Lender in Dollars in immediately available funds.  If any amount is not paid in full when due, subject to Section 2.9 of the Credit Agreement, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the Default Rate.

This Swingline Note is one of the Swingline Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Swingline Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  Swingline Loans made by the Swingline Lender shall be evidenced by one or more loan accounts or records maintained by the Swingline Lender in the ordinary course of business. The Swingline Lender may also attach schedules to this Swingline Note and endorse thereon the date, amount and maturity of its Swingline Loans and payments with respect thereto.

The Borrowers, for themselves, their successors and assigns, hereby waive diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Swingline Note.

THIS SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the Borrowers have caused this Swingline Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

INTERNATIONAL SHIPHOLDING CORPORATION,

a Delaware corporation

By:

Name:

Title:

ENTERPRISE SHIP COMPANY, INC.,

a Delaware corporation

By:

Name:

Title:

SULPHUR CARRIERS, INC.,

a Delaware corporation

By:

Name:

Title:

CG RAILWAY, INC.,

a Delaware corporation

By:

Name:

Title:

CENTRAL GULF LINES, INC.,

a Delaware corporation

By:

Name:

Title:

WATERMAN STEAMSHIP CORPORATION,

a New York corporation

By:

Name:

Title:

COASTAL CARRIERS, INC.,

a Delaware corporation

By:

Name:

Title:

N.W. JOHNSEN & CO., INC.,

a New York corporation

By:

Name:

Title:

LMS SHIPMANAGEMENT, INC.,

a Louisiana corporation

By:

Name:

Title:

U.S. UNITED OCEAN SERVICES, LLC,

a Florida limited liability company

By:  Coastal Carriers, Inc., its sole member

By:

Name:

Title:

MARY ANN HUDSON, LLC,

a Delaware limited liability company

By:  U.S. United Ocean Services, LLC, its sole member

By:  Coastal Carriers, Inc., its sole member

By:

Name:

Title:

[Signatures continue on following page]

SHEILA MCDEVITT, LLC,

a Delaware limited liability company

By:  U.S. United Ocean Services, LLC, its sole member

By:  Coastal Carriers, Inc., its sole member

By:

Name:

Title:

TOWER, LLC,

an Alabama limited liability company

By:

Name:

Title:

FRASCATI SHOPIS, INC.,

an Alabama corporation

By:

Name:

Title:

Exhibit 2.5-3

[Form of] Term Loan Note

FOR VALUE RECEIVED, the undersigned (the “Borrowers”), hereby jointly and severally promise to pay to _____________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Term Loan from time to time made by the Lender to the Borrowers under that certain Credit Agreement dated as of September 24, 2013 (as amended, restated, supplemented, increased, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrowers, the Lenders from time to time party thereto and Regions Bank, as Administrative Agent and Collateral Agent.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrowers jointly and severally promise to pay interest on the unpaid principal amount of the Term Loan from the Credit Date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Principal Office of the Administrative Agent.  If any amount is not paid in full when due, subject to Section 2.9 of the Credit Agreement, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the Default Rate.

This Term Loan Note is one of the Term Loan Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term Loan Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  The Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Loan Note and endorse thereon the date, amount and maturity of its portion of the Term Loan and payments with respect thereto.

The Borrowers, for themselves, their successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Term Loan Note.

THIS TERM LOAN NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signatures on Following Page(s)]

IN WITNESS WHEREOF, the Borrowers have caused this Term Loan Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

INTERNATIONAL SHIPHOLDING CORPORATION,

a Delaware corporation

By:

Name:

Title:

ENTERPRISE SHIP COMPANY, INC.,

a Delaware corporation

By:

Name:

Title:

SULPHUR CARRIERS, INC.,

a Delaware corporation

By:

Name:

Title:

CG RAILWAY, INC.,

a Delaware corporation

By:

Name:

Title:

CENTRAL GULF LINES, INC.,

a Delaware corporation

By:

Name:

Title:

WATERMAN STEAMSHIP CORPORATION,

a New York corporation

By:

Name:

Title:

COASTAL CARRIERS, INC.,

a Delaware corporation

By:

Name:

Title:

N.W. JOHNSEN & CO., INC.,

a New York corporation

By:

Name:

Title:

LMS SHIPMANAGEMENT, INC.,

a Louisiana corporation

By:

Name:

Title:

U.S. UNITED OCEAN SERVICES, LLC,

a Florida limited liability company

By:  Coastal Carriers, Inc., its sole member

By:

Name:

Title:

MARY ANN HUDSON, LLC,

a Delaware limited liability company

By:  U.S. United Ocean Services, LLC, its sole member

By:  Coastal Carriers, Inc., its sole member

By:

Name:

Title:

[Signatures continue on following page]

SHEILA MCDEVITT, LLC,

a Delaware limited liability company

By:  U.S. United Ocean Services, LLC, its sole member

By:  Coastal Carriers, Inc., its sole member

By:

Name:

Title:

TOWER, LLC,

an Alabama limited liability company

By:

Name:

Title:

FRASCATI SHOPIS, INC.,

an Alabama corporation

By:

Name:

Title:

Exhibit 2.8

[Form of] Conversion/Continuation Notice

Date:  ____________ __, 201_

To:Regions Bank, as Administrative Agent

Re:Credit Agreement dated as of September 24, 2013 (as amended, restated, supplemented, increased, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among International Shipholding Corporation, a Delaware corporation, as a Borrower (“ISC”), the other Borrowers party thereto, the Lenders from time to time party thereto and Regions Bank, as Administrative Agent and Collateral Agent.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

Pursuant to Section 2.8 of the Credit Agreement, the undersigned hereby requests (select one):

 A conversion or continuation of Revolving Loans

 A conversion or continuation of Term Loans

 A conversion or continuation of Swingline Loans

1.On _______________, 201__ (which is a Business Day).

2.In the amount of $__________.

3.Comprised of ______________ (Type of Loan requested).

4.For Adjusted LIBOR Rate Loans: with an Interest Period of __________ months.

The Borrowers hereby certify that no Default or Event of Default has occurred and is continuing or would result from any continuation or conversion contemplated hereby.

[Signatures on Following Pages]

INTERNATIONAL SHIPHOLDING CORPORATION, a Delaware corporation, on behalf of itself and all Borrowers pursuant to Section 11.22 of the Credit Agreement

By:

Name:

Title:

Exhibit 3.3

Forms of U.S. Tax Compliance Certificates

Form 1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 24, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Shipholding Corporation, a Delaware corporation, as a Borrower (“ISC”), the other Borrowers party thereto (together with ISC, the “Borrowers” and each, a “Borrower”), the Lenders identified therein, and Regions Bank, as Administrative Agent and Collateral Agent.

Pursuant to the provisions of Section 3.3(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of a Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to a Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:, 20___

Form 2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 24, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Shipholding Corporation, a Delaware corporation, as a Borrower (“ISC”) the other Borrowers party thereto (together with ISC, the “Borrowers” and each, a “Borrower”), the Lenders identified therein, and Regions Bank, as Administrative Agent and Collateral Agent.

Pursuant to the provisions of Section 3.3(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of a Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to a Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:, 20___

Form 3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 24, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Shipholding Corporation, a Delaware corporation, as a Borrower (“ISC”), the other Borrowers party thereto (together with ISC, the “Borrowers” and each, a “Borrower”), the Lenders identified therein, and Regions Bank, as Administrative Agent and Collateral Agent.

Pursuant to the provisions of Section 3.3(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of a Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to a Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:, 20___

Form 4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 24, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among International Shipholding Corporation, a Delaware corporation, as a Borrower (“ISC”), the other Borrowers party thereto (together with ISC, the “Borrowers” and each, a “Borrower”), the Lenders identified therein, and Regions Bank, as Administrative Agent and Collateral Agent.

Pursuant to the provisions of Section 3.3(f) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of a Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to a Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:

Name:

Title:

Date:, 20___

Exhibit 7.1(c)

[Form of] Compliance Certificate

Financial Statement Date: __________, 201__

To:Regions Bank, as Administrative Agent

Re:Credit Agreement dated as of September 24, 2013 (as amended, restated, supplemented, increased, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among International Shipholding Corporation, a Delaware corporation, as a Borrower (“ISC”), the other Borrowers party thereto, the Lenders from time to time party thereto and Regions Bank, as Administrative Agent and Collateral Agent.  Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby certifies as of the date hereof that [he/she] is the chief financial officer of ISC, and that, in [his/her] capacity as such, [he/she] is authorized to execute and deliver this certificate (including the schedules attached hereto and made a party hereof, this “Compliance Certificate”) to the Administrative Agent on behalf of ISC, and that:

[Use following paragraph 1 for Fiscal Year‑end financial statements:]

[1.Attached hereto as Schedule 1 are the year‑end audited consolidated financial statements required by Section 7.1(b) of the Credit Agreement for the Fiscal Year of ISC ended as of the above date, together with the report and opinion of an independent certified public accountants of recognized standing required by such section. ~~]~~

[Use following paragraph 1 for Fiscal Quarter‑end financial statements:]

[1.Attached hereto as Schedule 1 are the unaudited consolidated financial statements required by Section 7.1(a) of the Credit Agreement for the Fiscal Quarter of ISC ended as of the above date.  Such financial statements fairly present, in all material respects, the financial condition of ISC and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.]

2.The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made, a detailed review of the transactions and financial condition of ISC and its Subsidiaries during the accounting period covered by the attached financial statements.

3.A review of the activities of ISC and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether a Default or Event of Default exists, and

[select one:]

[to the knowledge of the undersigned during such fiscal period, no Default or Event of Default exists as of the date hereof.]

[or:]

[the following is a list of each Default or Event of Default, the nature and extent thereof and proposed actions with respect thereto:]

4.The financial covenant analyses and calculations for the periods identified therein of the Financial Covenants set forth in Section 8.8 of the Credit Agreement are set forth on Schedule 2 attached hereto.  In the event of any conflict between the formulas used for such analyses and calculations provided in the attached Schedule 2 and the formulas provided in the Credit Agreement, the Credit Agreement shall govern.

5.Set forth on Schedule 3 is a summary of all material changes in GAAP and in the consistent application thereof, unless such change and the effects thereof have been described in a previous Compliance Certificate, the effect on the financial covenants resulting therefrom, and a reconciliation between calculation of the financial covenants before and after giving effect to such changes.

[Signature on Following Page]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of __________, 201__.

INTERNATIONAL SHIPHOLDING CORPORATION,

a Delaware corporation

By:

Name:

Title:

Schedule 1

to Compliance Certificate

For the Fiscal [Quarter] [Year] ending __________ ___, 201__.

Financial Statements

(see attached)

Schedule 2

to Compliance Certificate

For the Fiscal [Quarter] [Year] ending __________ ___, 201__. (“Statement Date”)

Covenant Calculations

Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.  In the event of any conflict between the formulas used for such analyses and calculations provided in this Schedule 2 and the formulas provided in the Credit Agreement, the Credit Agreement shall govern.

[To Be Added]

Schedule 3

to Compliance Certificate

For the Fiscal [Quarter] [Year] ending __________ ___, 20___.

Changes in GAAP

(see attached)

Exhibit 11.5

[Form of] Assignment Agreement

This Assignment and Assumption (this “Assignment Agreement”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment Agreement as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.Assignor:

2.Assignee: [and is an Affiliate/ Approved Fund of [identify Lender]]

3.Borrowers:International Shipholding Corporation, a Delaware corporation

Enterprise Ship Company, Inc., a Delaware corporation

Sulphur Carriers, Inc., a Delaware corporation

CG Railway, Inc., a Delaware corporation

Central Gulf Lines, Inc., a Delaware corporation

Waterman Steamship Corporation, a New York corporation

Coastal Carriers, Inc., a Delaware corporation

N.W. Johnsen & Co., Inc., a New York corporation

LMS ShipManagement, Inc., a Louisiana corporation

U.S. United Ocean Services, LLC, a Florida limited liability company

Mary Ann Hudson, LLC, a Delaware limited liability company

Sheila McDevitt, LLC, a Delaware limited liability company

Tower, LLC, an Alabama limited liability company

Frascati Shops, Inc., an Alabama corporation

4.Administrative Agent:Regions Bank, as the administrative agent under the Credit

Agreement

5.Credit Agreement:Credit Agreement dated as of September 24, 2013 (as amended, restated, supplemented, increased, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among International Shipholding Corporation, a Delaware corporation, as a Borrower (the “Borrower”), the other Borrowers party thereto, the Lenders from time to time party thereto and Regions Bank, as Administrative Agent and Collateral Agent.

6.Assigned Interest:

Aggregate [Revolving] [Term Loan] Commitments / [Revolving] [Term Loan] Loans for all Lenders	Amount of [Revolving] [Term Loan] Commitments / Loans Assigned	[Revolving] [Term Loan] Commitment Percentage Assigned
$_________	$_________	_________%
$_________	$_________	_________%
$_________	$_________	_________%

7.Effective Date:__________________ [to be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the Register therefor]

The terms set forth in this Assignment Agreement are hereby agreed to:

ASSIGNOR:[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and] Accepted:

REGIONS BANK,

as Administrative Agent

By:
Name:
Title:

[Consented to:]

INTERNATIONAL SHIPHOLDING CORPORATION, a Delaware corporation,

on behalf of itself and all Borrowers pursuant to Section 11.22 of the Credit Agreement

By:

Name:

Title:

[Consented to:]

[Regions Bank],

as Issuing Bank

By:
Name:

Title:

[Consented to:]

[Regions Bank],

as Swingline Lender

By:
Name:

Title:

Annex 1 to Assignment Agreement

STANDARD TERMS AND CONDITIONS

1.  Representations and Warranties.

1.1.  Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment Agreement and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.   Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions. This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment Agreement.  This Assignment Agreement shall be governed by, and construed in accordance with, the law of the State of New York.